As filed with the Securities and Exchange Commission on July 21, 2016

Registration No. 333-198305

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

Form S-11

FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Moody National REIT II, Inc.

(Exact name of registrant as specified in its governing instruments)
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Moody National REIT II, Inc.

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Mary E. Smith Moody National REIT Sponsor, LLC 6363 Woodway Drive, Suite 110 Houston, Texas 77057 (713) 977-7500	Rosemarie A. Thurston Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☐   Smaller reporting company ☒

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 4 consists of the following:

1. The Registrant’s prospectus, dated April 21, 2016.

2. Supplement No. 5, dated July 21, 2016 and included herewith, which will be delivered as an unattached document along with the prospectus.

3. Part II, included herewith.

4. Signatures, included herewith.

MOODY NATIONAL REIT II, INC.

$1,100,000,000 Maximum Offering
$2,000,000 Minimum Offering

Moody National REIT II, Inc. (referred to herein as “we,” “us,” “our” or the “company”) is a Maryland corporation formed in July 2014 to acquire a portfolio of hospitality properties focusing primarily on the select-service segment of the hospitality sector with premier brands including, but not limited to, Marriott, Hilton and Hyatt. We have acquired, and intend to acquire, hotel properties in major metropolitan markets in the East Coast, West Coast and Sunbelt regions of the United States. We may also invest in real estate securities and debt-related investments related to the hospitality sector. We are externally managed by Moody National Advisor II, LLC, which we refer to as our “advisor.” Our advisor is a subsidiary of our sponsor, Moody National REIT Sponsor, LLC, which is a part of Moody National Companies, a group of integrated real estate investment, management and development companies. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ending December 31, 2016.

We are offering up to $1,100,000,000 in shares of our common stock in this offering. We are offering $1,000,000,000 in shares of our common stock to the public at a price of $25.00 per share, which we refer to as the “primary offering.” We are also offering $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at a price of $23.75 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share, changes in applicable law and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 18. These risks include, among others:

•	This is an initial public offering. We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•	No public trading market exists for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of our common stock. If you are able to sell your shares, you will likely have to sell them at a substantial discount.

•	We invest primarily in premier-brand, select-service hotel properties that are located in major metropolitan markets in select U.S. geographic regions. A more focused investment portfolio is inherently more risky than a more diversified portfolio. Our results of operations may, therefore, be adversely affected by a downturn in the hospitality sector or adverse economic developments in the geographic regions in which we invest.

•	There are restrictions and limitations on your ability to have all or a portion of your shares of our common stock repurchased under our share repurchase program, and if you are able to have your shares repurchased pursuant to our share repurchase program, it may be for a price less than the price you paid for the shares and the then current value of the shares.

•	The offering price of our shares of common stock for this offering was not determined on an independent basis and bears no relationship to the current book or net value of assets we own or may own or to our expected operating income; therefore, the offering price may not accurately reflect the current value of our assets when you invest.

•	The price of our shares may be adjusted periodically to reflect changes in the estimated value of our assets and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

•	The amount of distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Our distributions may be paid from other sources such as borrowings, offering proceeds or deferral of fees and expense reimbursements by our advisor, in its sole discretion. Payment of distributions from sources other than our cash flow from operations would reduce the funds available to us for investments in properties, which could reduce your overall return. Because this is a blind pool offering, it is likely that distributions paid during the early stages of our offering and before we have acquired a substantial portfolio of real estate assets will be funded primarily from offering proceeds. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares. As of December 31, 2015, all of our distributions were paid from offering proceeds.

•	This is considered to be a “blind pool” offering because you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering.

•	We rely on our advisor, property manager and sub-property managers and their affiliates for our day-to-day operations and the selection of our investments. Adverse changes in the financial health of our advisor, property manager and sub-property managers could cause our operations to suffer.

•	We pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager for this offering. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated parties. Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and we may be required to pay significant fees regardless of our advisor’s performance, which will reduce cash available for distribution to you.

•	Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, including (1) conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) the allocation of time between advising us and other real estate investment programs and (3) the recommendation of investments on our behalf when other affiliated programs are seeking similar investments.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders, because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. Projections or forecasts cannot be used in this offering. Any representation to the contrary and no prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is permitted. The shares of common stock offered hereby are subject to certain restrictions on transfer and ownership. See “Description of Capital Stock.”

	Price to Public(1)	Sales Commission(1)(2)	Dealer Manager Fee(1)(2)	Proceeds Before Expenses(1)(3)
Primary Offering Per Share	$25.00	$1.75	$0.75	$22.50
Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Total Maximum	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000
Distribution Reinvestment Plan Per Share	$23.75	—	—	$23.75
Total Maximum	$100,000,000	—	—	$100,000,000

(1)	Assumes we sell $1,000,000,000 in the primary offering and $100,000,000 pursuant to our distribution reinvestment plan.

(2)	Discounts are available for certain categories of purchasers. See also “Plan of Distribution—Dealer Manager and Participating Broker-Dealer Compensation and Terms.” We may later elect to modify our commission structure, including adopting multiple share classes or trailing commissions, depending on changes in industry regulations and best practices. Any such modification, and subsequent offers and sales, will be subject to any applicable regulatory approvals.

(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

Moody Securities, LLC, an affiliate of our advisor and the dealer manager for this offering, is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby. The minimum initial investment for investors is $2,500. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500. We expect to sell the shares of our common stock offered in the primary offering through January 20, 2017 (two years from the commencement of this offering) unless extended. We may terminate this offering at any time.

We are an “emerging growth company” as defined under federal securities laws.

This prospectus is dated April 21, 2016

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for shares of our common stock which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares repurchased through our share repurchase program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

The following states have established additional suitability standards:

Alabama—In addition to the suitability standards above, this offering will only be sold to Alabama residents that have a liquid net worth of at least 10 times the amount invested in us and our affiliates.

Iowa—In addition to the suitability standards above, an Iowa investor’s maximum investment in us and affiliated programs cannot exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Kansas—In addition to the suitability standards above, the Kansas Securities Commissioner recommends that each purchaser limit the purchaser’s aggregate investment in this offering and other similar investments to not more than 10% of the purchaser’s liquid net worth. “Liquid net worth” shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.

Kentucky—In addition to the suitability standards above, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in the Issuer or Issuer’s affiliates’ non-publicly traded real estate investment trusts.

Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts—Massachusetts investors may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.

Nebraska—In addition to the suitability standards above, Nebraska investors must limit their investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth (excluding the value of an investor’s home, home furnishings, and automobiles).

New Jersey—In addition to the suitability standards above, New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico—In addition to the suitability standards above, a New Mexico investor’s investment in us, shares of our affiliates and in other real estate investment trusts may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

North Dakota—In addition to the suitability standards above, North Dakota investors must have a net worth of at least ten times their investment in us.

Ohio—In addition to the suitability standards above, it shall be unsuitable for an Ohio investor’s aggregate investment in us, shares of our affiliates and other non-traded real estate investment programs to exceed 10% of his, her, or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

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Oregon—In addition to the suitability standards above, an Oregon investor’s maximum investment in us cannot exceed 10% of the investor’s liquid net worth.

Tennessee—In addition to the suitability standards above, a Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobile).

Vermont—Accredited investors in Vermont, as defined in 17 C.F.R. 230.51, may invest freely in this offering. In addition to the suitability standards above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for persons who become stockholders. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

Our sponsor and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement. In making this determination, the sponsor and each person selling shares on our behalf shall ascertain that the prospective stockholder meets the minimum income and net worth standards, can reasonably benefit from an investment in us based on the prospective stockholder’s overall investment objectives and portfolio structure, is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation, and has apparent understanding of the fundamental risks of the investment, the risk that the stockholder may lose the entire investment, the relative illiquidity of our shares of common stock, the restrictions on transfer and ownership of our shares of common stock and the tax consequences of an investment in us. The sponsor and each person selling shares on our behalf will make this determination in reliance and on the basis of information it has obtained from a prospective stockholder regarding the prospective stockholder’s financial situation and investment objectives. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.

The minimum purchase amount is $2,500. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that to create a retirement plan you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $500.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.
•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Your check should be made payable to “Moody National REIT II, Inc.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor accepts its terms and attests that the investor meets the minimum income and net worth standards as described herein. In addition, each investor agrees to promptly notify us if there are any material changes to such investor’s financial condition.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room. See “Additional Information.”

INDUSTRY AND MARKET DATA

Certain market and industry data used in this prospectus has been obtained from independent industry sources and publications and third-party sources, as well as from research reports prepared for other purposes. Any forecasts prepared by such sources are based on data (including third-party data), models and the experience of various professionals, and are based on various assumptions, all of which are subject to change without notice. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties as other forward-looking statements included in this prospectus.

The information provided by these industry sources should not be construed to sponsor, endorse, offer or promote an investment, nor does it constitute any representation or warranty, express or implied, regarding the advisability of an investment in shares of our common stock or the legality of an investment in shares of our common stock under appropriate laws.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.

Q:	What is a “REIT”?

A:	In general, a REIT is a company that:
• offers the benefits of a diversified real estate portfolio under professional management;
• is required to distribute dividends to shareholders of at least 90% of its taxable income for each year;
• avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and
• combines the capital of many investors to acquire or provide financing for real estate assets.
Q:	How will you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through Moody National Operating Partnership II, LP, a Delaware limited partnership organized in July 2014, which we refer to as our “operating partnership.” We are the sole general partner of our operating partnership and our subsidiary, Moody OP Holdings II, LLC, which we refer to as our “limited partner,” and Moody National LPOP II, LLC, which we refer to as the “special limited partnership interest holder,” are the initial limited partners of our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as “limited partnership interests” and “special limited partnership interests.” Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an UPREIT structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to our operating partnership in exchange for limited partnership interests and defer taxation of gain until the contributor later sells his or her limited partnership interests or exchanges his or her limited partnership interests for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Why should I consider an investment in real estate investments?

A.	If you meet the minimum suitability standards described in this prospectus, allocating some portion of an investment portfolio concentrated in traditional asset classes (stocks and bonds) to real estate investments may provide you with (1) portfolio diversification, (2) a reduction of overall portfolio risk, (3) a hedge against inflation, (4) a stable level of income relative to more traditional asset classes like stocks and bonds and (5) attractive risk-adjusted returns. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.

Q:	Do you currently own any assets?

A:	Yes. We currently own one hotel property, which is described herein. However, other than that asset, this offering is a “blind pool” offering in that we have not yet identified any specific real estate assets to acquire using the proceeds of this offering, other than the potential acquisition described in the supplement hereto. As a result, you will not have the opportunity to evaluate our investments before we acquire them. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives. We discuss the risks related to the fact that this is a blind pool offering under “Risk Factors—General Investment Risks.”

Q:	Will you provide stockholders with information concerning the estimated value of their shares of common stock?

A:	Yes. On November 12, 2015, our board of directors determined an estimated value per share of our common stock, as of October 31, 2015, of $25.03. The estimated value per share was based on (x) the estimated value of our assets less the estimated value of our liabilities divided by (y) the number of outstanding shares of our common stock, all as of October 31, 2015. Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially, and values of our assets and liabilities are expected to change in the future. Investors should also consider that we are in the very early stages of raising capital in this offering and at October 31, 2015, we owned only one real property asset. As and when we continue to raise capital from the sale of shares of common stock in this offering and invest in additional real estate properties, our assets and liabilities, and the value per share of our common stock, will vary significantly from the values as of October 31, 2015. Going forward, we intend to determine an updated estimated value per share every year on or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors.

Q:	What are the risks associated with this offering?

A:	An investment in our shares involves a high degree of risk. These risks include, among others: (1) we have a limited operating history; (2) the lack of a public trading market for shares of our common stock, which will make it difficult for you to sell your shares of our common stock; (3) the significant restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase program; (4) the amount of our distributions is uncertain, we may pay distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor and because this is a blind pool offering, it is likely that distributions paid during the early stages of our offering and before we have acquired a substantial portfolio of real estate assets will be funded primarily from offering proceeds; (5) other than any investments identified in this prospectus, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock; (6) our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments; and (7) we pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager for this offering, which were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated parties. For a detailed discussion of the risks associated with this offering, see “Risk Factors.”

Q:	Who will choose which investments to make?

A:	Our advisor, Moody National Advisor II, LLC, selects investments for us based on specific investment objectives and criteria and subject to the direction, oversight and approval of our board of directors.

Q:	Who will operate and manage the properties acquired?

A:	Moody National Hospitality Management, LLC, a Texas limited partnership that is an affiliate of our sponsor, serves as our property manager. We lease each hotel property to a subsidiary of our operating partnership, which we intend to be treated as a taxable REIT subsidiary, or TRS. We, indirectly through our TRS lessee, pay our property manager a monthly hotel management fee equal to 4.0% of the monthly gross receipts from the properties managed by our property manager. Our property manager may pay some or all of the compensation it receives from our TRS lessee to a third-party property manager for management or leasing services. In the event that our TRS lessee contracts directly with a third-party property manager, it will pay our property manager a market-based oversight fee. In addition, we, indirectly through our TRS lessee, will also pay an annual incentive fee to our property manager. Such annual incentive fee is equal to 15% of the amount by which the operating profit from the properties managed by the property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a maximum of $1,000,000,000 in shares of our common stock in our primary offering on a “best efforts” basis at $25.00 per share. We are also offering $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at $23.75 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock and therefore do not have a firm commitment or obligation to purchase any of the shares of our common stock. As a result, no specified dollar amount is guaranteed to be raised.

Q:	How long will this offering last?

A:	We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering within two years from January 20, 2015, we may continue the primary offering until January 20, 2018 (three years from the date of the commencement of this offering). Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in a follow-on public offering, we could continue the primary offering until as late as July 20, 2018. If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Q:	Will I receive a stock certificate?

A:	No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces offering costs.

Q:	Will you compete with other vehicles sponsored by your sponsor due to similar investment objectives?

A	Our investment strategy and our target investments will likely overlap with those of Moody National REIT I, Inc., or Moody National REIT I, a public, non-listed REIT, which despite employing a broader investment strategy has generally invested in hospitality assets and which has more resources than we do. In addition, our sponsor is a part of Moody National Companies, a group of integrated real estate investment, management and development companies that have sponsored 46 privately offered real estate programs, all of which have investment objectives generally similar to this offering and may conduct offerings concurrently with this offering. In addition, certain affiliates of our sponsor own or manage hospitality properties in geographical areas in which we expect to own hospitality properties. Therefore, we will most likely compete with other investment vehicles sponsored by our sponsor and its affiliates for opportunities to acquire or sell hospitality properties, since many investment opportunities that will be suitable for us may also be suitable for these other vehicles. As a result of this competition, we have adopted conflict resolution procedures that cover, amongst other things, the allocation of investment opportunities among our sponsor and its affiliates. See “Conflicts of Interest—Conflict Resolution Procedures—Allocation of Investment Opportunities.”

Q:	Who can buy shares of common stock in this offering?

A:	In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,500. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards.”

Our affiliates may also purchase shares of our common stock. The sales commissions and dealer manager fees that are payable by other investors in this offering may be reduced or waived for our affiliates.

Q:	Are there any special restrictions on the ownership of shares?

A:	Yes. Our Articles of Amendment and Restatement, as may be amended from time to time, which we refer to as our “charter,” prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of capital stock (which includes common stock, preferred stock and convertible stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to, among other purposes, enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

Q:	How do I subscribe for shares of common stock?

A:	Investors who meet the suitability standards described in this prospectus may purchase shares of our common stock. Investors seeking to purchase shares of our common stock should proceed as follows:
• read this entire prospectus and any appendices and supplements accompanying this prospectus;
• complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B; and
• deliver a check for the full purchase price of the shares of our common stock being subscribed for made payable to “Moody National REIT II, Inc.,” along with the completed subscription agreement to the soliciting broker-dealer.
By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that the investor meets the minimum income and net worth standards as stated in the subscription agreement. In addition, each investor agrees to promptly notify us if there are any material changes to such investor’s financial condition.

Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through individual IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	How does the payment of fees and expenses affect my invested capital?

A:	We will pay sales commissions and dealer manager fees in connection with this offering. In addition, we will reimburse our advisor for organizational and offering expenses and we will pay our advisor acquisition fees for substantial services provided in the acquisition of investments. In addition, we will pay our property manager a monthly hotel management fee. Further, to the extent certain performance thresholds are exceeded, we will also pay an annual incentive fee to our property manager. The payment of fees and expenses will reduce the funds available to us for investment in real estate assets. The payment of fees and expenses will also reduce the book value of your shares of common stock.

Q:	May I reinvest my distributions?

A:	Yes. You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $23.75 per share. Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share, changes in applicable law and other factors that our board of directors deems relevant. Our distribution reinvestment plan may also be amended, suspended or terminated by our board of directors in its discretion upon at least 10 days’ prior written notice. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase the shares of our common stock, the shares will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the aggregate of the value of our then outstanding shares of capital stock (which includes common stock, any preferred stock and convertible stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We have adopted a share repurchase program which may provide limited liquidity for some of our stockholders. For more information on our share repurchase program, see “Description of Capital Stock—Share Repurchase Program.”

Q:	What is your exit strategy?

A:	We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within three to six years from the completion of our initial public offering; however, the timing of any such event will be significantly dependent upon economic and market conditions after completion of our offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when such a suitable transaction will be available.

Q:	Will the distributions I receive be taxable?

A:	For any year that we qualify as a REIT, distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Where can I find updated information regarding the company?

A:	You may find updated information on our website, www.moodynationalreit.com. In addition, we are subject to the informational reporting requirements of the Exchange Act. Under the Exchange Act, we file our quarterly and annual reports and other information with the SEC. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports and other information we file with the SEC. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Q:	Who can answer my questions?

A:	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Moody National REIT II, Inc.
6363 Woodway Drive
Suite 110
Houston, Texas 77057
(713) 977-7500
Attn: Investor Relations

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision. The use of the words “we,” “us” or “our” refers to Moody National REIT II, Inc. and its subsidiaries, including Moody National Operating Partnership II, LP, except where the context otherwise requires.

Moody National REIT II, Inc.

We were formed as a Maryland corporation on July 25, 2014 to invest in a portfolio of hospitality properties focusing primarily on the select-service segment of the hospitality sector with premier brands including, but not limited to, Marriott, Hilton and Hyatt. We have acquired, and intend to acquire, hotel properties located in the East Coast, the West Coast and the Sunbelt regions of the United States. To a lesser extent, we may also invest in other hospitality properties located within other markets and regions as well as real estate securities and debt-related investments related to the hospitality sector.

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on January 20, 2015. We intend to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, beginning with our taxable year ending December 31, 2016.

We are externally managed by Moody National Advisor II, LLC, an affiliate of ours which we refer to as our “advisor.” Our advisor’s team of real estate professionals has substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors. Our advisor was formed in July 2014. Our advisor’s management team has substantial experience in the real estate industry and has successfully completed approximately 46 fully subscribed private placements in real estate programs of multiple property types with over 1,308 investors across the United States. Our advisor’s management team also advises another publicly offered investment program, Moody National REIT I, Inc., or Moody National REIT I, which has raised approximately $124.1 million from over 3,200 investors in its continuous public offering that terminated on October 12, 2015, and its distribution reinvestment plan, which is ongoing. Moody National REIT I’s current investment portfolio is comprised of interests in eleven hotel properties, a joint venture interest in a mortgage note that is secured by a hotel property and a note receivable from an affiliate.

Our sponsor, Moody National REIT Sponsor, LLC, a Delaware limited liability company, is owned and managed by Brett C. Moody, who also serves as our Chief Executive Officer and President and the Chief Executive Officer and President of our advisor. We refer to Moody National REIT Sponsor, LLC as our “sponsor” or “Moody National.”

Our office is located at 6363 Woodway Drive, Suite 110, Houston, Texas 77057, and our main telephone number is 713-977-7500.

Investment Strategy and Objectives:

Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;
•	pay attractive and stable cash distributions to stockholders; and
•	realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

We expect that our portfolio will consist primarily of select-service hotel properties with premier brands, including, but not limited to, Marriott, Hilton and Hyatt, that are located in major metropolitan markets in the East Coast, West Coast and Sunbelt regions of the United States. Such hotel properties, which we refer to as “select-service hotels,” target business-oriented travelers by providing clean rooms with basic amenities. In contrast to lower-cost budget motels, select-service hotels provide amenities such as an exercise room, business facilities and breakfast buffets. In contrast to full-service hotels, select-service hotels typically do not have a full-service restaurant, which is relatively costly to operate. To a lesser extent, we may also invest in other hospitality properties located within other markets and regions as well as real estate securities and debt-related investments related to the hospitality sector. We may purchase single properties or portfolios of properties, including from our affiliates. Our board of directors may adjust our investment focus from time to time based upon market conditions and other factors our board of directors deem relevant.

In identifying investments, we will rely upon a market optimization investment strategy and acquisition model that analyzes economic fundamentals and demographic trends in major metropolitan markets. By utilizing a targeted, disciplined approach, we believe that we will be able to capitalize on market inefficiencies and identify undervalued investment opportunities with underlying intrinsic value that have the potential to create greater value at disposition. Our investment strategy seeks to identify technical pressures created by demographic, business and industry changes, which we believe leads to supply and demand imbalances within certain sectors of commercial real estate.

According to our research, we believe that presently the hospitality sector, compared to other real estate asset classes, has a significant supply-demand imbalance, which should lead to upward pressure on room rates. In addition, we believe that hotel properties continue to trade below historical price levels, resulting in attractive purchasing opportunities at this present time. More specifically, we believe that premier-brand, select-service hotel properties in major metropolitan markets have the potential to generate attractive returns relative to other types of hotel properties due to their ability to achieve Revenue per Available Room (RevPAR) levels at or close to those achieved by traditional, full-service hotels while achieving higher profit margins due to their more efficient operating model and more predicable net operating income. In addition, our market optimization investment strategy, accounting for growth potential and risks related to asset devaluation, takes into account current supply-demand imbalances and targets markets that offer stable population growth, high barriers to entry and multiple demand generators.

Summary of Risk Factors

An investment in shares of our common stock involves significant risks, including the following:

•	This is an initial public offering. We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
•	No public trading market exists for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of our common stock. If you are able to sell your shares, you will likely have to sell them at a substantial discount.
•	We invest primarily in premier-brand, select-service hotel properties that are located in major metropolitan markets in select U.S. geographic regions. A more focused investment portfolio is inherently more risky than a more diversified portfolio. As a result, our results of operations may be adversely affected by a downturn in the hospitality sector or adverse economic developments in the geographic regions in which we invest.
•	There are restrictions and limitations on your ability to have all or a portion of your shares of our common stock repurchased under our share repurchase program, and if you are able to have your shares repurchased pursuant to our share repurchase program, it may be for a price less than the price you paid for the shares and the then current value of the shares.
•	The offering price of our shares of common stock for this offering was not determined on an independent basis and bears no relationship to the current book or net value of assets we own or may own or to our expected operating income; therefore, the offering price may not accurately reflect the current value of our assets when you invest.
•	The price of our shares may be adjusted periodically to reflect changes in the estimated value of our assets and therefore future adjustments may result in an offering price lower than the price you paid for your shares.
•	The amount of distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Our distributions may be paid from other sources such as borrowings, offering proceeds or deferral of fees and expense reimbursements by our advisor, in its sole discretion. Payment of distributions from sources other than our cash flow from operations reduces the funds available to us for investments in properties, which could reduce your overall return. Because this is a blind pool offering, it is likely that distributions paid during the early stages of our offering and before we have acquired a substantial portfolio of real estate assets will be funded primarily from offering proceeds. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares. As of December 31, 2015, all of our distributions were paid from offering proceeds.
•	This is considered to be a “blind pool” offering because you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.
•	This is a “best efforts” offering and our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering.
•	We rely on our advisor, property manager and sub-property managers and their affiliates for our day-to-day operations and the selection of our investments. Adverse changes in the financial health of our advisor, property manager and sub-property managers could cause our operations to suffer.
•	We pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager for this offering. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated parties. Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and we may be required to pay significant fees regardless of our advisor’s performance, which will reduce cash available for distribution to you.

•	Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, including (1) conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) the allocation of time between advising us and other real estate investment programs and (3) the recommendation of investments on our behalf when other affiliated programs are seeking similar investments.
•	Because Moody Securities is an affiliate of ours, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.
•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders, because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Our Investment Portfolio

As of December 31, 2015, our portfolio consisted of the Residence Inn Austin University Area, or the Residence Inn Austin, in Austin, Texas. We acquired the Residence Inn Austin on October 15, 2015 for an aggregate purchase price of $25,500,000, which was financed with (1) a portion of the proceeds from this offering and (2) the proceeds of a mortgage loan secured by the Residence Inn Austin with an aggregate principal amount of $16,575,000. The Residence Inn Austin is owned by a wholly owned subsidiary of our operating partnership.

Determination of Our Estimated Value Per Share

On November 12, 2015, our board of directors determined an estimated value per share of our common stock of $25.03 as of October 31, 2015. The estimated value per share was based on (x) the estimated value of our assets less the estimated value of our liabilities divided by (y) the number of outstanding shares of our common stock, all as of October 31, 2015. Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially, and values of our assets and liabilities are expected to change in the future. Investors should also consider that we are in the very early stages of raising capital in this offering and at October 31, 2015, we owned only one real property asset. As and when we continue to raise capital from the sale of shares of common stock in this offering and invest in additional real estate properties, our assets and liabilities, and the value per share of our common stock, will vary significantly from the values as of October 31, 2015. Going forward, we intend to determine an updated estimated value per share every year on or about the last day of our fiscal year, or more frequently, in the sole discretion of our board of directors.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have three members on our board of directors, two of whom are independent of us, our advisor and our respective affiliates. Our directors will be elected annually by our stockholders. Our board of directors has established an audit committee. For more information on the members of our board of directors, see “Management.”

Our Advisor

Moody National Advisor II, LLC, our advisor and a wholly owned subsidiary of our sponsor, was formed as a Delaware limited liability company in July 2014. Mr. Brett C. Moody controls and indirectly owns our advisor. We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of hospitality assets on our behalf consistent with our investment strategy and objectives.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. Our advisory agreement has a one-year term, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated director are all officers of our advisor.

Our Sponsor

Moody National REIT Sponsor, LLC, our sponsor, was formed as a Delaware limited liability company in January 2008. Mr. Moody, who serves as our Chief Executive Officer and President, as well as the Chief Executive Officer and President of our advisor, controls and indirectly owns our sponsor. Mr. Moody has closed more than 200 commercial real estate transactions totaling over $2.0 billion and has experience owning, financing and managing hotel, multifamily, office, and retail assets throughout the country. Mr. Moody has assembled a team of real estate professionals who have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe that the experience of Mr. Moody and the team of real estate professionals assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our investment strategy. Our sponsor, and its management team, also manages and sponsors Moody National REIT I, a publicly offered real estate program, which, as of December 31, 2015, has raised approximately $124.1 million of equity from more than 3,200 investors. Additionally, since 2005, the experience of these individuals includes (as of December 31, 2015):

•	sponsoring 46 privately offered prior real estate programs;
•	raising over $427.9 million of equity from more than 1,308 investors through these privately offered prior real estate programs;
•	acquiring over 70 hotels throughout the United States, with a value totaling approximately $1.5 billion; and
•	operating or asset managing over 40 hotels located throughout the United States.

Our Operating Partnership

We own all of our investments through Moody National Operating Partnership II, LP, our operating partnership, or its subsidiaries. We are the sole general partner of our operating partnership, and the initial limited partners of our operating partnership are our subsidiary, Moody OP Holdings II, LLC, or Moody Holdings II, and Moody National LPOP II, LLC, or Moody LPOP II, an affiliate of our advisor. Moody Holdings II invested $1,000 in our operating partnership in exchange for limited partnership interests, and Moody LPOP II invested $1,000 in our operating partnership in exchange for special limited partnership interests.

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. Moody Securities, LLC, which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, is the dealer manager for this offering and will provide dealer manager services to us in this offering. Mr. Robert W. Engel, our Chief Financial Officer, is an officer of our dealer manager. Our dealer manager is indirectly owned by Mr. Moody. For more information regarding our officers and the officers of our advisor and dealer manager, see the “Management” section of this prospectus. Another affiliate, Moody National Hospitality Management, LLC, our property manager, will perform certain hotel management services for us and our operating partnership. Our property manager is controlled by Mr. Moody. In addition, our property manager may engage affiliated sub-property managers to provide management and leasing services at select, individual hospitality properties.

Our Structure

The chart below shows the relationships among various Moody National affiliates. We are the sole general partner of our operating partnership. In the future, our operating partnership may issue limited partnership interests to third parties from time to time in connection with acquisitions of real estate properties. In order for the income from any hotel property investments to constitute “rents from real properties” for purposes of the gross income test required for REIT qualification, the income we earn cannot be derived from the operation of any of these hotels. Therefore, we will lease each hotel property to a subsidiary of our operating partnership, which we intend to be treated as a taxable REIT subsidiary, or TRS.

(1)	Brett C. Moody owns 100% of Moody National REIT Sponsor, LLC.
(2)	We are the sole general partner of our operating partnership. As we accept subscriptions of shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership interests and our percentage ownership in our operating partnership will increase proportionally.
(3)	Brett C. Moody is the manager of both Moody National Hospitality Management, LLC and 4MCH, LLC, the sole member of Moody National Hospitality Management, LLC.
(4)	Moody LPOP II, an affiliate of our advisor, owns 100% of the special limited partnership interests of our operating partnership. These special limited partnership interests will entitle Moody LPOP II to receive certain operating partnership distributions. See “Management Compensation.”
(5)	Each taxable REIT subsidiary (TRS) will enter into a management agreement with our property manager, or another “eligible independent contractor,” for the management of such property.

Terms of the Offering

We are offering up to $1,100,000,000 in shares of our common stock in this offering. We are offering $1,000,000,000 in shares of our common stock to the public at a price of $25.00 per share, which we refer to as the “primary offering.” We are also offering $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at a price of $23.75 per share. Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share, changes in applicable law and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering, which means that our affiliate Moody National Securities, LLC, which is the dealer manager for this offering, will use its best efforts to sell our shares of common stock, but is not required to sell any specific amount of shares.

We commenced selling shares of our common stock in this offering upon the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis over a two year period until this offering terminates on or before January 20, 2017, unless extended. However, in many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We reserve the right to terminate this offering at any time.

Compensation to Our Advisor and Affiliates

Our advisor and other affiliates receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. Set forth below is a summary of the fees and expenses we expect to pay our advisor and its affiliates, including the dealer manager, assuming we sell the maximum of $1,000,000,000 in shares in the primary offering, we sell all shares in this offering at the highest possible sales commissions and dealer manager fees and there are no discounts in the price per share. No effect is given to any shares sold through our distribution reinvestment plan. Unless a specific form of payment is specifically provided for in our advisory agreement, our advisor may, in its sole discretion, elect to have any fees paid, in whole or in part, in cash or shares of our common stock. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our dealer manager, advisor and its affiliates, and for a more detailed description of the special limited partnership interests issued to the special limited partnership interest holder.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

	Organizational and Offering Stage

Sales Commission–Dealer Manager	7.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). Our Dealer Manager Agreement allows a participating broker-dealer to elect to receive the re-allowed selling commission at the time of sale, or it can elect to have the selling commission paid on a trailing basis as agreed between the dealer manager and the participating dealer. In no event, however, will the selling commission paid or re-allowed exceed 7.0%.	$70,000,000

Dealer Manager Fee–Dealer Manager	3.0% of the gross offering proceeds from the sale of shares in the primary offering, a portion of which may be reallowed to participating broker-dealers (excluding funds retained for the payment of wholesaling commissions, training and education costs and overhead expenses).	$30,000,000

Organizational and Offering Expense Reimbursement–Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the advisor and would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. We estimate that organization and offering expenses (excluding sales commissions and dealer manager fees) will represent approximately 2.0% of gross proceeds from our primary offering, or approximately $20,000,000, if we raise the maximum offering amount.	$20,000,000

	Operational Stage

Acquisition Fees–Advisor or its affiliates	1.5% of (1) the cost of all investments we acquire (including our pro rata share of any indebtedness assumed or incurred in respect of the investment and exclusive of acquisition and financing coordination fees), (2) our allocable cost of investments acquired in a joint venture (including our pro rata share of the purchase price and our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) or (3) the amount funded by us to acquire or originate a loan or other investment, including mortgage, mezzanine or bridge loans (including any third-party expenses related to such investment and exclusive of acquisition fees and financing coordination fees). Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.	$13,200,000 (assuming no leverage is used to purchase real estate assets). $52,800,000 (assuming a leverage ratio of 75%).

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Financing Coordination Fees–Advisor	1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor, and 0.75% of the amount available or outstanding under any refinanced loan or line of credit. Financing coordination fees are only payable if our advisor provides services in connection with the origination, assumption or refinancing of debt that we use to acquire properties or other permitted investments. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with loan proceeds from any line of credit until such time as we have invested all net offering proceeds.	Actual amounts depend upon the amount of debt obtained and services provided, and, therefore, cannot be determined at this time.

Reimbursement of Acquisition Expenses–Advisor	Reimbursement of actual expenses related to the evaluation, selection and acquisition of real estate investments, regardless of whether we actually acquire the related assets. In no event will the total of all acquisition fees (including financing coordination fees) and acquisition expenses payable exceed 6.0% of the contract purchase price of all real estate investments acquired.	Actual amounts depend upon the actual asset values, timing of acquisition and leverage and, therefore, cannot be determined at this time.

Asset Management Fees–Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	Actual amounts depend upon the aggregate cost of our investments, and, therefore, cannot be determined at this time.

Hotel Management Fees–Moody National Hospitality Management, LLC	A monthly hotel management fee equal to 4.0% of the monthly gross receipts from the properties managed by our property manager. Our property manager may pay some or all of these fees to third parties for management services. In the event that our TRS lessee contracts directly with a non-affiliated third-party property manager, our TRS lessee will pay our property manager a market-based oversight fee. Our TRS lessee will reimburse the costs and expenses incurred by our property manager on its behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Our TRS lessee will not, however, reimburse our property manager for general overhead costs or personnel costs other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Actual amounts depend upon the gross revenue of the properties, and, therefore, cannot be determined at this time.

Annual Incentive Fee–Moody National Hospitality Management, LLC	We, indirectly through our TRS lessee, also pay an annual incentive fee to our property manager. Such annual incentive fee is equal to 15% of the amount by which the operating profit from the properties managed by our property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. Our property manager may pay some or all of this annual fee to third-party property managers for management services.	The actual amount will depend on gross revenues of properties and the total investment in properties, and, therefore, cannot be determined at this time.
For purposes of this fee, “total investment” means the sum of (1) the price paid to acquire a property, including closing costs, conversion costs, and transaction costs; (2) additional invested capital; and (3) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Operating Expenses–Advisor	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor or its affiliates receives acquisition, disposition or asset management fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers.	Actual amounts depend upon expenses paid or incurred and the NASAA REIT Guidelines 2%/25% limitation, and therefore, cannot be determined at this time.

Liquidity Stage

Disposition Fees–Advisor or its affiliates	If our advisor provides a substantial amount of services in connection with the sale of a property or other investment, as determined by our independent directors, we may pay our advisor a disposition fee equal to the lesser of (1)(a) where a brokerage commission is also payable to a third party, one-half of the aggregate brokerage commission paid, including brokerage commissions payable to third parties, or (b) where no brokerage commission is payable to any third party, the competitive real estate commission or (2) 3.0% of the contract sales price of each property or other investment sold, provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Actual amounts depend upon the sales price of investments, and therefore cannot be determined at this time.

Special Limited Partnership Interest–Moody National LPOP II, LLC	The special limited partnership interest holder, was issued special limited partnership interests upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special limited partnership interests will be entitled to receive distributions equal to 15.0% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the special limited partnership interest holder will be entitled to a separate payment if it redeems its special limited partnership interests. The special limited partnership interests may be redeemed upon: (1) the listing of our common stock on a national securities exchange; or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Moody LPOP II would have been entitled to receive, as described above, as if our operating partnership had disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (1) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; or (2) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.	Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

Prior Investment Programs

The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the programs sponsored by Moody National and its affiliates. Certain financial data relating to these programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of our affiliates’ previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares.

Conflicts of Interest

Our advisor and its affiliates may experience conflicts of interest in connection with this offering and the management of our business and the other businesses of our sponsor, including Moody National REIT I, a public, non-listed REIT also sponsored by our sponsor which has investment objectives generally similar to this offering. Such conflicts of interest include the following:

•	although our advisor does not currently manage other real estate programs, the directors, officers and key personnel of our advisor and our affiliated property and sub-property manager must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved;
•	the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees and asset management fees payable to our advisor, in most cases, regardless of the performance of the investments we make, and thus may create an incentive for the advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest;
•	real estate professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other Moody National affiliates, including Moody National REIT I, which could reduce the number of potential investments presented to us;
•	our property manager is an affiliate of our advisor and, as a result, may benefit from our advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets;
•	our advisor may terminate our advisory agreement with good reason upon 60 days written notice. Upon termination of our advisory agreement by our advisor, Moody LPOP II, as the holder of special limited partnership interests, may be entitled to have the special limited partnership interests redeemed as of the termination date if our stockholders have received, or are deemed to receive, in the aggregate, cumulative distributions equal to total invested capital plus a 6.0% cumulative non-compounded annual pre-tax return on such aggregate invested capital. The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 6.0%;
•	our dealer manager is an affiliate of ours and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering; and
•	other real estate programs sponsored by our sponsor and offered through our dealer manager, including both privately and publicly offered real estate programs, may conduct offerings concurrently with this offering, and our sponsor and dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investment capital and hospitality investments.

Distribution Policy

We intend to qualify as a REIT commencing with the taxable year ending December 31, 2016. To qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. In connection with a distribution to our stockholders, our board of directors intends to approve a monthly distribution of a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock. Our board of directors first authorized a distribution to our stockholders on July 2, 2015 and we made our first distribution in August 2015.

Our distributions may exceed our earnings, particularly during the period before we have acquired a substantial portfolio of real estate assets. Our distributions may be paid from other sources such as borrowings, offering proceeds or deferral of fees and expense reimbursements by our advisor, as determined by our board of directors in its sole discretion. Payment of distributions from sources other than our cash flow from operations reduces the funds available to us for investments in properties, which could reduce your overall return. Because this is a blind pool offering, it is likely that distributions paid during the early stages of our offering and before we have acquired a substantial portfolio of real estate assets will be funded primarily from offering proceeds. As of December 31, 2015, all distributions had been paid from offering proceeds.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $23.75 per share. Our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated value per share, the then current net asset value of our portfolio, the then current public offering price of shares of our common stock and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares pursuant to our distribution reinvestment plan, we do not anticipate that we will do so more frequently than quarterly.

Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon ten days’ notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash. No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Share Repurchase Program

Our common stock is currently not listed on a national securities exchange, and we have no present plan or intention to list our common stock on a national securities exchange in the near future. In order to provide stockholders with the benefit of some interim liquidity, we have adopted a share repurchase program that enables our stockholders to have shares of our common stock repurchased, subject to certain restrictions and limitations. Because we have provided an estimated value per share, we will repurchase shares under our share repurchase program for the lesser of the price paid for the shares by the stockholder whose shares are being repurchased or 95% of the estimated per share value. Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, shares may not be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be repurchased at a price equal to the purchase price paid by such deceased or disabled stockholder for such shares.

Repurchases of shares of our common stock will be made upon the request of a stockholder and generally will be made on a quarterly basis, subject to certain restrictions and limitations. Our board of directors may, in its sole discretion, accept or reject any share repurchase request made by any stockholder at any time. Repurchases during any calendar year will be limited to the lesser of (1) 5.0% of the weighted average of common stock outstanding during the prior calendar year and (2) the number of shares of our common stock that could be repurchased with the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for share repurchase by our board of directors; provided, however that shares subject to a repurchase request upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, but the above volume limitations shall not apply to repurchases requested upon the death of a stockholder. In the event that we do not have sufficient funds available to repurchase all of the shares for which repurchase requests have been submitted in any quarter, we will repurchase the shares on a pro rata basis on the repurchase date. Our board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase program at any time upon 30 days’ prior written notice. The share repurchase program will terminate if (1) shares of our common stock are listed on a national securities exchange or (2) our board of directors determines that termination of the share repurchase program is in our best interests. Therefore, stockholders may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Liquidity Strategy

We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within three to six years from the completion of our initial public offering; however the timing of any such event will be significantly dependent upon economic and market conditions after completion of our primary offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when such a suitable transaction will be available.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action letters were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action letters were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We do not intend to take advantage of these exemptions.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing shares of our common stock. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us may also harm our business.

INVESTMENT RISKS

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

This is an initial public offering. There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share repurchase program but it is limited in terms of the amount of shares that stockholder may sell back to us each quarter. Our board of directors may amend, suspend or terminate our share repurchase program upon 30 days’ prior notice to our stockholders. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

As of December 31, 2015, we had acquired only one real estate asset. Other than that asset and the potential property acquisition described in the supplement hereto, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of real property, real estate securities or debt-related investments owned by Moody National affiliates to predict our future results. Nor should you assume that the prior performance of other investment programs sponsored by our sponsor, Moody National REIT Sponsor, LLC, or its affiliates (private or publicly offered, including, without limitation, Moody National REIT I) will be indicative of our future results.

We have paid, and may continue to pay, distributions from the proceeds of our initial public offering. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Since our inception, our cash flow from operations has not been sufficient to fund all of our distributions. Of the $149,611 in total distributions we paid during the period from our inception through December 31, 2015, including shares issued pursuant to our distribution reinvestment plan, $149,611, or 100% were funded from offering proceeds and $0, or 0%, were funded from cash flow from operations. Until we make substantial investments, we may continue to fund distributions from the net proceeds from this offering or sources other than cash flow from operations. We have not established a limit on the amount of offering proceeds, or other sources other than cash flow from operations, which we may use to fund distributions.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations the value of your shares may be reduced, including upon a listing of our common stock, the sale of our assets or any other liquidity event should such event occur. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. If we are unable to raise a substantial amount of funds, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our assets are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve a portfolio that is consistent with our longer-term investment objectives, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Our ability to successfully conduct this offering depends, in part, on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Moody Securities, LLC, which we refer to as “Moody Securities.” Moody Securities only has experience acting as a dealer manager for one public offering in addition to ours, Moody National REIT I. The success of this offering, and correspondingly our ability to implement our business strategy, depends upon the ability of our dealer manager to establish and maintain a network of licensed securities broker-dealers and other agents. If our dealer manager fails to perform, we may not be able to raise sufficient proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Because our charter does not require our listing or liquidation by a specified date, you should only purchase our shares as a long-term investment and be prepared to hold them for an indefinite period of time.

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, which we refer to as a liquidity event. A liquidity event may include the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. In the future, our board of directors will consider various types of liquidity events, including but not limited to: (1) the listing of shares of our common stock on a national securities exchange; (2) a sale or merger in a transaction that provides our stockholders with cash or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. It is anticipated that our board of directors will consider a liquidity event within three to six years after the completion of our initial primary offering; however the timing of any such event will significantly depend upon economic and market conditions after completion of our offering stage. Because our charter does not require us to pursue a liquidity event by a specified date, you should only purchase our shares as a long-term investment and be prepared to hold them for an indefinite period of time.

We pay substantial fees and expenses to our advisor and its affiliates, including the dealer manager. These fees were not negotiated at arm’s length, may be higher than fees payable to unaffiliated third parties and reduce cash available for investment.

A portion of the offering price from the sale of our shares are used to pay fees and expenses to our advisor and its affiliates. These fees were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. In addition, because the full offering price paid by stockholders will not be invested in hospitality assets. Stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share repurchase program may provide you with a limited opportunity to have your shares of common stock repurchased by us at a price equal to or at a discount from the purchase price of the shares of our common stock being repurchased. Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, shares may not be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares. We anticipate that shares of our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we presently intend to limit the number of shares to be repurchased to no more than the lesser of (1) 5.0% of the weighted-average number of shares of our common stock outstanding during the prior calendar year and (2) the number of shares of our common stock that could be purchased with the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for share repurchase by our board of directors; provided, however that shares subject to a repurchase request upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, but the above limitation shall not apply to repurchases requested upon the death of a stockholder. In addition, our board of directors reserves the right to amend or suspend the share repurchase program at any time or terminate the share repurchase program upon a determination that termination would be in our best interests. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase program and you may not be able to sell any of your shares of common stock back to us pursuant to our share repurchase program. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase program, you may not receive the same price you paid for any shares of our common stock being repurchased.

Investors who invest in us at the beginning of this offering may realize a lower rate of return than later investors.

There can be no assurances as to when we will begin to generate sufficient cash flow to fully fund the payment of distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions, some or all of our distributions may be paid from other sources, such as from the proceeds of our public offerings, cash advances to us by our advisor, cash resulting from a waiver of fees by our advisor, and borrowings.

The offering price of our shares of common stock for this offering was not determined on an independent basis, and therefore it may not accurately represent the current value of our assets at any particular time.

The offering price of our shares of common stock for this offering was not determined on an independent basis and bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon our liquidation. Further, the offering price may be significantly more than the price at which our shares of common stock would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Our board of directors determined an estimated value per share of $25.03 for our shares of common stock as of October 31, 2015. You should not rely on the estimated value per share as being an accurate measure of the current value of our shares of common stock.

On November 12, 2015, our board of directors determined an estimated value per share of our common stock of $25.03, as of October 31, 2015. Our board of directors’ objective in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with our advisor. However, the market for commercial real estate can fluctuate quickly and substantially and the value of our assets is expected to change in the future and may decrease. Also, our board of directors did not consider certain other factors, such as a liquidity discount to reflect the fact that our shares are not currently traded on a national securities exchange and the limitations on the ability to redeem shares pursuant to our share repurchase plan.

As with any valuation method, the methods used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Our assets have been valued based upon appraisal standards and the values of our assets using these methods are not required to be a reflection of market value under those standards and will not necessarily result in a reflection of fair value under generally accepted accounting principles, or GAAP. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by our board of directors. The estimated value per share is not a representation or indication that, among other things: a stockholder would be able to realize the estimated value per share if he or she attempts to sell shares; a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of our liabilities or upon a sale of our company; shares of our common stock would trade at the estimated value per share on a national securities exchange; a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of our shares of common stock; or the methodologies used to estimate the value per share would be acceptable to FINRA or ERISA with respect to their respective requirements. Further, the estimated value per share was calculated as of a specific time and the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real estate assets.

If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on people employed by our advisor and its affiliates to manage our day-to-day operations. If we were to effectuate an internalization of our advisor, we may not be able to retain all of the employees of our advisor and its affiliates or to maintain a relationship with our sponsor. In addition, some of the employees of our advisor and its affiliates provide services to one or more other investment programs, including Moody National REIT I. These programs or third parties may decide to retain some or all of our advisor’s key employees in the future. If this occurs, these programs could hire certain of the people currently employed by our advisor and its affiliates who are most familiar with our business and operations, thereby potentially adversely impacting our business.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds, request that our advisor in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions payable to stockholders may also include a return of capital, rather than a return on capital.

The price of our shares of common stock may be adjusted to a price less than the price you paid for your shares of common stock.

The price of our shares of common stock may be adjusted periodically, in the sole and absolute discretion of our board of directors, to reflect changes in the estimated value of our assets and other factors our board of directors deems relevant and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

RISKS RELATED TO OUR BUSINESS

We, our sponsor and our advisor have limited experience in operating a public company or a REIT, and our failure to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow.

We and our advisor are each recently formed companies. Our advisor and our sponsor and our advisor’s and sponsor’s respective officers or employees in their capacities with our advisor and our sponsor have limited experience operating a public company or an entity that has elected to be taxed as a REIT. You should not rely upon the past performance of other real estate investment programs of our affiliates to predict our future results. As of the date of this prospectus, we have purchased one real estate asset and identified one potential purchase. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	identify and acquire investments that align with our investment strategies;
•	establish and maintain contacts with licensed securities brokers and other agents to successfully complete this offering;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties, real estate securities and debt-related investments as well as for potential investors in our shares; and
•	continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s or sponsor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our shares.

Our success depends on the performance of our sponsor and Moody National affiliates.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor, our sponsor and other affiliates of our sponsor, and any adverse change in their financial health could cause our operations to suffer. Our sponsor and its other affiliates are sensitive to trends in the general economy, as well as the real estate and credit markets. The most recent market downturn has adversely impacted, and could continue to adversely impact, certain prior real estate programs of our sponsor’s affiliates, resulting in a decrease or deferral of distributions with respect to such programs. Certain prior real estate programs have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then-current economic conditions. These adverse developments have resulted in a reduction in payments to investors for certain prior real estate programs.

To the extent that any decline in revenues and operating results impacts our sponsor’s ability to provide our advisor with sufficient resources to perform its obligations to us pursuant to the advisory agreement, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer. Additionally, such adverse conditions could require a substantial amount of time on the part of the management of our advisor and its affiliates, particularly with regard to other real estate programs, thereby decreasing the amount of time they spend actively managing our investments.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing hospitality assets could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of the date of this prospectus, we have only purchased one real estate asset and identified one potential asset to purchase. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into suitable investments.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to any hospitality properties we may acquire and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our hospitality properties will be adversely affected.

We have used, and will continue to use, the proceeds from our initial public offering for investments in hospitality assets and for payment of operating expenses, various fees and other expenses. During the initial stages of our initial public offering, which we are currently in, we may not have sufficient funds from operations to cover our expenses or to fund improvements to our properties. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, that capital may not be available to us. If we do not have sufficient funds from cash flow generated by our investments or out of net proceeds from our initial public offering, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

Public, non-listed REITs have been the subject of scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA, the SEC and certain States. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding public, non-listed REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.

Our securities, like other public, non-listed REITs, are sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC, the States and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations such as FINRA adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.

Recently, FINRA and certain States have initiated investigations of broker-dealers with respect to the sales practices related to the sale of shares of public, non-listed REITS. The SEC has also approved rules proposed by FINRA that may significantly affect the manner in which public, non-listed REITs, such as our company, raise capital. These rules may cause a negative impact on our ability to achieve our business plan and to successfully sell shares in our initial public offering.

As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for public, non-listed REITs, and accordingly we may face increased difficulties in raising capital in our initial public offering. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our investments. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive and distracting to our management.

RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. We may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers and Others.”

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of the aggregate of our then outstanding shares of capital stock (which includes common stock and any preferred stock or convertible stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock unless exempted (prospectively or retroactively) by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock, convertible stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock, convertible stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock or convertible stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.

Our charter authorizes us to issue 1,100,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock, par value $0.01 per share and 100,000,000 shares of capital stock are classified as preferred stock, par value $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series. If we ever created and issued preferred stock or convertible stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock or convertible stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;
•	the assumption of control by a holder of a large block of our securities; and
•	the removal of incumbent management.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

We are structured as an “UPREIT,” which stands for “umbrella partnership real estate investment trust.” We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In the UPREIT structure, a contributor of a property who desires to defer taxable gain on the transfer of a property may transfer the property to our operating partnership in exchange for limited partnership interests and defer taxation of gain until the contributor later exchanges his or her limited partnership interests for shares of our common stock. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our operating partnership may issue limited partner interests in connection with certain transactions. Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, the special limited partnership interest holder is an affiliate of our advisor and, as the special limited partner in our operating partnership, may be entitled to: (1) certain cash distributions upon the disposition of certain of our operating partnership’s assets; or (2) a one-time payment in the form of cash or shares in connection with the redemption of the special limited partnership interests upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. The special limited partnership interest holder will only become entitled to the compensation after stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. This potential obligation to make substantial payments to the holder of the special limited partnership interests would reduce the overall return to stockholders to the extent such return exceeds 6.0%.

We may grant stock-based awards to our directors, employees and consultants pursuant to our long-term incentive plan, which will have a dilutive effect on your investment in us.

We have adopted a long-term incentive plan that we use to attract and retain qualified directors, officers, employees and consultants. The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based and cash-based awards to directors, employees and consultants of ours selected by the board for participation in our long-term incentive plan. We currently intend only to issue awards of restricted stock to our independent directors under our long-term incentive plan. Accordingly, we have adopted an independent directors compensation plan as a sub-part of our long-term incentive plan, pursuant to which each of our independent directors is entitled to receive restricted stock in connection with their service on the board and with other events. We have issued 12,500 shares of restricted stock to our independent directors pursuant to that plan. If we issue additional stock-based awards to eligible participants under our long-term incentive plan, the issuance of these stock-based awards will dilute an investment in our shares of common stock.

In particular, certain features of our long-term incentive plan could have a dilutive effect on an investment in us, including (1) a lack of annual award limits, individually or in the aggregate (subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan), (2) the fact that the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan is not tied to the amount of proceeds raised in our initial public offering and (3) share counting procedures which provide that shares subject to certain awards, including, without limitation, substitute awards granted by us to employees of another company in connection with our merger or consolidation with such company or shares subject to outstanding awards of another company assumed by us in connection with our merger or consolidation with such company, are not subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership or any of our subsidiaries intend to register as an investment company under the Investment Company Act. Our operating partnership’s and subsidiaries’ intended investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we have engaged, and intend to continue to engage, through our operating partnership and our wholly and majority-owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after this offering ends.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6) of the Investment Company Act. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership or any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Strategy, Objectives and Policies – Investment Company Act Considerations.”

RISKS RELATED TO CONFLICTS OF INTEREST

You will not have the benefit of an independent due diligence review in connection with this offering.

Because Moody Securities is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We depend on our advisor and its key personnel and our business could suffer if any of such key personnel were to cease to be affiliated with our advisor.

Our ability to make distributions and achieve our investment objectives depends upon the performance of our advisor in the acquisition, disposition and management of real estate assets, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of Moody National REIT Sponsor, LLC, our sponsor, including Brett C. Moody and Robert W. Engel, each of whom would be difficult to replace. We currently do not have key man life insurance on any of these key personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

We may compete with affiliates of our sponsor, including Moody National REIT I, for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with affiliates of our sponsor, including Moody National REIT I, which generally invests in hospitality assets, and which has more resources than we do, for opportunities to acquire or sell hospitality properties. We may also buy or sell hospitality properties at the same time as affiliates of our sponsor. In this regard, there is a risk that our sponsor will select for us investments that provide lower returns to us than investments purchased by its affiliates. Certain of our affiliates own or manage hospitality properties in geographical areas in which we expect to own hospitality properties. As a result of our potential competition with affiliates of our sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that affiliates of our sponsor, or Moody National affiliates devote to us may be diverted, and we may face additional competition due to the fact that Moody National affiliates are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.

Moody National affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. For example, our advisor’s management team has successfully completed approximately 46 fully subscribed private placements in real estate programs of multiple property types with over 1,308 investors across the United States, and, in addition, our advisor’s management team also advises Moody National REIT I, which has primarily invested in hospitality assets. As a result, the time and resources they could devote to us may be diverted to other investment activities. Additionally, some of our directors and officers serve as directors and officers of investment entities sponsored by our sponsor and its affiliates, including Moody National REIT I. Since these professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these professionals will face conflicts of interest in allocating their time among us, our advisor, and its affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other affiliates of our advisor than us.

In addition, as noted above, we may compete with affiliates of our advisor for the same investors and investment opportunities. We may also co-invest with any such affiliate. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third-party.

Because other real estate programs sponsored by our sponsor and offered through our dealer manager may conduct offerings concurrently with this offering, our sponsor and dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Moody National REIT I’s public offering terminated on October 12, 2015. However, future programs that our sponsor may decide to sponsor may seek to raise capital through public or private offerings conducted concurrently with this offering. As a result, our sponsor and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making their investment in our shares.

Our advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Moody National affiliates, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	public offerings of equity by us, which allow our dealer manager to earn additional dealer manager fees;
•	real estate acquisitions, which allow our advisor to earn acquisition fees upon purchases of assets and increase asset management fees;
•	real estate asset sales, since the asset management fees payable to our advisor will decrease and since our advisor will be entitled to disposition fees upon sales;
•	the purchase of real estate assets from other Moody National affiliates, including our sponsor and its affiliates, which may allow our advisor or its affiliates to earn additional asset management fees, hotel management fees and disposition fees; and
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Moody LPOP II, as the holder of special limited partnership interests, to have its interests in our operating partnership redeemed.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Certain potential acquisition fees and asset management fees payable to our advisor and hotel management and leasing fees payable to the property manager would be paid irrespective of the quality of the underlying real estate or hotel management services during the term of the related agreement. These fees may incentivize our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the asset. Our advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other Moody National affiliates could result in decisions that are not in the best interests of our stockholders.

Our advisor may have conflicting fiduciary obligations if we acquire assets from affiliates of our sponsor or enter into joint ventures with affiliates of our sponsor. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, our sponsor or its affiliates or through a joint venture with affiliates of our sponsor. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our property manager, sub-property managers, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and could be in excess of amounts that we would otherwise pay to third parties for such services.

We may purchase real estate assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates and the principals of our advisor who also perform services for other Moody National affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Economic activity in the United States was adversely impacted by the global financial crisis of 2008 and future recessions, downturns, disruptions or instability could have a materially adverse effect on our business.

From time to time, the global capital markets may experience periods of disruption and instability, which could cause disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of U.S. and foreign governments, these events could contribute to worsening general economic conditions that materially and adversely impact the broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and financial services firms in particular.

Beginning in the third quarter of 2007, global credit and other financial markets suffered substantial stress, volatility, illiquidity and disruption. These forces reached extraordinary levels in late 2008, resulting in the bankruptcy of, the acquisition of, or government intervention in the affairs of several major domestic and international financial institutions. In particular, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest. We believe that such value declines were exacerbated by widespread forced liquidations as leveraged holders of financial assets, faced with declining prices, were compelled to sell to meet margin requirements and maintain compliance with applicable capital standards. Such forced liquidations also impaired or eliminated many investors and investment vehicles, leading to a decline in the supply of capital for investment and depressed pricing levels for many assets. These events significantly diminished overall confidence in the debt and equity markets, engendered unprecedented declines in the values of certain assets, and caused extreme economic uncertainty.

Deterioration of economic and market conditions in the future could negatively impact credit spreads as well as our ability to obtain financing, particularly from the debt markets.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

We are subject to risks generally attributable to the ownership of real estate assets, including but not limited to: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of or demand for similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by our tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders.

We have established investment criteria based on certain target markets and geographic areas. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Our hospitality properties may be concentrated in one or few geographic locations, namely the East Coast, the West Coast and the Sunbelt regions of the United States. For example, as of December 31, 2015, we owned one property in the Austin, Texas market. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments, and we may experience losses as a result. A worsening of economic conditions in the geographic areas in which our investments may be concentrated could have an adverse effect on our business.

Changes in supply of, or demand for, similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged hospitality property in the future.

Our hotel properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our hotel properties will be subject to property taxes that may increase as tax rates change and as our hotel properties are assessed or reassessed by taxing authorities. As the owner of the hotel properties, we are responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the property and the property may be subject to a tax sale.

Our property manager’s or sub-property manager’s failure to integrate their subcontractors into their operations in an efficient manner could reduce the return on your investment.

Our property manager or sub-property manager may rely on multiple subcontractors for on-site hotel management of our properties. If our property manager and sub-property manager are unable to integrate these subcontractors into their operations in an efficient manner, our property manager or sub-property manager may have to expend substantial time and money coordinating with these subcontractors, which could have a negative impact on the revenues generated from such properties.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner in an investment might become bankrupt;
•	that the venture partner may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;
•	that such venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;
•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;
•	that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•	the possibility that if we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or
•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner is an affiliate of our advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

The real properties in which we may invest may also be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties that comply with the ADA or allocate the responsibility for compliance with the ADA to another third party, such as the seller or the tenant of the property. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

RISKS RELATED TO THE HOSPITALITY INDUSTRY

A concentration of our investments in the hospitality industry may leave our profitability vulnerable to a downturn or slowdown in the sector.

We expect to concentrate our investments in the hospitality sector. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in the hospitality sector, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the hospitality sector could be more pronounced than if we had more diversified investments.

A possible lack of diversification within the hospitality sector increases the risk of investment.

There is no limit on the number of hotels of a particular hotel brand which we may acquire, or on the number of hotels we may acquire in a specific geographic region. We invest primarily in the select-service hotel properties with premier brands including, but not limited to, Marriott, Hilton, and Hyatt that are located in major metropolitan markets in the East Coast, West Coast and Sunbelt regions of the United States. If our hotel properties become geographically concentrated, or if we acquire a substantial number of hotel properties of a particular brand, an economic downturn in one or more of the markets in which we have invested or a negative event relating to a brand in which we have a concentration of hotels could have an adverse effect on our financial condition and our ability to make distributions to our stockholders.

If we do not successfully attract and retain franchise flagships for premier-brand, select-service hotel properties, our business will suffer, and this result will reduce the value of your investment.

Generally, we must attract and retain premier-brand hospitality franchises, including, Marriott, Hilton, and Hyatt franchises, for any hotel properties we may choose to acquire. Hospitality franchises generally require that design and quality standards be met for guest room and common areas before a hospitality franchisor will agree to provide the franchise agreement to operate a property. Compliance with these brand standards may impose significant costs upon us. Failure to maintain our hospitality properties in accordance with these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel property because of the loss associated with the brand recognition and the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hotel properties could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

There are risks associated with employing hotel employees.

While we will not directly employ or manage the labor force at our hospitality properties, we are subject to many of the costs and risks generally associated with the hotel labor force. Our property manager or sub-property manager will be responsible for hiring and maintaining the labor force at each of our hotel properties and for establishing and maintaining the appropriate processes and controls over such activities. From time to time, the operations of our hotel properties may be disrupted through strikes, public demonstrations or other labor actions and related publicity. We may also incur increased legal costs and indirect labor costs as a result of the aforementioned disruptions, or contract disputes or other events. Significant adverse disruptions caused by union activities or increased costs affiliated with such activities could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

Hospitality properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Hospitality properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the hospitality property market is affected by many factors beyond our control, such as general economic conditions, availability of financing, interest rates and supply and demand. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Additionally, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a hospitality property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Our ability to make distributions to our stockholders will depend upon the ability of hotel managers to operate our hotels effectively.

We expect to invest the proceeds from this offering primarily in hotel properties. To qualify as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Our property manager or a third-party property manager or sub-property manager will have direct control of the daily operations of our hotels. We will not have the authority to directly control any particular aspect of the daily operations of any hotel (e.g., setting room rates). Thus, even if we believed the hotels were being operated in an inefficient or sub-optimal manner, we would not be able to require a change to the method of operation. Our only alternative for changing the operation of the hotels would be to replace the manager of one or more hotels in situations where the applicable management agreement permits us to terminate the existing manager.

Our ability to make distributions to stockholders will be impacted by the performance of the hotel managers in generating sufficient revenues from the hotels in excess of operating expenses. The hotel managers will be affected by factors beyond their control, such as changes in the level of demand for rooms and related services of the hotels, their ability to maintain and increase gross revenues and operating margins at the hotels and other factors. Therefore, any operating difficulties or other factors affecting the hotel managers’ ability to maintain and increase gross revenues and operating margins at the hotels could significantly adversely affect our financial condition and results of operations.

The expanding use of internet travel websites by customers can adversely affect our profitability.

The increasing use of internet travel intermediaries by consumers may cause us to experience fluctuations in our operating performance and otherwise adversely affect our profitability and cash flows. Our property managers will likely rely upon Internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com to generate demand for our hotel properties. As Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our property managers. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. Consumers may eventually develop brand loyalties to their reservations system rather than the premier-brand, select-service hotel properties in which we invest and/or intend to invest, which could have an adverse effect on our business because we will rely heavily on brand identification. If the amount of sales made through Internet intermediaries increases significantly and our property managers fail to appropriately price room inventory in a manner that maximizes the opportunity for enhanced profit margins, room revenues may flatten or decrease and our profitability may be adversely affected.

Our profitability may be adversely affected by unstable market and business conditions and insufficient demand for lodging due to reduced business and leisure travel.

Any hotel properties that we may acquire will be subject to all the risks common to the hotel industry and subject to market conditions that affect all hotel properties. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include: increases in supply of hotel rooms that exceed increases in demand; increases in energy costs and other travel expenses that reduce business and leisure travel; reduced business and leisure travel due to continued geo-political uncertainty, including terrorism; adverse effects of declines in general and local economic activity; and adverse effects of a downturn in the hotel industry

Competition in the hospitality industry and with third parties in acquiring properties may reduce our profitability and the return on your investment.

The hospitality industry is generally characterized as being intensely competitive. Any hotel in which we invest will compete with existing and new hotels in their geographic markets, including with independent hotels, hotels which are part of local or regional chains and hotels in other well-known national chains, including those offering different types of accommodations and services. The principal competitive factors that will affect the hotel properties in which we will seek to invest include, but are not limited to, brand recognition, location, range of services and guest amenities and the quality and price of the hotel rooms and services provided. Any one of the foregoing could impact our profitability and ability to pay distributions.

We face significant competition for attractive hotel investment opportunities from other major real estate investors with significant capital, including both publicly traded REITs and private institutional investment funds. Because of competition from other well-capitalized real estate investors, we can provide no assurance that we will be able to acquire desired hotel properties. Where it is possible to acquire desired hotel properties, we can provide no assurance that we will be able to do so on favorable terms or that such properties will meet our return expectations or conform to our investment criteria. The competition to acquire attractive hotel investment opportunities could have an adverse effect on our financial condition and ability to pay distributions.

The hospitality industry is subject to unique, unforeseeable risks that may negatively impact our business and the value of your investment.

The hospitality industry is subject to unique, unforeseeable risks, such as natural disasters, pandemics and threats of pandemics, acts of terror and other catastrophes. We have no control over events of this type and they could have a substantial impact on the hospitality industry and our business if we decide to invest in additional hotel properties. Because we are unable to control the timing, duration or magnitude of these unforeseen events, the negative impact upon our business could be great.

Risks Associated with Real Estate Securities and Debt-Related Investments

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns for our stockholders.

As part of our investment strategy, we may acquire real estate-related loans, real estate-related debt securities and other real estate-related investments in the hospitality sector. The returns available to investors on these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Recently, concerns pertaining to the deterioration of credit in the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate mortgages and loans. Continued or future instability may interfere with the successful implementation of our business strategy.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

To the extent we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

To the extent we invest in fixed-rate, long-term mortgage loans and market interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates, which would lower the proceeds we would receive in the event we sell such assets. If market interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may have to originate new loans at the new, lower prevailing interest rate. To the extent we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, to the extent we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in market interest rates.

The CMBS and CDOs in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Collateralized debt obligations, or CDOs, are a type of debt obligation that are backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the mortgage backed securities we may invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

RISKS ASSOCIATED WITH DEBT FINANCING

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We have financed, and intend to finance, a portion of the purchase price of our hotel investment properties by borrowing funds. Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our real estate assets before non-cash reserves and depreciation. We may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with justification for such excess. In addition, we may incur mortgage debt and pledge some or all of our real estate assets as security for that debt to obtain funds to acquire additional real estate assets or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. However, there is no assurance that we will be able to obtain such borrowings on satisfactory terms.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Instability in the debt markets and our inability to find financing on attractive terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, underwriting standards, capital market instability or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace Moody National Advisor II, LLC as our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real estate assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

FEDERAL INCOME TAX RISKS

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We intend to operate in a manner designed to permit us to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2016. We did not meet all of the qualifications to be a REIT under the Internal Revenue Code for the year ended December 31, 2015 and the period from July 25, 2014 (the date of our inception) to December 31, 2014, including not having 100 shareholders for a sufficient number of days in 2015.

Our qualification as a REIT will depend on our ongoing satisfaction of numerous requirements established under highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations and involve the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we fail to qualify as a REIT. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership should properly be treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income. In addition, we would fail to qualify as a REIT, with the resulting consequences described above.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To qualify as a REIT, we will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to federal income tax on any undistributed taxable income and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income and excise taxes, it is possible that we might not always be able to do so.

The use of TRSs will increase our overall tax liability.

Our TRS lessees and any other of our domestic taxable REIT subsidiaries will be subject to federal and state income tax on their taxable income. Accordingly, although our ownership of TRS lessees allows us to participate in the operating income from hotel properties in addition to receiving rent, that operating income is fully subject to income tax. Such taxes could be substantial.

We will incur a 100% excise tax on transactions with our TRS lessees or other taxable REIT subsidiaries that are not conducted on an arm’s length basis. For example, to the extent that the rent paid by one of our TRS lessees exceeds an arm’s length rental amount, such excess may be subject to the excise tax. We intend that all transactions between us and our TRS lessees will be conducted on an arm’s length basis and, therefore, will not be subject to the excise tax.

If the leases of our hotels to the TRS lessees are not respected as true leases for U.S. federal income tax purposes, we will fail to qualify as a REIT.

To qualify as a REIT, we must annually satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” Rents paid to our operating partnership by TRS lessees pursuant to the leases of our hotels will constitute substantially all of our gross income. In order for such rent to qualify as “rents from real property” for purposes of the gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, financing arrangements, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we will fail to qualify as a REIT.

If any hotel managers that we may engage do not qualify as “eligible independent contractors,” or if our hotels are not “qualified lodging facilities,” we will fail to qualify as a REIT.

Rent paid by a lessee that is a “related party tenant” of ours generally will not be qualifying income for purposes of the two gross income tests applicable to REITs, but an exception is provided, however, for leases of “qualified lodging facilities” to a TRS so long as the hotels are managed by an “eligible independent contractor” and certain other requirements are satisfied. We expect to lease all or substantially all of our hotels to TRS lessees, which are disregarded subsidiaries of corporations that are intended to qualify as TRSs. We expect that the TRS lessees will engage hotel managers, including our affiliated property manager and third-party property managers that are intended to qualify as “eligible independent contractors.” Among other requirements, in order to qualify as an eligible independent contractor, the hotel manager must not own, directly or through its equity owners, more than 35% of our outstanding stock, and no person or group of persons can own more than 35% of our outstanding stock and the equity interests of the hotel manager, taking into account certain ownership attribution rules. The ownership attribution rules that apply for purposes of these 35% thresholds are complex, and monitoring actual and constructive ownership of our stock by our hotel managers and their owners may not be practical. Accordingly, there can be no assurance that these ownership levels will not be exceeded.

In addition, for a hotel management company to qualify as an eligible independent contractor, such company or a related person must be actively engaged in the trade or business of operating “qualified lodging facilities” (as defined below) for one or more persons not related to the REIT or its TRSs at each time that such company enters into a hotel management contract with a TRS or its TRS lessee. No assurances can be provided that any hotel managers that we may engage will in fact comply with this requirement in the future. Failure to comply with this requirement would require us to find other managers for future contracts, and if we hired a management company without knowledge of the failure, it could jeopardize our status as a REIT.

Finally, each property that we lease to our TRS lessees must be a “qualified lodging facility.” A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, including customary amenities and facilities, provided that no wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. The REIT provisions of the Internal Revenue Code provide only limited guidance for making determinations under the requirements for qualified lodging facilities, and there can be no assurance that these requirements will be satisfied.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. We cannot guarantee that the Internal Revenue Service will not challenge our characterization of any sale-leaseback transactions. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan, which will be taxed as a dividend to the extent of our current or accumulated earnings and profits. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Sales of our properties at gains are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property is restricted as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through a subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to federal and state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. In addition, our TRSs will be subject to federal income tax and applicable state and local taxes on their net income. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;
•	part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and
•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including shares of stock in other REITs, debt instruments issued by publicly offered REITs and certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer. No more than 25% (20% after 2017) of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. Finally, no more than 25% of our assets may consist of “nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate any investments we make to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to REITs. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect us or the taxation of our stockholders. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans. If a mezzanine loan satisfies an Internal Revenue Service safe harbor in Revenue Procedure 2003-65, the mezzanine loan will be treated as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments that comply with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset tests and could challenge treatment of interest on such loan as qualifying income for purposes of the 75% gross income test, and, if such a challenge were sustained, we could fail to qualify as a REIT.

The use of TRSs will increase our overall tax liability.

Our domestic TRSs will be subject to federal and state income tax on their taxable income. Accordingly, although our ownership of TRS lessees allows us to participate in the operating income from any hotel properties that may be acquired in addition to receiving rent, that operating income is fully subject to income tax. Such taxes could be substantial.

Non-U.S. investors may be subject to U.S. federal income tax on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled” REIT.

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to U.S. federal income tax on the gain recognized on such disposition. A non-U.S. stockholder generally would not be subject to U.S. federal income tax, however, on gain from the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT.

RETIREMENT PLAN RISKS

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock due to requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code. Furthermore, a person acting on behalf of a plan not subject to ERISA may be subject to similar penalties under applicable federal, state, local, or non-U.S. law by reason of purchasing our stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA, or other plan or arrangement subject to ERISA or Section 4975 of the Internal Revenue Code in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;
•	whether your investment is made in accordance with the documents and instruments governing your plan, IRA, or other arrangement, including the investment policy;
•	whether your investment satisfies the prudence, diversification, and other applicable fiduciary requirements in Section 404(a) of ERISA;

•	whether your investment will impair the liquidity of the plan, IRA, or other arrangement;
•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and
•	your need to value the assets of the plan annually.

You should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan, IRA, or other arrangement. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA, although there can be no assurances. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and Section 4975 of the Internal Revenue Code and some of the transactions we have entered into with our advisor and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions,” our advisor and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, our advisor and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our real estate assets. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase. For a discussion of the considerations associated with an investment in our shares by an employee benefit plan or an IRA, see “ERISA Considerations.”

Failure to satisfy the fiduciary standards of conduct and other requirements of ERISA, the Internal Revenue Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies and/or damages. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Furthermore, to the extent that the assets of a plan or arrangement not subject to the fiduciary provisions of ERISA (for example, governmental plans, non-electing church plans, and foreign plans) will be used to purchase our stock, such plans should consider the impact of applicable federal, state, local, or non-U.S. law on the decision to make such purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise proceeds in this offering;
•	our ability to effectively deploy the proceeds raised in this offering;
•	our ability to identify and acquire real estate and real estate-related assets on terms that are favorable to us;
•	risks inherent in the real estate business, including the lack of liquidity of real estate investments and potential liability relating to environmental matters;
•	our ability to successfully compete in the hospitality industry;
•	our levels of debt and the terms and limitations imposed on us by our debt agreements;
•	our ability to obtain financing on acceptable terms;
•	a decrease in the level of participation in our distribution reinvestment plan;
•	adverse developments affecting our sponsor and its affiliates;
•	changes in economic conditions generally and the real estate and debt markets specifically;
•	real estate values in markets in which we operate or plan to operate;
•	conflicts of interest arising out of our relationship with our advisor and its affiliates;
•	the availability of qualified personnel at our advisor, our property manager, our sub-property manager and dealer manager;
•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);
•	interest rates; and
•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The table below presents information regarding our intended use of the gross and net proceeds from our primary offering and our distribution reinvestment plan. The table assumes we sell (1) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (2) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire amounts set forth in the table. Raising less than the full $1,000,000,000 in the primary offering or the full $100,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below.

Shares of our common stock are being offered in our primary offering to the public at a price of $25.00 per share. Shares sold under our distribution reinvestment plan are being sold for $23.75 per share. Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share, changes in applicable law and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly.

The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. The sales commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and our organizational and offering expenses, we will use the net proceeds of the offering to invest in hospitality real estate assets and to pay the fees set forth in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

Generally, our policy is to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by our advisor in its sole discretion. Because this is a blind pool offering, it is likely that distributions paid during the early stages of our offering and before we have acquired a substantial portfolio of real estate assets will be funded primarily from offering proceeds. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

	Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%
Gross Offering Proceeds	$1,000,000,000	100.00%	$1,100,000,000	100.00%
Less Offering Expenses:
Sales Commissions	70,000,000	7.00	70,000,000	6.36
Dealer Manager Fee	30,000,000	3.00	30,000,000	2.73
Organization and Offering Expenses(1)	20,000,000	2.00	20,000,000	1.82
Net Proceeds(2)	$880,000,000	88.00%	$980,000,000	89.09%
Less:
Acquisition Fees(3)(4)	13,320,000	1.33	14,700,000	1.33
Acquisition Expenses(3)(4)	4,440,000	0.44	4,900,000	0.45
Estimated Amount Available for Investments(3)(4)(5)	$874,680,000	86.23%	$960,400,000	87.31%

(1)	Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares of our common stock in the offering, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers supported by detailed itemized invoices, amounts to reimburse our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. Our advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. We expect that our organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. In the table above, we have assumed organization and offering expenses will constitute approximately 2.0% of gross proceeds from our primary offering if we raise the maximum offering amount.

(2)	Until required in connection with the acquisition and development of hospitality real estate assets, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors.
(3)	This table excludes debt proceeds. To the extent we fund real estate asset acquisitions with debt, the amount available for investment and the amount of acquisition fees will be proportionately greater. Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. We pay to our advisor acquisition fees up to a maximum amount of 1.5% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and up to 1.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). This acquisition fee does not include any acquisition expenses payable to our advisor. In addition to the acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a real estate asset. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all of the assets acquired.
(4)	Amounts available for investments include customary third-party acquisition expenses that are included in the total acquisition costs of the real estate assets acquired. Third-party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real estate asset’s contract purchase price, or the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, vary. However, in no event will total acquisition fees (including financing coordination fees) and acquisition expenses on a real estate asset exceed 6.0% of the contract purchase price of the real estate asset. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract purchase price of all real estate assets acquired by us.
(5)	We do not anticipate establishing a general working capital reserve out of the proceeds from this offering during the initial stages of the offering; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

We expect that our portfolio will consist primarily of select-service hotel properties with premier brands, including, but not limited to, Marriott, Hilton and Hyatt, that are located in major metropolitan markets in the East Coast, West Coast and Sunbelt regions of the United States. To a lesser extent, we may also invest in other hospitality properties located within other markets and regions as well as real estate securities and debt-related investments related to the hospitality sector. We may purchase single properties or portfolios of properties, including from our affiliates. Our board of directors may adjust our investment focus from time to time based upon market conditions and other factors our board of directors deem relevant.

In identifying investments, we rely upon a market optimization investment strategy and acquisition model that analyzes economic fundamentals and demographic trends in major metropolitan markets. By utilizing a targeted, disciplined approach, we believe that we will be able to capitalize on market inefficiencies and identify undervalued investment opportunities with underlying intrinsic value that have the potential to create greater value at disposition. Our investment strategy seeks to identify technical pressures created by demographic, business and industry changes, which we believe leads to supply and demand imbalances within certain sectors of commercial real estate.

Based on our internal research, we believe that presently the hospitality sector, compared to other real estate asset classes, has the greatest supply-demand imbalance, which should lead to upward pressure on room rates. In addition, we believe that hotel properties continue to trade below historical price levels, resulting in attractive purchasing opportunities at this present time. More specifically, we believe that premier-brand, select-service hotel properties in major metropolitan markets have the potential to generate attractive returns relative to other types of hotel properties due to their ability to achieve Revenue per Available Room (RevPAR) levels at or close to those achieved by traditional, full-service hotels while achieving higher profit margins due to their more efficient operating model and more predicable net operating income. In addition, our market optimization investment strategy, accounting for growth potential and risks related to asset devaluation, takes into account current supply-demand imbalances and targets markets that offer stable population growth, high barriers to entry and multiple demand generators.

Investment Objectives

Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;
•	pay attractive and stable cash distributions to stockholders; and
•	realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within the parameters of the investment objectives and policies established by our board of directors, our advisor, subject to the oversight and review of our board of directors, has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each such determination and the basis therefore is set forth in the minutes of the meetings of our board of directors.

Primary Focus— “Select-Service” Hospitality Real Property Investments

We intend to invest the majority of our assets in hotel properties, as we believe this asset class provides unique opportunities for return on investment at this time. Specifically we expect the majority of our direct real property investments will consist of stabilized, income-producing select-service hotel properties with premier brands, including, but not limited to, Marriott, Hilton, and Hyatt, that have been fully constructed and that have significant operating histories. Select-service hotels target business-oriented travelers by providing clean rooms with basic amenities. In contrast to lower-cost budget motels, select-service hotels provide amenities such as an exercise room, business facilities and breakfast buffets. In contrast to full-service hotels, select-service hotels typically do not have a full-service restaurant, which is relatively costly to operate.

To a lesser extent, we may also invest in other types of hotel properties and hospitality assets. For example, our portfolio may also include a relatively smaller proportion of “value added” investment opportunities that arise in circumstances where a hotel property may be situationally undervalued or where product repositioning, capital expenditures or improved hotel management may increase cash flows. In addition, we may also invest in “opportunistic” real properties or properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of acquisition.

We anticipate that the majority of our direct hotel property investments will be made in major metropolitan markets that are located in the East Coast, West Coast and Sunbelt regions of the United States. We may also selectively invest in other geographic regions, such as Canada and Mexico and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives.

When evaluating potential investments, our advisor will consider such factors as:

•	diversification benefits relative to the rest of the investments within our portfolio;
•	broad assessment of macro and microeconomic, employment and demographic data and trends;
•	regional, market and property specific supply/demand dynamics;
•	physical condition and location of the hotel property;
•	market rents and opportunity for revenue and net operating income growth;
•	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;
•	risk characteristics of the investment compared to the potential returns and available alternative investments; and
•	additional factors considered important to meeting our investment objectives.

We may also invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10.0% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To the extent we invest in development properties, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond to help ensure performance by the builders of real properties that are under construction. Our advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Our advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with our advisor or our property manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

We may adjust our investment focus from time to time based upon market conditions and our advisor’s views on relative value as market conditions evolve.

The Hospitality Industry

According to our research, the hotel space has a significant supply-demand imbalance compared to other real estate asset classes. We believe that hotel properties continue to be trading below their normal pricing, which creates buying opportunities today, while a supply-demand imbalance should create upward pressure on room rates.

Long-term room night demand has historically been positively correlated with gross domestic product, or GDP, growth. During the past 20 years, hotel demand growth was negative at only three points, most notably during the recent recession, which we refer to as the “Great Recession.” However, hotel demand rose steadily during periods of economic growth, especially during the late 1990’s and mid-2000’s. As a result, many industry experts project a continued increase in hotel demand.

U.S. Market Demand – Hospitality

Demand vs. GDP (1988 - 2016)

(1)	Historical Total Supply/Demand Percent Change: STR Trend Report for 1987 through August 2014
(2)	Forecast Total Supply/Demand Percent Change: PKF Hotel Horizons Econometrics of U.S. Lodging Markets - June - August 2015 Edition
(3)	Historical GDP: http://www.bea.gov/national/xls/gdpchg.xls
(4)	Forecast GDP: http://www.ers.usda.gov/datafiles/International_Macroeconomic_Data/Baseline_Data_Files/Projected RealGDPValues.xls

The hotel industry has been in a period of under-supply since 2001, with the exception of 2008 and 2009. The current slowdown in new supply is due to both the unavailability of new financing and the downturn in hotel rates experienced during the Great Recession. New hotel projects often take several years to complete, especially in the current environment with lenders still being cautious about approving new projects. Smith Travel Research projects new hotel supply will grow at a slower pace than the 20-year average of 1.9% per year. Consequently, existing operators should experience the full benefit of the impending hotel recovery because the new supply is not projected to equal the growth in demand.

U.S. Market Supply – Hotels

Supply Deviation from Average (1988 - 2016)

(1)	Historical Total Supply/Demand Percent Change: STR Trend Report for 1987 through August 2014
(2)	Forecast Total Supply/Demand Percent Change: PKF Hotel Horizons Econometrics of U.S. Lodging Markets - June - August 2015 Edition
(3)	Average Supply Growth: http://hotelnewsnow.com/Article/13271/US-forecast-sees-continued-march-to-normalcy

During 2009, Revenue Per Available Room (RevPAR), the primary metric for gauging the performance of hotel rooms and demand for hotel rooms, decreased by approximately 16.7% as a result of the decrease in demand. By contrast, beginning in 2010, demand began to eclipse supply and has continued in the following years. According to PKF Hospitality Consulting’s 2014 projections, full-year industry room supply will increase by approximately 1.0%, while demand will increase by approximately 3.2%. As a result of this imbalance, RevPAR increases are expected to continue through 2016. Furthermore, these annual increases in RevPAR are expected to result in increased asset valuations. Thus, the combination of demand increasing faster than new supply should result in pricing power and asset appreciation for hotel investors.

U.S. Hotel Supply, Demand, & RevPAR Trends
RevPAR vs. Supply vs. Demand (1988 - 2016)

(1)	Historical RevPAR: STR Trend Report for 1987 through August 2014
(2)	Forecast RevPAR: PKF Hotel Horizons Econometrics of U.S. Lodging Markets June - August 2015 Edition
(3)	Historical Total Supply/Demand Percent Change: STR Trend Report for 1987 through August 2014
(4)	Forecast Total Supply/Demand Percent Change: PKF Hotel Horizons Econometrics of U.S. Lodging Markets - June - August 2015 Edition

As hotel demand increases at a faster rate than new supply, the anticipated result will be pricing power. As a result, hotel property owners are expected to have the ability to increase room rates dramatically due to the under-supply of hotel rooms. As a result, hotel industry experts anticipate a rise in pricing power, increased revenues and asset appreciation during the near-term. The chart below reflects historical and projected trends in RevPAR.

U.S. Market RevPAR

RevPAR Growth (1988-2016)

(1)	Historical RevPAR: STR Trend Report for 1987 through August 2014
(2)	Forecast RevPAR: PKF Hotel Horizons Econometrics of U.S. Lodging Markets June - August 2015 Edition

Although multiple industry analysts project continued rate increases in the hospitality industry, we believe there will still be buying opportunities. While some investors purchase and sell hotel properties based on the timing of market fundamentals and therefore would be less inclined to sell into a market with rising rates and occupancies, other factors may motivate a seller. For example, we believe many hotel investors will consider selling hotel properties due to the number of 10-year loans coming due by 2017. These loan maturities will, in many instances, create situations where owners are motivated to sell their hotels, even at discounted values, in order to pay off a maturing loan. Owners may also face pressure to return invested funds to investors within the timeframe they originally expected.

Improvements

We anticipate that property improvements required at the time of our investment in a hotel property will be funded from our offering proceeds. Maintenance of franchise licenses for our hotel properties is subject to our ability to maintain our franchisor’s operating standards and other terms and conditions. To maintain our hotel properties in accordance with these standards, it is likely that we will be required to expend substantial funds for improvements and refurbishments.

Hotel Property Ownership

We will generally hold fee title or a long-term leasehold estate in the hotel properties we acquire. We have acquired, and intend to acquire, such interests either (1) directly through our operating partnership or through wholly owned subsidiaries of our operating partnership or (2) indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the real properties, Moody National affiliates or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

We have leased, and intend to lease, the hotels that we acquire, other than pursuant to sale-leaseback transactions, to a TRS lessee. We will negotiate the terms and provisions of each future lease, considering such things as the purchase price paid for the hotel, then current economic conditions and any other factors deemed relevant at the time. We expect the leases to generally provide for each TRS lessee to pay in each calendar month the base rent plus, in each calendar quarter, percentage rent, if any. Each TRS lessee shall be required to make (at our sole cost and expense) all capital expenditures required in connection with emergency situations, legal requirements, maintenance of the applicable franchise agreement, the performance by lessee of its obligations under the lease and other permitted additions to the leased property.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain a purchase option on such property. The amount paid for a purchase option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership or participation arrangements with affiliated or non-affiliated third parties for the purpose of obtaining interests in hotel properties. We may also enter into joint ventures for the development or improvement of hotel properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct property investments.

Our advisor or its affiliates, including our property manager, will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with Moody National affiliates, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and
•	the investment by us and such affiliate are on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.

We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.
•	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.
•	Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

Any joint ventures with our affiliates will result in certain conflicts of interest.

Acquisition of Properties from Our Affiliates

We are not precluded from acquiring hotel properties, directly or through joint ventures, from our affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus. Subject to this limitation, our sponsor, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such investment and our cost to acquire the property may be in excess of the cost that we would have incurred if we had acquired the property on an arm’s-length basis from a third party. In addition, our advisor and its affiliates receive fees for such transactions including acquisition fees.

Due Diligence

Prior to acquiring a hotel property, our advisor or its affiliates, including our property manager, will perform a diligence review on investments we make. As part of this review, our advisor will obtain an environmental site assessment for each proposed property acquisition, which at a minimum will include a Phase I assessment. We will generally not close the purchase of any property unless we are satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that off-set any potential environmental risk or liability. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;
•	environmental reports;
•	surveys;
•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;
•	audited financial statements covering recent operations of real properties having operating histories; and
•	title and liability insurance policies.

Secondary Focus—Securities and Debt-Related Investments

In addition to direct investments in hotel properties, we may also acquire real estate securities and debt-related investments in the hospitality sector. We expect that our total investments in real estate securities and debt-related investments would be a substantially smaller proportion of our overall portfolio than our direct investments in hotel properties. However, we are not specifically limited in the number or size of our real estate securities and debt-related investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate-related security or debt-related investment. The specific number and mix of real estate securities and debt-related assets in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing and the amount of proceeds we raise in the offering.

Our advisor has substantial discretion with respect to identifying and evaluating specific securities and debt-related investments. Our charter provides that we may not invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of real estate securities and debt-related investments to make, our advisor will evaluate the following criteria:

•	positioning the overall portfolio to achieve an optimal mix of real property, real estate securities and debt-related investments;
•	diversification benefits relative to the rest of the securities and debt-related investments within our portfolio;
•	fundamental securities analysis;
•	quality and sustainability of underlying property cash flows;
•	broad assessment of macro-economic data and regional property level supply and demand dynamics;
•	potential for delivering high current income and attractive risk-adjusted total returns; and
•	additional factors considered important to meeting our investment objectives.

Real Estate Securities

We may make equity investments in REITs and other real estate companies if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We may make investments in other entities when we consider it more efficient to acquire an entity that already owns real estate assets meeting our investment objectives than to acquire such assets directly.

Debt-Related Investments

The debt-related investments in which we may invest include first and second mortgages, mezzanine and bridge loans, debt and derivative securities related to real estate, including mortgage-backed securities, collateralized debt obligations (CDOs), debt securities issued by real estate companies and credit default swaps. We may structure, underwrite and originate the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. If we originate loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor will source our debt investments and provide loan servicing. We pay our advisor acquisition fees for loans that we make or acquire and asset management fees for the loans that we hold for investment. We may sell some loans that we originate to third parties for a profit. We expect to hold other loans for investment and in some instances to securitize these loans through a CDO structure. We intend to fund the loans we originate with proceeds from our initial public offering and from lenders.

Borrowing Policies

We use, and intend to use in the future, secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and debt-related investments. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

Consistent with the leverage policy adopted by our board of directors, we expect that after we have invested substantially all of the proceeds of this offering, our debt financing will be approximately 75% of the aggregate costs of our investments before non-cash reserves and depreciation. Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio.

There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of building our portfolio when the costs of our investments are most likely to exceed our net offering proceeds.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is approaching maturity or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, are reviewed by our board of directors at least quarterly.

Disposition Policies—Real Property Investments

We will generally acquire hotel properties with an expectation of holding each property for an extended period. However, circumstances might arise which could result in a shortened holding period for certain properties. A property may be sold before the end of the expected holding period if:

•	there exist diversification benefits associated with disposing of the property and rebalancing our investment portfolio;
•	an opportunity has arisen to pursue a more attractive property or real estate securities or debt-related investment;
•	in the judgment of our advisor, the value of the property might decline;
•	the property was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;
•	there exists an opportunity to enhance overall investment returns by raising capital through the sale of the property; or
•	other factors that, in the judgment of our advisor, lead to a determination that the sale of the property is in our stockholders’ best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the property. We cannot assure you that this objective will be realized. The selling price of a property will be based on RevPAR and ADR. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and by the then-prevailing economic conditions. We may also sell properties to affiliates upon a determination by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us. While there is no minimum on the price we must receive in such transactions, our board of directors must approve such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Disposition Policies—Securities and Debt-Related Investments

Our advisor has substantial discretion in connection with the disposition of securities and debt-related investments. In general, the holding period for our securities and debt-related investments is expected to be shorter than the holding period for our properties. The determination of whether a particular security or debt-related asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered by the advisor when disposing of a securities or debt-related asset include:

•	the prevailing economic, real estate and securities market conditions;
•	the extent to which the investment has realized its expected total return;
•	portfolio rebalancing and optimization;
•	diversification benefits;
•	opportunity to pursue a more attractive real property, securities or debt-related investment;
•	liquidity benefits with respect to having sufficient funds for our share repurchase program; and
•	other factors that, in the judgment of our advisor, lead to a determination that the sale of the security or debt-related asset is in our best interests.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. Pursuant to our charter, we will not:

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property, real estate securities and debt-related investments;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with any of our directors, our sponsor, our advisor or any of their affiliates, such appraisal shall be obtained from an independent appraiser selected by the independent directors. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;
•	invest in indebtedness secured by a mortgage loan that is subordinate to any lien or other indebtedness of any of our directors, our sponsor, our advisor or any of our affiliates;
•	invest in equity interests of another issuer unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;
•	make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;
•	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;
•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase program);
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	issue options or warrants to purchase shares to our sponsor, our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants, if any, are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;
•	issue equity securities on a deferred payment basis or under similar arrangement;
•	engage in underwriting or the agency distribution of securities issued by others; or
•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Liquidity Strategy

We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within three to six years from the completion of our initial public offering; however, the timing of any such event will be significantly dependent upon economic and market conditions after completion of our primary offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when such a suitable transaction will be available.

Prior to our completion of a liquidity event, our share repurchase program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. For more information on our share repurchase program, see “Description of Capital Stock—Share Repurchase Program.”

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action letters were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action letters were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board of directors’ direction, oversight and approval.

We have a total of three directors, two of whom are independent of us, our advisor and our respective affiliates. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediate family), be associated with us, our advisor, our sponsor or any of their affiliates within the last two years of becoming a director by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than us, (2) employment by our sponsor, our advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than service as one of our directors, (4) performance of services, other than as a director, for us, (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. We refer to our directors who are not independent as our “affiliated directors.”

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors from time to time. Our charter also provides that a majority of our directors must be independent directors, that each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each of our directors is elected by the stockholders and serves for a term of one year and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurs. If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Responsibilities of Directors

The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•	approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions;
•	approving and overseeing our debt financing strategies;
•	approving and monitoring the relationship between our operating partnership and our advisor;
•	approving joint ventures, limited partnerships and other such relationships with third parties;
•	approving a potential liquidity event;
•	determining our distribution policy and authorizing distributions from time to time; and
•	approving amounts available for repurchases of shares of our common stock.

Our directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. Our directors will meet quarterly or more frequently as necessary.

Our directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out. Any change in our investment objectives as set forth in our charter must be approved by our common stockholders.

Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. Our charter has been reviewed and ratified by a vote of the directors and at least a majority of the independent directors. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement, our advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, our sponsors, our advisors or any of our affiliates.

As part of their review of our advisor’s compensation, the independent directors consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;
•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;
•	the success of our advisor in generating investment opportunities that meet our investment objectives;
•	rates charged to other externally advised REITs and similar investors by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;
•	the performance of our real estate assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•	the quality of our real estate assets relative to the investments generated by our advisor for its own account.

The independent directors shall record their findings on the factors they deem relevant in the minutes of the meeting of the board of directors.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee.

Audit Committee

Our board of directors has established an audit committee, which will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee is currently comprised of two directors, Messrs. Clifford McDaniel and Charles Horn, each of whom is an independent director. Mr. Horn serves as the chairman of the audit committee and has been designated as the audit committee’s financial expert.

All audit committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The audit committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The audit committee considers and approves (1) any non-audit services provided by an independent auditor and (2) certain non-audit services provided by an independent auditor to our advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The audit committee has sole authority to hire and fire any independent auditor we employ and is responsible for approving all audit engagement fees and terms and resolving disagreements between us and our independent auditors regarding financial reporting. Our independent auditors report directly to the audit committee.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Position
Brett C. Moody	Chairman of the Board, Chief Executive Officer and President
Robert W. Engel	Chief Financial Officer
Clifford P. McDaniel	Independent Director
Charles L. Horn	Independent Director

Brett C. Moody, age 52, serves as our Chairman of our board of directors, Chief Executive Officer and President. Mr. Moody also serves as Chief Executive Officer and President of our advisor. Mr. Moody also serves as Chairman of the board of directors, Chief Executive Officer and President of our affiliate, Moody National REIT I, Inc. and Chief Executive Officer and President of its advisor, positions he has held since its inception in 2008. Mr. Moody founded Moody Mortgage Corporation in 1996 and has served as its Chairman and Chief Executive Officer since its formation. Mr. Moody, who has over 20 years of commercial real estate experience, has since guided the growth of his company from a mortgage company to a full service real estate firm, which includes affiliates Moody National Mortgage Corporation, Moody National Realty Company, Moody National Management, Moody National Hospitality Management, LLC , Moody National Development Company and their respective subsidiaries, collectively referred to as the Moody National Companies. His primary responsibilities include overseeing real estate acquisitions and management as well as building, coaching and leading the Moody National Companies team of professionals. As Chairman of the Board and Chief Executive Officer of Moody National Mortgage Corporation, Mr. Moody has closed over 200 transactions totaling over $2 billion. Prior to founding Moody National Mortgage Corporation, Mr. Moody was a financial analyst for the Dunkum Mortgage Group, now Live Oak Capital. Mr. Moody also serves on the Board of Directors of Foundation for the Future, the Yellowstone Academy for At Risk Children, and the Palmer Drug Abuse Program. Mr. Moody attended the University of Texas at Austin, but did not receive any degrees.

Our board of directors, excluding Mr. Moody, has determined that the leadership positions previously and currently held by Mr. Moody, and the extensive experience he has accumulated from acquiring and managing investments in commercial real estate and debt, have provided Mr. Moody with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

Robert W. Engel, age 61, serves as our Chief Financial Officer. Mr. Engel also serves as Chief Financial Officer and Treasurer of our affiliate, Moody National REIT I, positions he has held since January 2008, and as Secretary of Moody National REIT I, a position he has held since May 2010. In addition, Mr. Engel also serves as the Chief Financial Officer—Real Estate Development and Management of the Moody National Companies Organization, a position he has held since September 2006. Prior to working at the Moody National Companies Organization, Mr. Engel served as the Division Controller, Real Estate Development and Management, of BMS Management, Inc., an owner and manager of commercial and multifamily properties primarily in Houston, Texas from May 2005 to September 2006. From November 1999 to May 2005, Mr. Engel served as Controller and Chief Financial Officer, Real Estate Development and Management for Hartman Management, Inc., advisor to Hartman Commercial Properties REIT, which provides commercial real estate services. Mr. Engel has a Bachelor of Business Administration with highest honors with a major in Accounting from the University of Texas at Austin in Austin, Texas. Mr. Engel is a CPA and holds memberships in the American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants. Mr. Engel is also a CPM, with membership in the Institute of Real Estate Management, and a CCIM as a member of the CCIM Institute. He is a licensed real estate broker in the State of Texas. Mr. Engel holds Series 7, 22, 24, 27, 62 and 63 licenses with FINRA.

Clifford P. McDaniel, age 54, has served as one of our independent directors since February 2016. Since February 2015, Mr. McDaniel has served as an Executive Managing Director of the Affordable Housing Group in the Houston office of ARA, a Newmark Company, a real estate investment brokerage firm. From January 1996 to February 2015, Mr. McDaniel served as a Principal with ARA. In his roles at ARA, Mr. McDaniel has developed expertise in the financial and procedural aspects of real estate transactions for multiple institutional clients. Mr. McDaniel also serves at the Executive Director of On Track Ministries, Vice President of Club Outreach Ministries and Secretary of West Houston 15 MUD. Mr. McDaniel received a Bachelor of Science degree in Communications from the University of Texas in 1984.

Our board, excluding Mr. McDaniel, has determined that Mr. McDaniel’s current and previous experience in strategic real estate acquisitions and dispositions has provided Mr. McDaniel with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Mr. McDaniel was elected to the board to replace Douglas Y. Bech, who served as an independent director on our board until February 22, 2016.

Charles L. Horn, age 55, has served as one of our independent directors, and as Chairman of our Audit Committee, since August 2014. Mr. Horn also serves as an independent director and as Chairman of the Audit Committee of our affiliate, Moody National REIT I, Inc., positions he has held since May 2012. Since December 2009, Mr. Horn has served as the Executive Vice President and Chief Financial Officer of Alliance Data Systems, Inc. (NYSE: ADS), a leading provider of customer loyalty and marketing solutions. From 1999 to November 2009, Mr. Horn served as Senior Vice President and Chief Financial Officer for Builders Firstsource, Inc. (NASDAQ: BLDR), a leading supplier of structural building materials to homebuilders. From 1994 to 1999, Mr. Horn served as Vice President of Finance and Treasury for the retail operations of Pier 1 Imports, Inc., and, from 1992 to 1994, Mr. Horn served as Executive Vice President and Chief Financial Officer of Conquest Industries. Mr. Horn holds a Bachelor’s degree in business administration from Abilene Christian University and an MBA from the University of Texas at Austin. Mr. Horn is a Certified Public Accountant in the State of Texas.

Our board of directors, excluding Mr. Horn, has determined that Mr. Horn’s experience as the chief financial officer of public, listed companies and as a certified public accountant has provided Mr. Horn with the experiences, attributes and skills necessary to effectively carry out his duties and responsibilities as a director.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor and receives compensation for his or her services, including services performed on our behalf, from our advisor. Although we indirectly bear some of the costs of the compensation paid to our executive officers, either through fees or expense reimbursements we pay to our advisor, We do not currently, nor do we intend to, pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor, are entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.

We pay each of our independent directors an annual retainer of $50,000, plus $2,000 for each in-person meeting of the board of directors attended, $1,500 for each in-person committee meeting attended and $1,000 for each telephonic meeting in which such independent director participates. The audit committee chairperson receives an additional $10,000 annual retainer.

We have adopted an independent directors compensation plan, which operates as a sub-plan of our long-term incentive plan (described below) pursuant to which each of our independent directors is entitled, subject to the plan’s conditions and restrictions, to receive an initial grant of 5,000 shares of restricted stock when we have raised $2,000,000 in gross offering proceeds. Each subsequent independent director that joins our board of directors will receive an initial grant of 5,000 shares of restricted stock upon his or her election to our board of directors. In addition, on the date following an independent director’s reelection to our board of directors, he or she will receive an additional grant of 2,500 shares of restricted stock upon each of the first four annual meetings of stockholders when he or she is reelected to our board of directors. The restricted stock will generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier of (1) the termination of the independent director’s service as a director due to death or disability, or (2) we experience a change in control. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our executive officers, we will not pay any compensation to such person for services rendered as a director.

Long-Term Incentive Plan

We have adopted a long-term incentive plan which we use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently anticipate that we will issue awards only to our independent directors under our long-term incentive plan.

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

Our board of directors or a committee appointed by our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors receive shares of restricted stock under a sub-plan to our long-term incentive plan, thereby aligning their interests more closely with the interests of our stockholders. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum number of 2,000,000 shares for issuance under the long-term incentive plan, of which 1,987,500 shares remained as of April 15, 2016. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we have obtained directors and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;
•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Additionally, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitations set forth above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;
•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;
•	the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and
•	the party seeking indemnification provides us with a written agreement to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

Moody National Advisor II, LLC, our advisor, and a wholly owned subsidiary of our sponsor, was formed as a Delaware limited liability company in July 2014. Our Chairman of the Board, Chief Executive Officer and President, Mr. Brett C. Moody, controls and indirectly owns our advisor. We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy.

Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Under the terms of the advisory agreement, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;
•	research, identify, review and recommend to our board of directors for approval investments in real estate assets and dispositions consistent with our investment policies and objectives;
•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real estate assets will be made;

•	actively oversee and manage our portfolio of real estate assets for purposes of meeting our investment objectives;
•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;
•	arrange for financing and refinancing of our real estate assets; and
•	recommend various liquidity events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

Our advisor’s real estate professionals have engaged in investing and managing real estate assets in 46 privately held real estate programs, including performing portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, investor relations, legal and accounting functions. In addition, our advisor’s management team currently advises Moody National REIT I, an affiliated public, non-listed REIT, in a similar capacity.

Our advisor is managed by the following individuals:

Name	Position
Brett C. Moody	Chief Executive Officer and President
Robert W. Engel	Chief Financial Officer

Mr. Moody has primary responsibility for management decisions of our advisor, including the selection of real property investments to be recommended to our board of directors, the negotiations in connection with these investments and the hotel management and leasing of real properties. For biographical information on Messrs. Moody and Engel, see “—Directors and Executive Officers.”

The Advisory Agreement

The term of the advisory agreement is for one year from the commencement of our offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement, and the criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors. The advisory agreement may be terminated:

•	immediately by us or our operating partnership for “cause,” or upon the bankruptcy of our advisor;
•	without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or
•	with “good reason” by our advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure to obtain a satisfactory agreement from any successor to assume and agree to perform our or our operating partnership’s obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function.

Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Additionally, the special limited partnership interest holder may be entitled to a one-time payment upon redemption of the special limited partnership interests (based on an appraisal or valuation of our portfolio) in the event that the special limited partnership interest holder would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See “Management Compensation” for a detailed discussion of the compensation payable to our advisor under our advisory agreement and the payments that the special limited partnership interest holder may be entitled to receive with respect to the special limited partnership interests. We also describe in that section our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns asset management fees or acquisition, or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.

Holdings of Shares of Common Stock, Limited Partnership Interests and Special Limited Partnership Interests

We issued 8,000 shares of our common stock to Moody National REIT Sponsor, LLC, our sponsor, for $200,000 in cash. Our sponsor may not sell these shares for so long as one of its affiliates serves as our advisor. Our limited partner contributed $1,000 for limited partnership interests, and the special limited partnership interest holder contributed $1,000 in exchange for special limited partnership interests. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

Moody Securities, LLC, our dealer manager and an affiliate of our sponsor, is a member firm of FINRA. Moody Securities, LLC is indirectly owned by Mr. Moody. Moody Securities, LLC provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We pay our dealer manager a sales commission equal to 7.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering, all or a portion of which may be reallowed to participating broker-dealers. We also pay our dealer manager a dealer manager fee equal to 3.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering, all or a portion of which may be reallowed to participating broker-dealers (excluding funds retained for the payment of wholesaling commissions, training and education costs and overhead expenses). Moody Securities, LLC only has experience acting as a dealer manager for one public offering in addition to ours, Moody National REIT I.

Moody Securities, LLC is managed by the following individuals:

Name	Position
Melinda G. LeGaye	President
Robert W. Engel	Chief Financial Officer and Treasurer

For biographical information on Mr. Engel, see “— Directors and Executive Officers.” The biographical information of Ms. LeGaye is as follows:

Melinda G. LeGaye serves as President of Moody Securities, LLC. Ms. LeGaye also serves as President of MGL Consulting, LLC, a firm she founded in 1984 to provide registration and compliance services to broker-dealers, investment advisors and insurance companies. Ms. LeGaye holds a Bachelor of Business Administration from Sam Houston State University in Huntsville, Texas. She holds the General Securities Principal, General Securities Representative, Financial and Operations Principal, the Municipal Securities Principal, Direct Participation Program Principal, Direct Participation Program Representative, Commodities Representative and the Uniform State Agent Law Examination registrations with FINRA and the Texas State Securities Board. She is a member of the National Association of Compliance Professionals.

Affiliated Property Manager

Certain of our hospitality properties are managed and operated by Moody National Hospitality Management, LLC, our affiliated property manager, or a sub-property manager.

Moody National Hospitality Management, LLC, a Texas limited partnership, is owned by 4MCH, LLC, a Texas limited liability company. Mr. Moody does not have a direct ownership interest in 4MCH, LLC; however, Mr. Moody is the manager, president, secretary and treasurer of 4MCH, LLC and serves as trustee for each of the trusts that have an ownership interest in 4MCH, LLC. Our property manager was organized in 2012 to lease and manage real properties acquired by Moody National affiliates and third parties. Currently, our property manager performs hotel management services for our affiliate, Moody National REIT I, a public, non-listed REIT also sponsored by our sponsor, which has investment objectives generally similar to ours.

We, indirectly through our taxable REIT subsidiaries, or TRSs, pay our property manager a monthly hotel management fee equal to 4.0% of the monthly gross receipts from the properties managed by our property manager for services it provides in connection with operating and managing properties. Our property manager may pay some or all of the compensation it receives from a TRS to a third-party property manager for management or leasing services. In the event that our TRS lessee contracts directly with a non-affiliated third-party property manager, it will pay our property manager a market-based oversight fee. The hotel management fees we, indirectly through our TRS lessee, pay to our property manager will include, without additional expense to us, all of our property manager’s general overhead costs. Our TRS lessee reimburses the costs and expenses incurred by our property manager, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties but will not reimburse personnel costs other than employees or subcontractors who are engaged in the on-site operation, maintenance or access control of the properties.

We also, indirectly through our taxable REIT subsidiaries, pay an annual incentive fee to our property manager. Such annual incentive fee is equal to 15% of the amount by which the operating profit from the properties managed by our property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. Our property manager may pay some or all of this annual fee to third-party sub-property managers for management services. For purposes of this fee, “total investment” means the sum of (1) the price paid to acquire a property, including closing costs, conversion costs, and transaction costs; (2) additional invested capital; and (3) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

Our property manager hires, directs and establishes policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, or companies affiliated with our advisor. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity.

Our property manager may engage an affiliate or third-party property manager to provide management and/or leasing services at select properties. If our property manager engages an affiliate or third-party property manager, it will be responsible for supervising and compensating such third-party property manager.

MANAGEMENT COMPENSATION TABLE

Although we have executive officers who manage our operations, we have no paid employees. Our advisor manages our day-to-day affairs and our portfolio of investments. The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates, including the dealer manager, in connection with our organization, this offering and our operations, assuming we sell the maximum of $1,000,000,000 in shares in the primary offering, we sell all shares in this offering at the highest possible sales commissions and dealer manager fees and there are no discounts in the price per share. No effect is given to any shares sold through our distribution reinvestment plan.

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering

	Organizational and Offering Stage

Sales Commission(2)–Dealer Manager	7.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). Our Dealer Manager Agreement allows a participating broker-dealer to elect to receive the re-allowed selling commission at the time of sale, or it can elect to have the selling commission paid on a trailing basis as agreed between the dealer manager and the participating dealer. In no event, however, will the selling commission paid or re-allowed exceed 7.0%.	$70,000,000

Dealer Manager Fee(2)–Dealer Manager	3.0% of the gross offering proceeds from the sale of shares in the primary offering, a portion of which may be reallowed to participating broker-dealers (excluding funds retained for the payment of wholesaling commissions, training and education costs and overhead expenses).	$30,000,000

Organizational and Offering Expense Reimbursement–Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the advisor and would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. We estimate that organization and offering expenses (excluding sales commissions and dealer manager fees) will represent approximately 2.0% of gross proceeds from our primary offering, or approximately $20,000,000, if we raise the maximum offering amount.	$20,000,000

	Operational Stage

Acquisition Fees(3) –Advisor or its affiliates	1.5% of (1) the cost of all investments we acquire (including our pro rata share of any indebtedness assumed or incurred in respect of the investment and exclusive of acquisition and financing coordination fees), (2) our allocable cost of investments acquired in a joint venture (including our pro rata share of the purchase price and our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) or (3) the amount funded by us to acquire or originate a loan or other investment, including mortgage, mezzanine or bridge loans (including any third-party expenses related to such investment and exclusive of acquisition fees and financing coordination fees). Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.	$13,200,000 (assuming no leverage is used to purchase real estate assets). $52,800,000 (assuming a leverage ratio of 75%).

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering

Annual Incentive Fees(7)–Moody National Hospitality Management, LLC	We, indirectly through our TRS lessee, also pay an annual incentive fee to our property manager. Such annual incentive fee is equal to 15% of the amount by which the operating profit from the properties managed by our property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. Our property manager may pay some or all of this annual fee to third-party property managers for management services.

	For purposes of this fee, “total investment” means the sum of (1) the price paid to acquire a property, including closing costs, conversion costs, and transaction costs; (2) additional invested capital; and (3) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.	The actual amount depends on gross revenues of properties and the total investment in properties, as well as the NASAA REIT Guidelines 15% limitation, and, therefore, cannot be determined at this time.

Operating Expenses(4)–Advisor	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor or its affiliates receives acquisition, disposition or asset management fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers.	Actual amounts depend upon expenses paid or incurred and the NASAA REIT Guidelines 2%/25% limitation, and therefore, cannot be determined at the present time.

Liquidity Stage

Disposition Fees(5)–Advisor or its affiliates	If our advisor provides a substantial amount of services in connection with the sale of a property or other investment, as determined by our independent directors, we may pay our advisor a disposition fee equal to the lesser of (1)(a) where a brokerage commission is also payable to a third party, one-half of the aggregate brokerage commission paid, including brokerage commissions payable to third parties, or (b) where no brokerage commission is payable to any third party, the competitive real estate commission or (2) 3.0% of the contract sales price of each property or other investment sold provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Actual amounts depend upon the sales price of investments, and therefore cannot be determined at this time.

Special Limited Partnership Interests(6)(7)– Moody National LPOP II, LLC	The special limited partnership interest holder, was issued special limited partnership interests upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special limited partnership interests will be entitled to receive distributions equal to 15.0% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the special limited partnership interest holder will be entitled to a separate payment if it redeems its special limited partnership interests. The special limited partnership interests may be redeemed upon: (1) the listing of our common stock on a national securities exchange; or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Moody LPOP II would have been entitled to receive, as described above, as if our operating partnership had disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (1) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; or (2) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.	Actual amounts depend upon future liquidity events and the NASAA REIT Guidelines 15% limitation, and therefore cannot be determined at this time.

(1)	Our advisor may elect, in its sole discretion, to have any of the fees payable to advisor paid in cash, in shares of our common stock, or a combination of both. For the purposes of the payment of such fees in shares of our common stock, prior to the termination of our offering stage, each such share will be valued at the then-current public offering price of shares of our common stock minus the maximum allowed selling commissions and dealer manager fee. At all other times, each share will be valued at a price equal to the most recently determined estimated value per share.

(2)	The sales commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. We may later elect to modify our commission structure, including adopting multiple share classes or additional trailing commissions, depending on changes in industry regulations and best practices. Any such modification, and subsequent offers and sales, will be subject to any applicable regulatory approvals.
(3)	Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, which amount is referred to in our charter as the “costs of investments.” Acquisition expenses include expenses related to the acquisition of real estate assets including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, nonrefundable option payments or property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to the selection and acquisition of properties whether or not acquired. Acquisition expenses are generally paid to third parties and/or in addition to the acquisition fees paid to our advisor. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price. We have assumed acquisition expenses will constitute 0.5% of net proceeds.

(4)	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us. However, beginning with the fourth quarter after the first quarter in which we made our first investment, we will not reimburse our advisor for the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of (1) 2.0% of our average invested assets, or (2) 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, in which case such determination, together with an explanation of the factors considered in making such determination, will be disclosed to our stockholders within 60 days after the end of the quarter in which such excess occurred. Any such determination and the reasons supporting such determination will also be recorded in the minutes of the meetings of our board of directors. In the event that our independent directors do not determine that such excess expenses were justified, then our advisor will reimburse us at the end of the 12-month period during which the excess expenses were incurred for the amount by which those expenses exceeded the NASAA REIT Guidelines 2%/25% limitation. For purposes of these limits, (1) “average invested assets” means the average of the aggregate monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, (2) “net income” is our total revenues less our total expenses excluding depreciation, reserves for bad debts or other similar non-cash reserves, and (3) “total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to our operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	Although we are most likely to pay disposition fees to our advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage. With respect to the disposition of investments in securities, the disposition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 3 above.
(6)	To the extent the distributions to the special limited partnership interest holder are not paid from net sales proceeds, such amounts will count against the limit on “total operating expenses” described above in note 4. Upon the termination of our advisory agreement for “cause,” we will redeem the special limited partnership interests in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in “Management Compensation,” the special limited partnership interest holder shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we make or intend to make to our stockholders.
(7)	The total amount of incentive fees payable to our property manager and the distributions or redemption payments payable to the special limited partnership interest holder shall be “reasonable” (as determined pursuant to the NASAA REIT Guidelines) and shall be subject to the limitations and requirements set forth in our charter. To the extent necessary to comply with the 15% limitation set forth in the NASAA REIT Guidelines, we will reduce or withhold distributions or adjust the conversion ratio upon a redemption of the special limited partnership interests.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our sponsor, advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of our stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Our sponsor is a part of Moody National Companies, a group of integrated real estate investment, management and development companies that have sponsored 46 privately offered real estate programs and Moody National REIT I, a public, non-listed REIT, all of which have investment objectives generally similar to this offering and may conduct offerings concurrently with this offering.

Our advisor, Moody National Advisor II, LLC, is a subsidiary of our sponsor, Moody National REIT Sponsor, LLC. Our advisor was formed in July 2014 and has a limited operating history; however, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by Moody National affiliates, including another publicly offered investment program, Moody National REIT I, which has primarily invested in hotel properties. Moody National REIT I conducted “best efforts” public offering on a continuous basis that commenced on October 12, 2012 and terminated on October 12, 2015. Moody National REIT I owns interests in eleven hotel properties, a joint venture interest for a mortgage note secured by a hotel property and a note receivable from an affiliate.

Our executive officers, certain directors and the key real estate professionals who perform services for us on behalf of our advisor are also officers, directors, managers or key professionals of our sponsor, our dealer manager, our property manager and other affiliated entities, including Moody National REIT I. These persons have legal obligations with respect to those entities that are similar to, and may from time to time conflict with, their obligations to us and our stockholders.

Our sponsor, advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of hospitality-related real property. None of the Moody National affiliates are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Our Affiliates’ Time

We rely on our advisor, property manager, sponsor and their affiliates, including the key real estate professionals who act on behalf of our advisor and our property manager to manage our day-to-day activities and to implement our investment strategy. Certain of these real estate professionals are also executive officers of our sponsor and its affiliates, including Moody National REIT I, and are also responsible for managing the operations of Moody National REIT I, Inc. As a result of these activities, our advisor, its employees and certain of its affiliates have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Real estate professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other Moody National entities, including Moody National REIT I, which could reduce the number of potential investments presented to us. Our advisor and its employees devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other Moody National affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Moody National affiliates than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities of Moody National affiliates in which they are involved.

Competition

We may compete with other Moody National affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. As described below, we and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and Moody National affiliates. Our advisor is required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our sponsor’s and advisor’s affiliates, including Moody National REIT I, currently own or manage properties in geographic areas in which we have, and expect to in the future, acquire real properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other Moody National affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Moody National affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Moody National affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

Our dealer manager, Moody Securities, LLC, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though our dealer manager has examined the information in this prospectus for accuracy and completeness, the dealer manager has not made an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. Our dealer manager will not be prohibited from acting in any capacity in connection with the offer and sale of securities offered by Moody National affiliates that may have investment objectives similar to ours.

Affiliated Property Manager and Affiliated Sub-Property Managers

Our property manager and affiliate sub-property managers (if applicable) will perform hotel management services for us and our operating partnership. Our property manager and affiliate sub-property managers are affiliated with our sponsor, and in the future there is potential for a number of the members of our sponsor’s management team and our property manager to overlap. As a result, we will not have the benefit of independent hotel management to the same extent as if our sponsor and our property manager, as well as any affiliate sub-property managers, were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreements with our property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Joint Ventures and Other Transactions with Our Affiliates

Subject to approval of the transaction by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures or parties thereto, we may enter into joint ventures or other arrangements with our affiliates to acquire, develop and manage real properties. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement or other arrangements. Our counter-parties may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture or other arrangement be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated counter-party and in managing the joint venture or other arrangement. Since our advisor will advise our board of directors with respect to investments, agreements and transactions between our advisor’s affiliates and us as partners with respect to any such joint venture or other arrangement will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase or sale of real estate assets may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees, hotel management and leasing fees, disposition fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates is the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders.

Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees, acquisition fees payable to our advisor, and the hotel management fees payable to our property manager, are generally payable regardless of the quality of the real properties, real estate securities and debt-related investments acquired or the services provided to us. In addition, other compensation arrangements, such as whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Moody National LPOP II, LLC, as the holder of special limited partnership interests, to receive a one-time payment in connection with the redemption of its special limited partnership interests.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for our sponsor or its affiliates, including Moody National REIT I. Additionally, our investment strategy is similar to the investment strategy of Moody National REIT I. We, our sponsor, our advisor and other affiliates, including Moody National REIT I, share certain of the same executive officers and key employees. In the event that we, or any other investment vehicle formed or managed by these real estate professionals, or any other investment vehicle sponsored by our sponsor and its affiliates, including Moody National REIT I, are in the market and seeking investments similar to those we intend to make, these real estate professionals will review the investment objectives, portfolio and investment criteria of each such investment vehicle to determine the suitability of the investment opportunity.

In connection with determining whether an investment opportunity is suitable for one or more investment vehicles sponsored by our sponsor and its affiliates, these real estate professionals may take into account such factors as they, in their discretion, deem relevant, including, amongst others, the following:

•	the investment objectives and criteria of our sponsor and other affiliates;
•	the cash requirements of our sponsor and its affiliates;
•	the portfolio of our sponsor and its affiliates by type of investment and risk of investment;
•	the policies of our sponsor and its affiliates relating to leverage;
•	the anticipated cash flow of the asset to be acquired;
•	the income tax effects of the purchase;
•	the size of the investment; and
•	the amount of funds available to our sponsor and its affiliates and the length of time such funds have been available for investment.

Following the completion of suitability determinations, these real estate professionals shall have the authority, in their sole discretion, to direct the investment opportunity to the entity for which such investment opportunity would be the most suitable. The advisory agreement requires that this determination be made in a manner that is fair without favoring our sponsor or any other affiliate. Notwithstanding the foregoing, in the event that an investment opportunity becomes available that is equally suitable, under all of the factors considered by these real estate professionals, for both us and one or more other public or private entities sponsored by our sponsor and its affiliates, or managed by these real estate professionals, including Moody National REIT I, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.

If a subsequent event or development causes any investment, in the opinion of these real estate professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity. In making an allocation determination, these real estate professionals have no obligation to make any investment opportunity available to us.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters the independent directors review and act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement with our advisor and the dealer manager agreement with our dealer manager;
•	transactions with affiliates, including our directors and officers;
•	awards under our long-term incentive plan; and
•	pursuit of a potential liquidity event.

Compensation Involving Our Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. The independent directors record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice and that we may terminate the advisory agreement immediately for fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor, a material breach of the advisory agreement by our advisor or upon the bankruptcy of our advisor.

Acquisition, Leases and Sales Involving Affiliates

We will not purchase assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated party from which we are purchasing the asset, or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may we acquire or lease any such asset at an amount in excess of its current appraised value.

We will not sell or lease assets to our advisor, our sponsor, any of our directors or any of their respective affiliates without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates

We are prohibited from investing in or making mortgage loans unless an appraisal of the underlying property is obtained. In all cases in which the transaction is with our advisor, our sponsor, our directors or any of their respective affiliates, the appraisal must be obtained by an independent expert, and we must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. In addition, our charter prohibits us from investing in indebtedness secured by a mortgage that is subordinate to any lien or other indebtedness of our sponsor, our advisor, any of our directors or any of our affiliates.

Loans Involving Affiliates

We will not make any loans to our advisor, our sponsor, any of our directors or any of their respective affiliates except mortgage loans for which an appraisal of the underlying property is obtained from an independent appraiser or loans to wholly owned subsidiaries. In addition, we will not borrow from our advisor, our sponsor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our sponsor, our advisor or any of their respective affiliates.

Other Transactions Involving Affiliates

We will not engage in any other transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs, which we refer to as “prior real estate programs,” sponsored or advised by our sponsor, Moody National, and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of products in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects investments made by the prior real estate programs (other than Moody National REIT I discussed below), the returns to our stockholders will vary from those generated by those prior real estate programs. For example, we are not currently planning to issue tenant-in-common interests as we generally have with our prior real estate programs. In addition, all of the prior privately offered real estate programs were conducted through privately held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we are subject. Other than our sponsor’s experience with Moody National REIT I, neither Moody National nor any of its affiliates has experience in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior real estate programs will be indicative of our future performance. See the Prior Performance Tables located in Appendix A.

Prior Investment Programs

Moody National Realty Company, L.P., or Moody National Realty Company, was formed in Texas in 1998 to sponsor public and private real estate programs. The general partner of Moody National Realty Company is Moody Realty Corporation, which is solely owned and managed by Mr. Brett C. Moody. Moody Realty Corporation is one of the companies owned by Mr. Moody that collectively make up the Moody National Companies Organization, including Moody National Mortgage Corporation, Moody Management Corporation, Moody National Development Company, L.P., Moody National Construction, LLC, and Moody National Exchange, LLC. Since 1996, the Moody National Companies Organization has become a full service real estate firm. Moody National Mortgage Corporation has completed over 150 transactions providing its customers with over $1 billion of debt, equity and structured financings. Moody National Realty Company has provided a complete spectrum of commercial real estate brokerage services including leasing, acquisition, disposition, marketing and consulting services. Moody National Management, L.P. specializes in managing Class A, Class B and Class C multifamily properties, as well as hospitality assets. In 2005, Moody National Realty Company sponsored its first private real estate program.

Between January 1, 2005 and December 31, 2015, Moody National Realty Company, has, directly or indirectly, sponsored 46 privately offered prior real estate programs which raised approximately $427.9 million from more than 1,308 investors and one public, non-listed REIT, Moody National REIT I, which terminated its primary offering on October 12, 2015.

As of December 31, 2015, Moody National REIT I had raised approximately $124.1 million from its initial public offering and follow-on offering and had invested primarily in hospitality properties. We will provide upon request to us, for no fee, a copy of the most recent Annual Report on Form 10-K of Moody National REIT I and for a reasonable fee, the exhibits to such Form 10-K.

The following table sets forth information on the 46 prior real estate programs sponsored by Moody National Realty Company. Each program owns or owned between one and three real estate assets.

Name of Program	Type of Program	Launch Year	Program Status
Philadelphia Airport Hampton Inn	Tenant-in-Common	2005	Closed
Lansdale Homewood Suites	Tenant-in-Common	2005	Operating
Plymouth Meeting Hampton Inn	Tenant-in-Common	2005	Operating
Great Valley Hampton Inn	Tenant-in-Common	2005	Closed
Newtown Hampton Inn & Suites	Tenant-in-Common	2005	Foreclosure
Westchase Technology Center	Tenant-in-Common	2005	Foreclosure(1)
Buffalo Speedway	Tenant-in-Common	2005	Operating
Nashville Embassy Suites	Tenant-in-Common	2005	Closed
Grapevine Hampton Inn & Suites	Tenant-in-Common	2005	Closed
Nashville Courtyard Marriott	Tenant-in-Common	2005	Closed
Orlando Radisson Inn	Tenant-in-Common	2006	Closed
Holiday Inn Memphis	Tenant-in-Common	2006	Operating
Memphis Residence Inn	Tenant-in-Common	2006	Foreclosure(2)

Name of Program	Type of Program	Launch Year	Program Status
Northbelt Office Center II	Tenant-in-Common	2006	Closed
Macon Fairfield Inn & Suites, Alpharetta Fairfield Inn & Suites and Kennesaw TownePlace Suites	Tenant-in-Common	2006	Closed
Atlanta Perimeter Center Fairfield Inn & Suites and Alpharetta TownePlace Suites	Tenant-in-Common	2006	Closed
Buckhead Fairfield Inn & Suites and Alpharetta Springhill Suites	Tenant-in-Common	2006	Closed
Homewood Suites Bedford, Hampton Inn Energy Corridor and TownePlace Suites Plano	Tenant-in-Common	2006	Operating
Springhill Suites Seattle	Tenant-in-Common	2006	Operating
Residence Inn Houston Medical Center and Comfort Suites Grapevine	Tenant-in-Common	2006	Operating
Springhill Suites Altamonte and Holiday Inn Express Orlando	Tenant-in-Common	2006	Foreclosure (3)
Residence Inn Lebanon	Tenant-in-Common	2006	Closed
200 Franklin Trust/Philips Corporate Headquarters	Delaware Statutory Trust	2006	Operating
Weatherford Plaza	Tenant-in-Common	2007	Closed
TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes	Tenant-in-Common	2007	Foreclosure (4)
TownePlace Suites Mount Laurel	Tenant-in-Common	2007	Foreclosure (5)
TownePlace Suites Fort Worth	Tenant-in-Common	2007	Closed
Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster	Tenant-in-Common	2007	Closed(6)
Renaissance Meadowlands	Tenant-in-Common	2007	Closed(6)
Courtyard Columbus Downtown	Tenant-in-Common	2007	Closed
Courtyard Columbus Airport	Tenant-in-Common	2007	Foreclosure(7)
Courtyard Willoughby	Tenant-in-Common	2007	Closed(6)
Newark TownePlace Suites	Tenant-in-Common	2007	Closed
Courtyard Lyndhurst New Jersey	Tenant-in-Common	2007	Closed
Springhill Suites Bothell	Tenant-in-Common	2007	Closed
Fairfield Inn Meadowlands	Tenant-in-Common	2007	Closed(6)
Springhill Suites Des Moines	Tenant-in-Common	2008	Closed(6)
Fairfield Inn & Suites West Des Moines	Tenant-in-Common	2008	Closed(6)
Residence Inn Torrance	Tenant-in-Common	2008	Closed(6)
Residence Inn Perimeter	Tenant-in-Common	2008	Closed(8)
Residence Inn Midtown Atlanta	Tenant-in-Common	2008	Foreclosure(9)
Springhill Suites Houston Medical Center/Reliant Park	Tenant-in-Common	2008	Operating
TownePlace Suites Portland Scarborough	Tenant-in-Common	2008	Operating
Moody National HP Grapevine Trust	Delaware Statutory Trust	2008	Operating
Springhill Suites Pittsburgh	Tenant-in-Common	2008	Operating
Moody National Financial Fund I, LLC	Private Fund	2008	Closed
Moody National REIT I	Public Fund	2010	Operating(10)

(1)	The tenant-in-common owners of the Westchase Technology Center property declined to proceed with a lender’s proposed loan modifications and allowed the lender to foreclose on the Westchase Technology Center property in July 2010.
(2)	The lender of the Residence Inn Memphis filed foreclosure proceedings and one unaffiliated tenant-in-common owner of the Residence Inn Memphis filed for bankruptcy protection, which resulted in a court-ordered auction sale of the Residence Inn Memphis.
(3)	The tenant-in-common owners of the Springhill Suites Altamonte property and the Holiday Inn Express Orlando property declined to proceed with a lender’s proposed loan modifications and allowed the lender to foreclose on the Springhill Suites Altamonte property and the Holiday Inn Express Orlando property in December 2010 and November 2010, respectively.

(4)	The tenant-in-common owners of the TownePlace Suites Miami Airport and the TownePlace Suites Miami Lakes declined to proceed with a lender’s loan modification and allowed the lender to foreclose on the TownePlace Suites Miami Airport and the TownePlace Suites Miami Lakes in July 2011.
(5)	The tenant-in-common owners of the TownePlace Suites Mount Laurel declined to proceed with a lender’s loan modification and allowed the lender to foreclose on the TownePlace Suites Mount Laurel in April 2012.
(6)	This tenant-in-common program, together with six other programs, has been restructured into a limited liability company owned by the former tenant-in-common owners and a lender affiliate.
(7)	The tenant-in-common owners of the Courtyard Columbus Airport entered into a deed in lieu of foreclosure agreement with the lender in May 2012.
(8)	On May 27, 2010, a joint venture in which Moody National REIT I indirectly owned a 75% membership interest and Brett C. Moody, our Chairman and Chief Executive Officer, indirectly owned a 25% membership interest, acquired fee simple title to the Residence Inn Perimeter property by purchasing the interests in the Residence Inn Perimeter property held by twenty-seven tenant-in-common owners. The Residence Inn property was subsequently sold to a third-party buyer on August 23, 2012.
(9)	The tenant-in-common owners of the Residence Inn Midtown Atlanta declined to infuse additional equity into the property and allowed the lender to foreclose on the property in August 2013.
(10)	As of December 31, 2015, Moody National REIT I’s portfolio was comprised of investments in eleven hotel properties, a joint venture interest in a mortgage note secured by a hotel property and a note receivable from a related party.

We may conduct this offering in conjunction with existing and future offerings by other public and private real estate entities that are part of the Moody National Companies Organization and Moody National Realty Company. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire.

The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain prior real estate programs regarding: annual operating results of the prior real estate programs (Table III); the operating results of prior real estate programs which have completed their operations (no longer hold properties) (Table IV); and the sale or disposition of properties in connection with the prior real estate programs (Table V).

We have not included in Appendix A to this prospectus tables regarding experience in raising and investing funds (Table I) or compensation to the sponsor (Table II) because there are no prior real estate programs which have closed during the three year period ended December 31, 2015 and therefore Tables I and II are inapplicable.

Liquidity Track Record

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by our sponsor. Moody National REIT I, the other publicly offered program sponsored by our sponsor has not yet reached the stated date or time period by which it may consummate a liquidity event.

Summary Information

Capital Raising

The total amount of funds raised from investors in the 46 prior real estate programs as of December 31, 2015 was approximately $427.9 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.10 billion. In addition, one of these prior real estate programs originated a loan in the amount of $3.1 million. The total number of investors in these prior real estate programs, collectively, is more than 1,308.

As of December 31, 2015, Moody National REIT I had raised approximately $124.1 million, had invested approximately $80.6 million of such offering proceeds in its current portfolio of eleven hotel properties, its joint venture interest in a mortgage note and a note receivable from a related party.

Investments

The prior privately offered real estate programs had acquired 56 properties as of December 31, 2015. Moody National REIT I owned interests in eleven hospitality properties located in five states as of December 31, 2015. The table below gives further information about these properties:

Properties Purchased - Privately Offered Prior Real Estate Programs

Location	Properties Purchased (as a Percentage of Aggregate Purchase Price)
United States	100.0%
West	13.1%
Plains States	5.0%
Southwest	21.3%
Southeast	22.8%
Northeast	37.9%

Properties Purchased - Moody National REIT I

Location	Properties Purchased (as a Percentage of Aggregate Purchase Price)
United States	100.0%
West	7.0%
Southwest	53.7%
Southeast	16.1%
Northeast	23.2%

Moody National REIT I also owned a joint venture interest in a mortgage note secured by a hotel property located in Grapevine, Texas and a note receivable from an affiliate.

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the privately offered prior real estate programs, categorized by type of property, as of December 31, 2015, all of which were existing properties.

Existing
Office Buildings	13.0%
Residential	—
Hotels	87.0%
Total	100.0%

These properties were financed with a combination of debt and offering proceeds.

Dispositions

As of December 31, 2015, the prior privately offered real estate programs had sold the Orlando Radisson Inn, a hotel property located in Orlando, Florida, the Residence Inn Perimeter, a hotel property located in Atlanta, Georgia, the Nashville Courtyard Marriott, a hotel property located in Nashville, Tennessee, the Courtyard Columbus Downtown, a hotel property located in Columbus, Ohio, TownePlace Suites by Marriott, a hotel property located in Newark, California, Weatherford Plaza, an office property located in Houston, Texas, Hampton Inn & Suites by Hilton, a hotel property located in Frazer, Pennsylvania, Embassy Suites by Hilton, a hotel property located in Nashville, Tennessee, Residence Inn by Marriott, a hotel property located in Lebanon, New Hampshire and Hampton Inn & Suites by Hilton located in Grapevine, Texas for aggregate sale prices, excluding closing costs, of approximately $5,600,000, $7,350,000, $31,000,000, $14,350,000, $24,500,000, $26,500,500, $11,000,000, $63,300,000, $19,300,000 and $14,300,000 respectively. In addition a seven hotel project consisting of four Fairfield Inn & Suites by Marriott, two TownePlace Suites by Marriott and a SpringHill Suites by Marriott located in Atlanta, Georgia sold for a combined aggregate sale price, excluding closing costs, of approximately $41,000,000. As of December 31, 2015, lenders had foreclosed on the properties, or received a deed in lieu of foreclosure on the properties, held by eight prior real estate programs.

On August 23, 2012, Moody National REIT I sold its 75% joint venture interest in a hotel property located in Atlanta, Georgia commonly known as the Residence Inn by Marriott Perimeter Center to a third party buyer for $9,150,000. On September 9, 2015, Moody National REIT I sold its interest in a 127-suite hotel property located in Newark, California, commonly known as the TownePlace Suites by Marriott Newark/Silicon Valley to an unaffiliated buyer for an aggregate sales price of approximately $24,500,000, excluding closing costs.

Three Year Summary of Acquisitions

During the three year period ended December 31, 2015, the privately offered prior real estate programs did not acquire any properties.

During the three year period ended December 31, 2015, Moody National REIT I acquired interests in twelve properties for aggregate purchase prices of approximately $242.4 million. The following table provides additional information about these acquisitions:

Property Name	Location	Purchase Price
Woodlands Hotel (Homewood Suites by Hilton)	The Woodlands, TX	$12,000,000
Germantown Hotel (Hyatt Place)	Germantown, TN	11,300,000
Charleston Hotel (Hyatt Place)	North Charleston, SC	11,800,000
Austin Hotel (Hampton Inn)	Austin, TX	15,350,000
Grapevine Hotel (Residence Inn)	Grapevine, TX	20,500,000
Silicon Valley Hotel (TownePlace Suites by Marriott)	Newark, CA	10,000,000
Lyndhurst Hotel (Marriott Courtyard)(1)	Lyndhurst, NJ	33,322,000
Austin Arboretum Hotel (Hilton Garden Inn)	Austin, TX	29,250,000
Great Valley Hotel (Hampton Inn)	Frazer, PA	11,000,000
Nashville Hotel (Embassy Suites)	Nashville, TN	66,300,000
Homewood Suites Austin Hotel (Homewood Suites)	Austin, TX	14,250,000
Fort Worth Hotel (TownPlace Suites)(1)	Fort Worth, TX	7,301,887
Totals		$242,373,887

(1)	The Fort Worth Hotel and Lyndhurst Hotel were private investment programs sponsored by Moody National Realty Company. Each hotel was acquired by Moody National REIT I from the prior tenants-in-common.

The total acquisition cost for the foregoing property acquisitions was approximately $242.4 million, of which approximately $172.8 million was financed with mortgage financing during the three years ended December 31, 2015.

As of December 31, 2015, Moody National REIT I had total outstanding indebtedness of $178,236,424. As of December 31, 2015, its leverage ratio, or the ratio of its total debt to total purchase price plus cash and cash equivalents, was approximately 69%, and its debt-to-net asset ratio, defined as the total debt as a percentage of its total assets (other than intangibles) less total liabilities, was approximately 177%.

Adverse Business Developments

The real estate market downturn of several years ago adversely impacted certain prior real estate programs of our sponsor’s affiliates, resulting in a decrease or deferral of distributions with respect to such programs. Moody National Management, L.P. continues to seek approval to amend its master lease agreements for certain prior real estate programs to provide for either a deferral or a waiver of a portion of lease payments to program investors, and may continue to seek further amendments in the future depending upon the then-current economic conditions. Certain prior real estate programs have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then-current economic conditions. These adverse developments have resulted in a reduction in payments to investors for certain prior real estate programs.

Moody National Management, L.P. has engaged in negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. With respect to some of these loans, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure and legal proceedings and loan modifications, and the borrowers are actively working toward loan modifications. However, there is no assurance that final loan modifications will be achieved.

With respect to two tenant-in-common programs sponsored by Moody National Realty, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by an affiliate of Moody National Realty owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property. These affiliates received court approval of a confirmation plan under which an agreement was reached with the lender and the loans were reinstated. With respect to one of these properties, the 28 tenant-in-common owners of the Residence Inn Atlanta Midtown, which originally acquired the project with a $7.475 million equity investment, recently allowed the lender to foreclose on the hotel which secured the loan.

An affiliate of Moody National Realty and tenant-in-common owners in eight tenant-in-common programs collectively had initiated legal proceedings against a lender. Currently, seven of these tenant-in-common programs have been restructured into a limited liability company owned by the former tenant-in-common owners and a lender affiliate, and the legal proceedings have been dismissed with respect to such programs. The lender and borrowers in one of the tenant-in-common programs entered into a settlement and reinstatement of the loan, and the legal proceedings have been dismissed with respect to such program.

The 19 tenant-in-common owners of the Westchase Technology Center property, who originally acquired the property with a $4 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on an office building which secured the loan. The 28 tenant-in-common owners of a two-hotel project (consisting of the Springhill Suites Altamonte and the Holiday Inn Express Orlando) who originally acquired the project with a $10.2 million equity investment declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secured the loan. The 14 tenant-in-common owners of a two-hotel project (consisting of the TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes) who originally acquired the project with a $5.9 million equity investment declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secured the loan. The 16 tenant-in-common owners of the TownePlace Suites Mount Laurel, who originally acquired the property with a $5.6 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the hotel which secured the loan. Additionally, the 35 tenant-in-common owners of the Courtyard Columbus Airport, who originally acquired the property with an $11.1 million equity investment, entered into a deed in lieu of foreclosure agreement with the lender. Further, the lender for the Residence Inn Memphis filed foreclosure proceedings and one unaffiliated tenant-in-common owner of the Residence Inn Memphis filed for bankruptcy protection, which resulted in a court-ordered auction sale of the property and a loss of the original $6.93 million equity investment for the 17 tenant-in-common owners. In addition, the 31 tenant-in-common owners of the Northbelt II Office Building, who originally acquired the property with a $9.3 million equity investment, allowed the lender to acquire the property in an uncontested foreclosure. Further, the 21 tenant-in-common owners of the Newtown Hampton Inn & Suites, who originally acquired the property with a $6.725 million equity investment, allowed the lender to acquire the property in an uncontested foreclosure. Further, the 28 tenant-in-common owners of the SpringHill Suites Bothell, who originally acquired the property with a $6.08 million equity investment, allowed the lender to acquire the property in an uncontested foreclosure.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our operating partnership was formed on July 29, 2014 to own real property, real estate securities and debt-related investments that will be acquired and actively managed by our advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for limited partnership interests from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership interests on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties for limited partnership interests. If our operating partnership were to issue limited partnership interests to any person other than us or one of our subsidiaries, we likely would amend the partnership agreement to create limited partnership interests that are economically equivalent to shares and which could be submitted for redemption, payable, at our option, in cash or shares. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be assets and income. We are the sole general partner of our operating partnership. Our subsidiary, Moody OP Holdings II, LLC, has contributed $1,000 to our operating partnership in exchange for limited partnership interests and Moody National LPOP II, LLC has invested $1,000 in exchange for special limited partnership interests. Moody OP Holdings and Moody National LPOP II, LLC are currently the only limited partners of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of certain provisions of the limited partnership agreement of our operating partnership, or the operating partnership agreement. For more detail, you should refer to the operating partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with our issuance of preferred stock or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a general partner.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement generally provides that, except as provided below with respect to the special limited partnership interests and except upon liquidation of our operating partnership, our operating partnership will make quarterly or more frequent distributions of cash to the partners of our operating partnership in accordance with their relative percentage interests in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special limited partnership interests, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.

The special limited partnership interest holder will be entitled to distributions from our operating partnership equal to 15.0% of distributions after the other partners, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 6.0% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special limited partnership interests.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, real estate securities and debt-related investments, our operating partnership pays all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses include, but are not limited to:

•	expenses relating to the formation and continuity of our existence;
•	expenses relating to our public offering and registration of securities;
•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;
•	expenses associated with compliance by us with applicable laws, rules and regulations; and
•	our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights of Special Limited Partnership Interests

The special limited partnership interests will be redeemed for a specified amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement; or (2) a listing of our shares. If the triggering event is a listing of our shares, the amount of the payment will be: (1) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30-day period beginning 120 days after such listing event; or (2) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of our advisory agreement other than for cause, the amount of the payment will be based on the estimated value of our assets as determined by an independent valuation. According to the terms of the operating partnership agreement, internalization of our advisor would result in the redemption of the special limited partnership interests because our advisory agreement would be terminated upon internalization of our advisory agreement. However, as part of the negotiated consideration for the internalization, the special limited partnership interest holder might agree to amend or waive the redemption feature. Payment to the special limited partnership interest holder upon a triggering event may be paid, at such holder’s discretion, in the form of: (1) shares of our common stock; or (2) a non-interest bearing promissory note. In connection with the exercise of these redemption rights, the special limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such special limited partner owning shares in excess of the ownership limits in our charter.

Restrictions on Transferability of Operating Partnership Interests, General Partner Withdrawal and Business Combinations

We generally may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, except with the consent of limited partners holding more than 50% of the ownership percentage interests of the limited partners or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary). With certain exceptions, the holders of limited partnership interests may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of April 11, 2016 for each person or group that holds more than 5.0% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 6363 Woodway Drive, Suite 110, Houston, Texas 77057.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Brett C. Moody(2)	8,349	0.8%
Robert W. Engel	—	—
Clifford P. McDaniel	5,000	0.5
Charles L. Horn	5,000	0.5
All Directors and Executive Officers as a group (4 persons)(3)	18,349	1.8%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	Includes 8,349 shares owned by Moody National REIT Sponsor, LLC, which is indirectly owned and controlled by Mr. Moody.
(3)	Douglas Y. Bech resigned from our board of directors on February 22, 2016. Mr. Bech retained 2,500 vested shares of our common stock following his resignation.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations due to their status as stockholders.

Our board of directors has authorized the issuance of shares of our capital stock without certificates; therefore, we will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms or conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. As noted above, prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of repurchase for each class or series, including shares of our convertible stock. Our board of directors has no present plans to issue convertible stock, but may do so at any time in the future without stockholder approval. The issuance of convertible stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, beginning in 2016, on a specific date and time set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer, or the president and will be called by our secretary to act upon any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, written notice either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as provided in the following paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution, (3) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors, including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our corporate records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In connection with the mailing of a stockholder list to a requesting stockholder, the copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). We may impose a reasonable charge for expenses incurred in reproduction pursuant to a stockholder request. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer.

Restriction on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. Subject to special rules for leases to our TRS-lessees, the aggregate of the rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limits; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares of our capital stock in the trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. If the transfer to the trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee will receive an amount equal to the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. Any net sale proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the intended transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the intended transferee received an amount for the shares that exceeds the amount described above that such intended transferee was entitled to receive, such excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to qualify as a REIT or that compliance is no longer required in order for REIT qualification.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limits upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

Our board of directors first declared and authorized a distribution in July 2015 and we paid our first distribution in August 2015. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, the general economic condition or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. In connection with a distribution to our stockholders, our board of directors intends to authorize a monthly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Each stockholder’s distributions will begin to accrue on the date we accept such stockholder’s subscription for shares of our common stock.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors and declared by us, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

Distributions in kind shall not be permitted, except for (1) distributions of readily marketable securities, (2) distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or (3) distributions for which our board of directors advises each stockholder of the risks associated with direct ownership of the property, our board of directors offers each stockholder the election of receiving such in-kind distributions and in-kind distributions are made only to those stockholders that accept such offer. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list our shares of our common stock on a national securities exchange, nor is it expected that a public market for our shares of common stock will develop.

We can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. Our long-term policy will be to pay distributions from cash flow from operations. However, because this is a blind pool offering, distributions paid during the early stages of our offering and before we have acquired a substantial portfolio of real estate assets have been, and will continue to be, funded primarily from offering proceeds. Our organizational documents permit us to pay distributions from any source, including loans, our advisor’s deferral of fees and expense reimbursements and offering proceeds. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us will be reduced.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $23.75 per share; provided, however, that our board of directors may, in its sole discretion, change this price based upon changes in our estimated value per share, the then-current public offering price of shares of our common stock and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares pursuant to our distribution reinvestment plan, we do not anticipate that we will do so more frequently than quarterly. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate, amend or suspend the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to our stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Repurchase Program

Our share repurchase program may provide an opportunity for our stockholders to have shares of our common stock repurchased, subject to certain restrictions and limitations, at a price equal to or at a discount from the current offering price per share for the shares being repurchased. No shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or qualifying disability of a stockholder. Because we have begun providing an estimated per share value, we will repurchase shares under our share repurchase program for the lesser of the price paid for the shares by the stockholders whose shares are being repurchased or 95% of the estimated per share value as determined by our board of directors.

Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we may not repurchase shares unless you have held the shares for one year. Repurchase requests made within two years of death or “qualifying disability” of a stockholder will be repurchased at a price equal to the then-current public offering price or, in the case of repurchases following the conclusion of our public offering, at a price based upon our current per-share estimated value and other factors that our board of directors deems relevant. The board of directors, in its sole discretion, shall make the determination of whether a stockholder has a qualifying disability after receiving written notice from the stockholder. Generally, the board of directors will consider a stockholder to have a qualifying disability if the stockholder is (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the stockholder’s employees. We must receive written notice within 180 days after such stockholder’s qualifying disability.

We are not obligated to repurchase shares of our common stock under the share repurchase program. Notwithstanding the procedures discussed below, our board of directors may, in its sole discretion, accept or reject any share repurchase request made by any stockholder at any time.

To the extent we determine to accept share repurchase requests from our stockholders, repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter. We refer to the last day of the applicable quarter as the “repurchase date.” Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date.

We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unrepurchased shares, you can (1) withdraw your request for repurchase or (2) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

To the extent our board of directors determines to accept share repurchase requests from our stockholders, we presently intend to limit the number of shares to be repurchased during any calendar year to the lesser of (1) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) the number of shares of our common stock that could be repurchased with the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for share repurchase by our board of directors. Shares subject to a repurchase request upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased; however, the volume limitation will not apply to repurchases upon the death of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.

The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: first, pro rata as to repurchases upon the death or disability of a stockholder; next pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to all other repurchase requests.

In addition, the board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of our stockholders. If the board of directors decides to amend, suspend or terminate the share repurchase program, we will provide stockholders with no less than 30 days’ prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are internal, rather than external, and no third-party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our advisor, or by hiring our advisor’s personnel, our board of directors will form a special committee comprised entirely of our independent directors to consider and evaluate any such transaction. Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor. Pursuant to the advisory agreement, we are not allowed to solicit or hire any of our advisor’s personnel without our advisor’s prior written consent for a one-year period following the termination of the advisory agreement.

We do not intend to pay any compensation or other remuneration to our advisor or its affiliates in connection with any internalization transaction. Subject to the approval of our board of directors, to the extent our advisor or our sponsor performs substantial services or incurs costs in connection with the internalization, we intend to pay our advisor or our sponsor for such services and reimburse our sponsor and its affiliates for any and all costs and expenses reasonably associated with the internalization.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by a stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that vacancies on the board of directors be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships; provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with any proposed “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity as defined below that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and, if applicable, the states in which registration of such securities is sought as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a “roll-up entity,” that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or
•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal the choice of:

(1)	accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or
(2)	one of the following:

(a)	remaining as stockholders and preserving their interests in us on the same terms and conditions as existed previously; or
(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;
•	that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of such roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of our shares held by that investor;
•	in which our common stockholders’ rights to access the records of the roll-up entity will be less than those provided for in our charter and described above in “—Meetings, Special Voting Requirements and Access to Records;” or
•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;
•	the ratio of the costs of raising capital during the year to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;
•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;
•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements, when applicable, and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, and annual and quarterly reports.

You may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

Estimated Value Per Share

In addition to the information described under “— Reports to Stockholders” above, we will disclose our estimated value per share in each annual report that we issue. Our estimated value per share may not be indicative of the price our stockholders would receive if they sold our shares in an arm’s-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated value per share in connection with changing the offering price of our shares.

Changes to Offering Price

Our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan based upon changes in our estimated value per share, as calculated by our advisor, and other factors that our board of directors deems relevant. In the event that we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. The factors considered by our board of directors in determining to revise the offering price may include, in addition to changes in the value of the assets held in our portfolio, changes to our estimated value per share, our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospective investments made by our advisor and the expected execution of our investment and operating strategies. In connection with revising the offering price, we will disclose the various factors considered by our board of directors in making such determination and the general trends or circumstances relating to the factors considered by our board of directors in making their determination.

Exclusive Jurisdiction for Certain Claims

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of our company, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock that may be relevant to a potential stockholder. The statements made in this section of the prospectus are based upon the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share repurchase program, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or non-U.S. corporations or persons who are not citizens or residents of the United States (except as provided below). The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations and administrative and judicial interpretations thereof.

On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act of 2016, an omnibus spending bill with a division referred to as the Protecting Americans From Tax Hikes Act of 2015, which includes a number of important provisions affecting taxation of REITs and REIT shareholders. It may be some time before the IRS issues guidance on application of these new rules.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with our taxable year ending December 31, 2016. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, we have received an opinion from Alston & Bird LLP that we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Alston & Bird LLP was based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations.

While we intend to operate so that we will qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which has not been, and will not be, reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements.

Taxation of Moody National REIT II, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its stockholders. This ability substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•	If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business), the income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% prohibited transaction tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy either the 75% or 95% gross income tests described below but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

•	If we should fail to satisfy the asset or other requirements applicable to REITs (other than failure to satisfy the gross income tests), as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%).

•	If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate tax is paid by us.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire an appreciated asset from a C corporation (a corporation generally subject to corporate tax) in a transaction in which we acquire a basis in such asset that is determined by reference to the C corporation’s basis in such asset and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

•	Income earned by any of our domestic TRSs will be subject to tax at regular corporate rates.

•	We and our subsidiaries, including our TRSs, may be subject to state and local income, property and transfer taxes, such as mortgage recording taxes.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

(i)	be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(ii)	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs;

(iii)	be managed by one or more trustees or directors;

(iv)	have our beneficial ownership evidenced by transferable shares;

(v)	not be a financial institution or an insurance company subject to special provisions of the Internal Revenue Code;

(vi)	use the calendar year as its taxable year for federal income tax purposes;

(vii)	have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

(viii)	not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. Items (vii) and (viii) above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence would not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above. Our taxable year is the calendar year, which satisfies item (vi) above.

Operational Requirements - Generally

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT (directly or through one or more entities that are disregarded for federal income tax purposes).

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and gross income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal income tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A TRS cannot directly or indirectly operate or manage a lodging facility or a health care facility or directly or indirectly provide to any other person rights to any brand name under which any lodging facility or health care facility is operated. If one of our TRSs owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our TRS. A TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate federal, state, local and income and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to pay distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a TRS in determining our compliance with the REIT income and asset tests, we may use TRSs to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, if a TRS has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest expense accrued in such year to an affiliated REIT to the extent that its net interest expense exceeds 50% of the TRS’s “adjusted taxable income” for that year. Disallowed interest may be carried forward and deducted to the extent 50% of the REITs adjusted taxable income exceeds its net interest expense in a subsequent year. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its lessees or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to a tax equal to 100% of such excess. The 100% tax also applies to redetermined services income, which is non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents).

We will file a TRS election with our subsidiary, whose wholly owned subsidiaries will be lessees of our hotel properties. We may form additional TRSs in the future.

Operational Requirements—Gross Income Tests

To qualify as a REIT, we must satisfy annually two gross income requirements.

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities) and gains from the sale of real estate assets. This test is the 75% Gross Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the sources described above and from dividends, interest and gains from the sale or disposition of shares or securities or from any combination of the foregoing. This test is the 95% Gross Income Test.

Rents from Real Property

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if all of the following conditions are met:

•	The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or sales.

•	In general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of a tenant, which we refer to as a “Related Party Tenant,” other than a TRS. If the tenant is a TRS and the property is a “qualified lodging facility,” such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS (such operator, an “eligible independent contractor”) at the time the TRS enters into a management agreement with such “eligible independent contractor.”

•	If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

•	We normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a TRS, provided that such services do not consist of managing or operating lodging facilities. A REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience. Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom that is not attributable to the impermissible tenant services will qualify as “rents from real property” if the income attributable to the impermissible tenant services does not exceed one percent of all amounts received or accrued with respect to that property.

Revenues from operating hotels are not qualifying income for purposes of the 75% or 95% Gross Income Tests. We must lease our hotel properties to generate rents that may be qualifying income for purposes of either the 75% or the 95% Gross Income Test. Our TRS lessee may lease (directly or through subsidiaries) any hotel properties from the operating partnership (or its affiliates), provided that the hotel property is a “qualified lodging facility” and is managed by an “eligible independent contractor.” We also may lease a hotel property to an unrelated lessee.

In order for the rent paid under the leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, relevant factors may include the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•	the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property for federal income tax purposes if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

We intend to structure our leases so that they qualify as true leases for federal income tax purposes. In particular, we will attempt to structure our leases so that:

•	the lessor and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

•	the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

•	the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

•	the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

•	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

•	in the event of damage or destruction to a hotel, the lessee is at economic risk because it bears the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to the abatement of rent during the period of repair and restoration to the extent the hotel is not tenantable;

•	the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (i) injury to persons or damage to property occurring at the hotels or (ii) the lessee’s use, management, maintenance or repair of the hotels;

•	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

•	the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

•	each lease that we have entered into, at the time we entered into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

•	upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, or disregarded altogether for tax purposes, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Test and, as a result, would lose our REIT status unless we qualify for relief.

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We currently intend to lease all of our hotels to TRS lessees. In addition, our declaration of trust prohibits transfers of our shares of beneficial interest that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares of beneficial interest, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”) at the time the TRS enters into a management agreement with such “eligible independent contractor.” A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

We intend to acquire hotels that we believe constitute qualified lodging facilities, lease such hotels to our TRS lessees and have our TRS lessees engage independent third-party hotel managers that qualify as “eligible independent contractors” to operate such hotels on behalf of such TRS lessees.

Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. We intend to monitor the relative value of personal property used with respect to our hotels, with the intention that either the personal property ratio is less than 15% or that any rent attributable to excess personal property, when taken together with all of our other nonqualifying income, will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% Gross Income Test and thus potentially lose our REIT qualification.

Fourth, we generally cannot furnish or render services to the tenants of our hotels, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and noncustomary services to our tenants without tainting our rental income from such properties, although any such services cannot consist of operating or managing hotels. We need not provide services through an “independent contractor” or TRS but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services does not exceed 1% of our income from the related property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs or would not otherwise jeopardize our tax status as a REIT.

Other Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the interest is paid on an obligation that is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the fair market value of the personal property exceeds 15% of the total value of all property securing the loan and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we committed to acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates generally will qualify for purposes of the 95% Gross Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may, from time to time, enter into hedging transactions. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from transactions that hedge certain risks will not be treated as gross income for purposes of either the 75% or the 95% Gross Income Test, provided specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”); (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Gross Income Test (or assets that generate such income); or (3) hedges existing hedging positions after a portion of the hedged indebtedness or property is disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Prior to the making of investments in real estate assets, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% Gross Income Tests and the Asset Tests described below.

We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. Dividends we receive from our taxable REIT subsidiaries will be qualifying income for purposes of the 95% Gross Income Test but not the 75% Gross Income Test.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, unless the REIT qualifies for a safe harbor exception. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.

We generally will attempt to comply with the terms of the safe harbor. We cannot assure you, however, that we can comply with the safe harbor or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure To Satisfy the Gross Income Tests

Notwithstanding our failure to satisfy one or both of the 75% and 95% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.

Operational Requirements—Asset Tests

At the close of each quarter of each taxable year, starting with the taxable year with respect to which we elect to be taxed as a REIT, we also must satisfy multiple tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, personal property leased with real property if rents attributable to the personal property do not exceed 15% of total rents, mortgages on real property, shares of common stock in other qualified REITs, debt instruments issued by publicly offered REITs, and property attributable to the temporary investment of new capital as described above.
•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.
•	Third, for securities not in the 75% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets, and we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. For these purposes, the term “securities” does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.
•	Fourth, no more than 25% (20% after 2017) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.
•	Fifth, not more than 25% of the value of our assets may consist of nonqualified publicly offered REIT debt instruments.

For purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;
•	Any loan to an individual or an estate;
•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	Any obligation to pay “rents from real property”;
•	Certain securities issued by governmental entities;
•	Any security issued by a REIT;
•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and
•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As described above, we may selectively invest from time to time in mortgage debt and mezzanine loans. Mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. A debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and there will be no apportionment if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan on the date the REIT acquires the loan or (ii) the fair market value of the loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT Income Tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of the 75% Gross Income Test, depending upon the circumstances and the specific structure of the investment.

Certain of our mezzanine loans may qualify for an Internal Revenue Service safe harbor pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Asset Test. We intend to make such investments in such a manner as not to fail the asset test described above.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests.

Failure to Satisfy the Asset Tests

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Operational Requirements—Annual Distribution Requirement

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments).

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These dividends are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;
•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and
•	any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (1) the amounts actually distributed plus (2) retained amounts on which we pay corporate tax.

We intend to make timely distributions sufficient to qualify for taxations as a REIT and to avoid income and excise taxes on undistributed income; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. Additionally, we may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income dividends, we may be able to pay “deficiency dividends” in a later year and include such dividends in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service.

We may elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay federal income tax on these gains;
•	stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and
•	the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

In the event we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than an Income Test or Asset Test violation), specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends distributed to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Taxation of Taxable U.S. Stockholders

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;
•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described herein.

In addition to regular federal income tax on taxable income, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and generally will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals. U.S. stockholders that are individuals, however, are taxed at preferential qualified dividend rates on dividends that are attributable to (1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (2) dividends received by us from taxable C corporations, or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both distributed by us and received by the stockholder on December 31 of the year, provided that we actually distribute the dividend during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends

Distributions to U.S. stockholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of non-corporate stockholders. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for non-corporate taxpayers, to the extent of previously claimed depreciation deductions.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be long-term capital gains if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates if such shares of common stock are held for 12 months or less. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Repurchases of Our Common Stock

A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as other taxable share sales discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a stockholder, (2) results in a “complete termination” of a stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a stockholder, all within the meaning of applicable provisions of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, generally must be taken into account.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the repurchase, even though the stockholder did not actually receive cash or other property as a result of the repurchase.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale, repurchase or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	fails to furnish its taxpayer identification number (social security number in the case of an individual);

•	furnishes an incorrect taxpayer identification number;
•	is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or
•	under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock held by a stockholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or repurchase of shares of covered stock, the broker must report certain information to the stockholder and the Internal Revenue Service, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or repurchase is long-term or short-term. Shares of covered stock will be transferred or repurchased on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or repurchased in a timely matter.

If we take an organizational action such as a stock split, merger or acquisition that affects the tax basis of shares of covered stock or even make distributions that exceed our current or accumulated earning and profits, we will report to each stockholder and the Internal Revenue Service (or post on our website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above. Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the Internal Revenue Service.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in shares of our common stock.

Tax-Exempt Stockholders

Tax-exempt entities, including employee pension benefit trusts and individual retirement accounts, generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Internal Revenue Code. Dividends from us and gains with respect to our stock should not be UBTI unless a tax-exempt stockholder holds our common stock in an unrelated trade or business or has incurred debt in connection with the purchase of our shares.

However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, qualified pension trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI if we become a “pension-held REIT”. We believe that our stock ownership limitations should prevent us from becoming a pension-held REIT, but we can give no assurances that we will not be a pension-held REIT.

Certain Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-resident alien individuals and foreign corporations, estate and trusts that are not U.S. stockholders, which we refer to collectively as “Non-U.S. stockholders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

The portion of distributions received by Non-U.S. stockholders payable out of our earnings and profits that are not attributable to our gains from sales of United States real property interests, or USRPIs, or designated as capital gain dividends and that are not effectively connected with a U.S. trade or business of the Non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by an applicable tax treaty. In cases where the distribution income from a Non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. stockholder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

If we cannot determine at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. However, a Non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the Non-U.S. stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (subject to a special alternative minimum tax rule for nonresident aliens), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the Non-U.S. stockholder’s share of our earnings and profits.

Capital Gain Dividends

Capital gain dividends with respect to our dispositions of USRPIs generally will be treated as income that is effectively connected with a U.S. trade or business, reportable on a U.S. tax return by the Non-U.S. stockholder and taxed at regular U.S. income tax rates (and a 30% profits tax in the case of a corporate Non-U.S. stockholder) without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. A capital gain dividend would be treated the same as an ordinary dividend from us if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. stockholder does not own more than 10% of that class of stock at any time during the taxable year in which the capital gain distribution is received. We do not anticipate our common stock satisfying the “regularly traded” requirement. Capital gain dividends with respect to sales of assets other than USRPIs generally are not subject to U.S. income tax to Non-U.S. stockholders.

Dispositions of Our Common Stock

A Non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we: (i) are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) are a domestically controlled qualified investment entity. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation’s USRPIs, interests in real property located outside the United States, and other assets used in the corporation’s trade or business. We have been a “United States real property holding corporation,” and no assurance can be provided that we will not be a “United States real property holding corporation” in future periods. In addition, we believe that we are and have been a domestically controlled qualified investment entity, but we cannot assure you that we could substantiate that we are and have been a domestically controlled qualified investment entity or that we will be a domestically controlled qualified investment entity in the future. The following new rules apply in determining whether a REIT is a domestically controlled qualified investment entity:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a US person unless the REIT has actual knowledge that such person is not a US person. Our stock is not publicly traded.
•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended RICs, the REIT or RIC will be treated as a US person if the REIT or RIC is domestically controlled and will be treated as a non-US person otherwise
•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a US person or a non-US person on a look-through basis.

Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a Non-U.S. stockholder that owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

If the gain on the sale of our common stock were taxed under FIRPTA, a purchaser would be required to withhold 15% of a Non-U.S. stockholder’s amount realized, and a Non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a Non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the Non-U.S. stockholder’s U.S. trade or business, in which case the Non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. stockholder will incur a 30% tax on his capital gains.

Recent FIRPTA Amendments

The PATH Act makes a number of changes to taxation of non-U.S. persons under FIRPTA:

•	Stock of a REIT held (directly or through partnerships) by a “qualified shareholder” will not be a USRPI, and capital gain dividends from such a REIT will not be treated as gain from sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT. If the qualified shareholder has such an “applicable investor,” the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as a USRPI, and the portion of capital gain dividends allocable to the applicable shareholder through the qualified investor will be treated as gains from sales of USRPIs. For these purposes, a “qualified shareholder” is foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a US real property holding corporation if it were a US corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends.
•	“Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate.
•	The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs and are no longer treated as US real property holding corporations) will not apply to a REIT or a RIC or a corporation if the corporation or any predecessor was a REIT or a RIC during the applicable testing period.

FATCA Withholding

Withholding at a rate of 30% is required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our shares held by an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Treasury regulations, which we refer to as the “PTP Regulations,” provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) limited partnership interests are not traded on an established securities market and (2) limited partnership interests should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, dividends, real property rents (defined by reference to the REIT rules) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership but not taxed as a corporation because of the qualifying income exception, holders of limited partnership interests would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of limited partnership interests would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the common limited partnership interest holder’s “entire interest” in our operating partnership.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State, Local and Non-U.S. Taxes

We and/or you may be subject to taxation by various states, localities and non-U.S. jurisdictions, including those in which we or a holder of our common stock transacts business, owns property or resides. The state, local and non-U.S. tax treatment may differ from the federal income tax treatment described above. You are urged to consult your own tax advisors regarding the effect of state, local and non-U.S. tax laws upon an investment in our common stock.

STATE AND LOCAL TAX CONSIDERATIONS

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Some states may impose an entity level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. Under the revised franchise tax, commonly referred to as a margins tax, a REIT may be treated as a “taxable entity” if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

Employee benefit plans that are subject to the fiduciary provisions of ERISA (including, without limitation, pension and profit-sharing plans) and plans that are subject to Section 4975 of the Internal Revenue Code (including, without limitation, IRAs and Keogh plans) and entities deemed to hold “plan assets” of each of the foregoing, as well as governmental plans, foreign plans and other employee benefit plans, accounts or arrangements that are not subject to the fiduciary provisions of ERISA or Section 4975 of the Internal Revenue Code and entities deemed to hold “plan assets” of any of the foregoing may generally invest in us, subject to the following considerations. For purposes of this section, all of the different types of plans or arrangements identified above are collectively identified as benefit plans.

The following summary is based on the fiduciary responsibility provisions of ERISA, relevant regulations and opinions Issued by the United States Department of Labor, or the DOL, and court decisions, and on the pertinent provisions of the Internal Revenue Code, regulations issued thereunder and published rulings and procedures of the Internal Revenue Service as in effect on the date of this prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Internal Revenue Code. No assurance can be given that future regulations, changes in administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release. In addition, this summary does not address the impact of applicable federal, state, local, or non-U.S. law on the decision to purchase shares of our common stock by a plan or arrangement not subject to the fiduciary provisions of ERISA (for example, governmental plans, non-electing church plans, and foreign plans). Nothing in this summary should be construed as legal advice or a legal opinion and you should consult your own legal advisor regarding the purchase shares of our common stock.

General Fiduciary Considerations for Investment in our Company by Benefit Plans

The fiduciary provisions of ERISA, and the laws applicable to governmental, foreign or other employee benefit plans or retirement arrangements that are not subject to ERISA, may impose limitations on investment in our company. Fiduciaries of benefit plans, in consultation with their advisors, should consider, to the extent applicable, the impact of such fiduciary rules and regulations and other laws on an investment in our company. Among other considerations, the fiduciary of a benefit plan should take into account the composition of the benefit plan’s portfolio with respect to diversification; the cash flow needs of the benefit plan and the effect thereon of the illiquidity of the investment; the economic terms of the benefit plan’s investment in us; the benefit plan’s funding objectives; the tax effects of the investment; and the fact that our management will not take the particular objectives of any investors into account.

It is intended that our assets will not be considered plan assets under ERISA or be subject to any fiduciary or investment restrictions that may exist under laws applicable to plans not subject to ERISA. Each benefit plan will be required to acknowledge and agree in connection with its investment in our shares to the foregoing status of our company and that there is no rule, regulation or requirement applicable to such investor that is inconsistent with the foregoing description of us.

Benefit plan fiduciaries may be required to determine and report annually the fair market value of the assets of the benefit plan. Since it is expected that there will not be any public market for our shares, there may not be an independent basis for the benefit plan fiduciary to determine the fair market value of our shares.

ERISA Restrictions if the Company Holds Plan Assets

If we are deemed to hold plan assets under the plan asset regulation (as defined and described in the following paragraph), the investment in us by each such benefit plan investor could constitute an improper delegation of investment authority by the fiduciary of such benefit plan investor. In addition, any transaction we enter into would be treated as a transaction with each such benefit plan investor (such as a property lease, acquisition, sale or financing) with certain “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Internal Revenue Code) with respect to a benefit plan investor (as defined in the following paragraph) could be a “prohibited transaction” under ERISA or Section 4975 of the Internal Revenue Code. If we were subject to ERISA, certain aspects of our structure could also violate ERISA.

ERISA Plan Assets

The DOL has published regulations relating to the definition of “plan assets,” 29 C.F.R. Section 2510.3-101, as modified by ERISA Section 3(42), or the “plan asset regulation.” Under the plan asset regulation, a benefit plan investor’s assets would be deemed to include an undivided interest in each of our underlying assets unless investment by benefit plan investors is not “significant,” we constitute an “operating company”, or our stock is considered to be “publicly offered” (each as defined below). A benefit plan investor includes any employee benefit plan that is subject to the fiduciary provisions of ERISA, plans that are subject to Section 4975 of the Internal Revenue Code, and entities deemed to hold plan assets of each of the foregoing.

Significant Investment by Benefit Plan Investors

Investment by benefit plan investors would not be “significant” if less than 25% of the value of each class of equity interests in our company (excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over our assets or that provide investment advice for a fee (direct or indirect) with respect to our assets, and affiliates (other than a benefit plan investor) of any of the foregoing persons) is held by benefit plan investors. Commingled vehicles that are subject to ERISA are generally counted as benefit plan investors for this purpose only to the extent of investment in such entity by benefit plan investors.

We reserve the right to reject subscriptions in whole or in part for any reason, including that the investor is a benefit plan investor. However, we are not required to limit participation by benefit plan investors. In the event we elect to limit investment in us by benefit plan investors, we may have the authority to restrict transfers of our shares and may require a full or partial withdrawal of any benefit plan investor to the extent we deem appropriate to avoid having our assets deemed to be plan assets of any benefit plan investor.

Operating Company Status of Company

If participation by benefit plan investors in us is “significant” as defined above, we intend, but are not required, to conduct our operations so as to qualify as an “operating company,” including a “real estate operating company”, or a “venture capital operating company,” so that our assets will not be considered “plan assets” of any benefit plan investor. To constitute a “venture capital operating company” under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in operating companies with respect to which the entity obtains direct contractual rights to participate significantly in management decisions, and must regularly exercise its rights in the ordinary course of its business. To constitute a “real estate operating company” under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities, and must engage directly, in the ordinary course of its business, in real estate management or development activities.

There is very little authority regarding the application of ERISA and the plan asset regulation to entities such as us, and there can be no assurance that the DOL or the courts would not take a position or promulgate additional rules or regulations that could significantly impact the “plan asset” status of our company.

“Publicly Offered” Status of Our Stock

If participation by benefit plan investors in us is “significant” as defined above and we do not qualify as an “operating company,” our assets may not be “plan assets” if our stock qualifies for the “publicly offered” exemption under the plan asset regulation. The plan asset regulation provides that if an investment in an entity constitutes “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be plan assets for purposes of ERISA and the Code. The definition of publicly offered securities requires that such securities be registered for federal securities law purposes and that such securities be “widely held” and “freely transferable.”

Under the plan asset regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Also under the plan asset regulation, a class of securities will be “widely held” if it is held by 100 or more different persons independent of the issuer. We anticipate that we will meet both the registration and shareholder requirements. However, our stock must also meet the “freely transferable” requirement.

The “freely transferable” requirement under the plan asset regulation is a facts and circumstances determination. The plan asset regulation and its preamble provide that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) any requirement that not less than a minimum number of shares or limited partnership interests of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or limited partnership interests held by an investor; (2) any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; (3) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or which would violate any state or federal statute, regulation, court order, judicial decree, or rule of law; (4) any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment; (5) any requirement that advance notice of a transfer or assignment be given to the entity; (6) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent; and (7) any administrative procedure which establishes an effective date, or an event, prior to which a transfer or assignment will not be effective. While we reasonably believe that our stock will meet the “freely transferrable” requirement, this area of the law is not well-developed and no assurance can be given that the DOL or the courts would not take a position concluding that the “freely transferrable” or other requirements were not met.

Prohibited Transaction Considerations

Fiduciaries of benefit plan investors should also consider whether an investment in us could involve a direct or indirect transaction with a “party in interest” or “disqualified person” as defined in ERISA and Section 4975 of the Internal Revenue Code, and if so, whether such prohibited transaction may be covered by an exemption. ERISA contains a statutory exemption that permits a benefit plan investor to enter into a transaction with a person who is a party in interest or a disqualified person solely by reason of being a service provider or affiliated with a service provider to the benefit plan investor, provided that the transaction is for “adequate consideration.” There are also a number of statutory or regulatory exemptions or administrative prohibited transaction class exemptions that may be available to certain fiduciaries acting on behalf of a benefit plan investor. Fiduciaries of benefit plan investors should also consider whether investment in our company could involve a conflict of interest. In particular, a prohibited conflict of interest could arise if the fiduciary acting on behalf of the benefit plan investor has any interest in or affiliation with us.

Other Benefit Plans & Similar Arrangements

Certain plans and arrangements such as governmental plans, non-electing church plans, and foreign plans are not subject to the fiduciary provisions of ERISA and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, such plans and arrangements may be subject to federal, state, local, or non-U.S. laws or regulations governing the investment and management of the assets of such plans including limitations on permissible investments. Accordingly, fiduciaries or other parties authorized to act on behalf of such plans and arrangements, in consultation with their advisors, should consider the requirements of applicable law on an investment in our company.

The fiduciary or others authorized to act on behalf of such plans will be required to represent and warrant that an investment in us is permissible, complies in all respects with applicable law and has been duly authorized.

Individuals Investing With IRA Assets

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in us is appropriate for, and permissible under, the terms of its IRA governing documents. IRA investors should consider in particular that it is not expected that a significant market will exist for the resale of our shares, as well as the other general fiduciary considerations described above.

Although IRAs are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with us or any of our affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with us or any of our affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Conclusion

Acceptance of subscriptions of any benefit plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that benefit plan or that the investment is appropriate for such benefit plan. Each benefit plan fiduciary should consult with his or her own legal advisors as to the propriety of an investment in our company in light of the specific requirements applicable to that benefit plan.

PLAN OF DISTRIBUTION

General

We are offering up to $1,100,000,000 in shares of our common stock in this offering. We are offering $1,000,000,000 in shares of our common stock to the public at a price of $25.00 per share, which we refer to as the primary offering. We are also offering $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at a price of $23.75 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to our distribution reinvestment plan remain unsold after meeting anticipated obligations under our distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to our distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to our distribution reinvestment plan.

We are offering shares in our primary offering until the earlier of (1) the date all the shares offered in the primary offering are sold or (2) two years from the initial effective date of the registration statement for this offering. Additionally, we may be able to extend this offering one additional year. Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in a follow-on offering, we could continue the primary offering until as late as July 20, 2018. In many states, we renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

The offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because of the fees and costs associated with this offering. Our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan based upon changes in our estimated value per share and other factors that our board of directors deems relevant.

We are offering the shares of our common stock to the public on a best efforts basis, which means generally that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, Moody Securities, LLC, our dealer manager, receives a sales commission of 7.0% of the gross proceeds from the sale of shares of our common stock in the primary offering. The dealer manager also receives 3.0% of the gross proceeds from the sale of shares of our common stock in the primary offering in the form of a dealer manager fee as compensation for acting as the dealer manager. We do not pay any sales commission or dealer manager fee for shares of our common stock sold pursuant to our distribution reinvestment plan. We will also reimburse our dealer manager for accountable bona fide due diligence expenses supported by detailed itemized invoices. Our advisor receives reimbursement for cumulative organization and offering expenses incurred by our advisor such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which includes development of marketing materials and marketing presentations, planning and participating in due diligence and training and education and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by the advisor and will only be made to the extent that such reimbursements would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. Our advisor and its affiliates are responsible for the payment of our cumulative organization and offering expenses to the extent that total organization and offering expenses, including sales commissions, dealer manager fees and accountable due diligence expenses, exceed 15.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

Our dealer manager may authorize certain additional broker-dealers who are members of FINRA to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its sales commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our Dealer Manager Agreement allows a participating broker-dealer to elect to receive the re-allowed selling commission at the time of sale, or it can elect to have the selling commission paid on a trailing basis as agreed between the dealer manager and the participating dealer. In no event, however, will the selling commission paid or re-allowed exceed 7.0%. In the event that a participating dealer elects to receive its re-allowed selling commission paid on a trailing basis, we will have no obligation to pay the trailing selling commission if the applicable shares are no longer outstanding or total underwriting compensation paid by us will exceed 10% of the gross offering proceeds from our primary offering, as described below. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred.

As required by the rules of FINRA, total underwriting compensation will not exceed 10% of our gross offering proceeds. FINRA and many states limit our total organization and offering expenses, which includes underwriting compensation, reimbursement of bona fide due diligence expenses and issuer organization and offering expenses, to 15% of gross offering proceeds. Assuming we raise the maximum offering amount, we expect our total organization and offering expenses to be approximately 12% of the gross offering proceeds from our primary offering.

Expense	Maximum Percent of Gross Primary Offering Proceeds
Sales commissions(1)	7%
Dealer manager fee(1)	3%
All other organization and offering expenses(2)	2%
Total	12%

(1)	We may later elect to modify our commission structure, including adopting multiple share classes or trailing commissions, depending on changes in industry regulations and best practices. Any such modification, and subsequent offers and sales, will be subject to any applicable regulatory approvals.
(2)	Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which expenses include the development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, including our dealer manager, against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.

Sales Commissions and Volume Discounts

Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

In connection with sales of over $500,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the qualifying purchaser in the form of additional shares, effectively reducing the per share purchase price payable by the qualifying purchaser. Fractional shares will be issued.

Assuming a public offering price of $25.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Commissions on Sales per Incremental Share in Volume Discount Range

Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $25.00/ Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
$500,000 or less	$25.00	7.0%	$1.75	$0.75	$22.50
$500,001-$750,000	$24.75	6.0%	$1.50	$0.75	$22.50
$750,001-$1,000,000	$24.50	5.0%	$1.25	$0.75	$22.50
$1,000,001-$2,000,000	$24.25	4.0%	$1.00	$0.75	$22.50
$2,000,001-$3,000,000	$24.00	3.0%	$0.75	$0.75	$22.50
$3,000,001-$5,000,000	$23.75	2.0%	$0.50	$0.75	$22.50
Over $5,000,001	$23.50	1.0%	$0.25	$0.75	$22.50

As an example, a single purchaser would receive 30,101.01 shares rather than 30,000 shares for an investment of $750,000 and the selling commission would be $50,051.51. The discount would be calculated as follows: the purchaser would acquire 20,000 shares at a cost of $25.00 and 10,101.01 at a cost of $24.75 per share and would pay commissions of $1.75 per share for 20,000 shares and $1.50 per share for 10,101.01 shares. The dealer manager fee of $0.75 per share would still be payable out of the purchase price per share for the shares purchased. In no event will the proceeds to us be less than $22.50 per share. If we revise the offering price in this offering, the percentage discounts on sales commissions set out above will be applied to the new offering price.

We will apply the reduced per share purchase price on the portion of the purchase which exceeds the $500,000 share purchase threshold. Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any qualifying purchaser, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single qualifying purchaser. Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single qualifying purchaser.

For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;
•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;
•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and
•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single qualifying purchaser may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers.

Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a qualifying purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay to the registered investment advisor or other financial advisor or the company that sponsors the wrap account, service or other denominated fees on an annual basis.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” and passed upon our qualification as a REIT for federal income tax purposes.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement, and, as permitted under SEC rules, does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We refer you to the registration statement and the exhibits to the registration statement for additional information relating to us. Statements contained in this prospectus as to the contents of any agreement or other document are only summaries of such agreement or document and in each instance, if we have filed the agreement or document as an exhibit to the registration statement, we refer you to the copy of the agreement or document filed as an exhibit to the registration statement.

Upon the effectiveness of the registration statement, we will file reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The registration statement is, and any of these future filings with the SEC will be, publicly available over the Internet on the SEC’s website (http://www.sec.gov).You may also read and copy the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

6363 Woodway Drive, Suite 110
Houston, Texas 77057
713-977-7500
Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at http://moodynationalreit.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A:

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Moody National and its affiliates, collectively referred to herein as the “prior real estate programs.” These programs were not prior programs of Moody National REIT II, Inc. Moody National and its affiliates provide commercial real estate services, which focus on identifying and developing institutional–quality real estate products and programs for individual and institutional investors. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with (1) exposure to investment in real estate as an asset class and (2) current income. Accordingly, each of the prior real estate programs has similar investment objectives to those of Moody National REIT II, Inc.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2015. The following tables are included herein:

Table III—Annual Operating Results of Prior Real Estate Programs

Table IV—Operating Results of Prior Real Estate Programs Which Have Completed Operations

Table V—Sale or Disposition of Properties by Prior Real Estate Programs

We have not included in this Appendix A Table I (Experience in Raising and Investing Funds) or Table II (Compensation to Sponsor) because there are no prior real estate programs the offering of which closed during the three years ended December 31, 2015 and therefore Tables I and II are inapplicable.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs that closed during the five years ended December 31, 2015. All figures are as of December 31, 2015.

Moody National Financial Fund I, LLC

	2015	2014	2013	2012	2011	2010
Summary Balance Sheet Data:
Total Assets (before depreciation)	$—	$—	$—	$1,781,493	$1,782,575	$1,780,268
Total Assets (after depreciation)	—	—	—	1,781,493	1,782,575	1,780,268
Liabilities	—	—	—	361,186	363,989	363,738
Estimated Per Share Value	N/A	N/A	N/A	N/A	N/A	N/A
Summary Income Statement Data:
Gross Revenues	—	—	$63,426	$257,630	$257,413	$449,929.00
Operating Expenses	—	—	—	—	—	—
Operating Income	—	—	$63,426	$257,630	$257,413	$449,929
Interest Expense	—	—	—	—	—	—
Net Income (GAAP basis)	—	—	$63,426	257,630	257,413	449,929
Summary Cash Flows Data:
Cash Generated from Operating Activities(1)	—	—	$63,426	257,630	257,413	449,929
Cash Generated from Investing Activities	—	—	—	—	—	—
Cash Generated from Financing Activities	—	—	—	—	—	—
Total Cash Generated	—	—	$63,426	257,630	257,413	449,929
Amount and Source of Distributions
Total Distributions Paid to Investors	—	—	63,426	257,630	257,413	449,929
Distribution Data Per $1,000 Invested:
Total Cash Distributions to Investors	—	—	145	148	148	172
From Operations	—	—	145	148	148	172
From all other sources (financing or other sources)	—	—	—	—	—	—

(1)	Cash Generated From Operating Activities reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE IV

OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS

(UNAUDITED)

Table IV presents information regarding the operating results of prior real estate programs that have completed operations (i.e., that no longer hold properties) during the five years ended December 31, 2015. All amounts presented are as of December 31, 2015.

	Springhill Suites Des Moines	Residence Inn Torrance	Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster	Courtyard Willoughby	TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes	Fairfield Inn & Suites West Des Moines
Aggregate Dollar Amount Raised	$4,310,000	$23,015,000	$11,500,000	$5,985,000	$5,915,000	$6,555,000
Number of Properties Purchased	1	1	3	1	2	1
Duration of Program (Months)	41	40	45	44	51	48
Date of Program Closing	March 10, 2011	March 10, 2011	March 21, 2011	June 1, 2011	July 1, 2011	October 27, 2011
Total Compensation Paid to Sponsor(1)	$998,682	$7,957,234	$3,504,649	$1,100,453	$2,971,880	$1,205,210
Median Annual Leverage	66%	61%	58%	61%	74%	53%
Annualized Return on Investment	-23%	-23%	-21%	-23%	-21%	-23%

	Renaissance Meadowlands	Nashville Marriott Courtyard	TownePlace Suites Mt. Laurel	Courtyard Columbus Airport	Memphis Residence Inn	Fairfield Inn Meadowlands	Courtyard by Marriott Columbus Downtown	Residence Inn Midtown Atlanta
Aggregate Dollar Amount Raised	$22,385,000	$12,140,000	$5,595,000	$11,110,000	$6,930,000	$11,695,000	$5,845,000	$7,475,000
Number of Properties Purchased	1	1	1	1	1	1	1	1
Duration of Program (Months)	56	74	60	59	83	56	68	66
Date of Program Closing	January 6, 2012	February 15, 2012	April 5, 2012	May 11, 2012	December 27, 2012	December 28, 2012	February 8, 2013	August 6, 2013
Total Compensation Paid to Sponsor(1)	$4,276,919	$2,091,318	$1,528,436	$1,974,267	$1,096,750	$1,972,430	$1,474,238	$1,195,580
Median Annual Leverage	58%	60%	58%	58%	53%	61%	49%	58%
Annualized Return on Investment	-17%	5%	-17%	-16%	-13%	-17%	-5%	-15%

	Hampton Inn- Newtown	Weatherford Office Building	Northbelt Office Center II	TownPlace Suites Newark	Courtyard by Marriott Lyndhurst
Aggregate Dollar Amount Raised	$6,725,000	$9,525,000	$9,300,000	$5,039,016	$20,125,000
Number of Properties Purchased	1	1	1	1	1
Duration of Program (Months)	111	89	98	85	85
Date of Program Closing	October 9, 2014	May 2, 2014	May 6, 2014	June 24, 2014	September 30, 2014
Total Compensation Paid to Sponsor(1)	$1,006,900	$1,345,119	$1,436,735	$471,353	$3,303,584
Median Annual Leverage	66%	72%	60%	50%	61%
Annualized Return on Investment	-7%	-6%	-8%	4%	-12%

	Hampton Inn Great Valley	Fairfield Inn and Suites Macon, Townplace Suites Kennesaw and Fairfield Inn and Suites Alpharetta	Fairfield Inn and Suites Buckhead and Springhill Suites Alpharetta	Fairfield Inn and Suites Perimeter Center and Townplace Suites Alpharetta	Hampton Inn Philadelphia Airport

Dollar Amount Raised	$3,760,000	$7,205,000	$6,680,000	$6,665,000	$6,035,000
Number of Properties Purchased	1	3	2	2	1
Duration of Program (Months)	117	109	109	109	122
Date of Program Closing	March 27, 2015	April 7, 2015	April 7, 2015	April 7, 2015	June 12, 2015
Total Compensation Paid to Sponsor(1)	$719,800	$1,221,926	$1,085,110	$1,171,771	$955,000
Median Annual Leverage	64%	61%	60%	60%	65%
Annualized Return on Investment	3%	-4%	1%	-2%	-1%

	Embassy Suites Nashville	Residence Inn Hanover Lebanon	Springhill Suites Bothell	TownPlace Suites Fort Worth

Dollar Amount Raised	$14,175,000	$9,355,000	$6,080,000	$4,575,000
Number of Properties Purchased	1	1	1	1
Duration of Program (Months)	114	103	98	103
Date of Program Closing	June 16, 2015	August 14, 2015	October 23, 2015	December 18, 2015
Total Compensation Paid to Sponsor(1)	$2,686,800	$1,468,890	$1,037,590	$1,455,026
Median Annual Leverage	55%	64%	59%	60%
Annualized Return on Investment	27%	-8%	-10%	-6%

(1)	Includes financing fees, acquisition fees, deposits, prepaid items and funds for the acquisition of personal property based on asset class.

TABLE V

SALE OR DISPOSITION OF PROPERTIES

(UNAUDITED)

Table V sets forth summary information on the results of the sale or disposal of properties since December 31, 2012 by prior real estate programs.

				Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Cost	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Courtyard by Marriott Columbus Downtown	Columbus, Ohio	August 31, 2007	February 8, 2013	$13,778,243	$10,725,879	$571,757	$—	$—	$3,052,364	$11,202,000	$5,845,000	$17,047,000	$1,116,047
Residence Inn Midtown Atlanta	Atlanta, Georgia	August 31, 2007	August 6, 2013	$10,478,926	$10,478,926	$—	$—	$—	$—	$10,932,000	$7,475,000	$18,407,000	$778,301
Hampton Inn - Newtown	Yardley, Pennsylvania	July 8, 2005	October 9, 2014	$13,772,784	$13,772,784	$—	$—	$—	$—	$15,300,465	$6,725,000	$22,025,465	$2,575,055
Weatherford Office Building	Houston, Texas	December 18, 2006	May 2, 2014	$25,018,070	$24,202,611	$1,481,930	$—	$—	$815,459	$24,400,000	$9,525,000	$33,925,000	$4,502,146
Northbelt Office Center II	Houston, Texas	February 27, 2006	May 6, 2014	$13,899,795	$13,899,795	$—	$—	$—	$—	$14,500,000	$9,300,000	$23,800,000	$3,405,848
TownPlace Suites Newark	Newark, California	May 18, 2007	June 24, 2014	$9,978,611	$5,060,493	$1,421,389	$—	$—	$4,918,118	$5,932,857	$5,039,016	$10,971,873	$1,551,918
Courtyard by Marriott Lyndhurst	Lyndhurst, New Jersey	August 1, 2007	September 30, 2014	$32,095,074	$32,095,074	$—	$—	$—	$—	$34,350,000	$20,125,000	$54,475,000	$2,753,800
Hampton Inn Great Valley	Frazer, Pennsylvania	June 24, 2005	March 27, 2015	$10,182,438	$7,219,125	$817,562	$—	$—	$2,963,313	$8,601,328	$3,760,000	$12,361,328	$1,985,713
Fairfield Inn and Suites Macon, Townplace Suites Kennesaw and Fairfield Inn and Suites Alpharetta	Atlanta, Georgia	March 24, 2006	April 7, 2015	$14,120,568	$11,620,362	$(384,021)	$—	$—	$2,500,206	$13,280,000	$7,205,000	$20,485,000	$1,849,444
Fairfield Inn and Suites Buckhead and Springhill Suites Alpharetta	Atlanta, Georgia	March 24, 2006	April 7, 2015	$14,330,637	$10,237,819	$31,234	$—	$—	$4,092,818	$11,700,000	$6,665,000	$18,365,000	$2,966,527

				Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Cost	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Fairfield Inn and Suites Perimeter Center and Townplace Suites Alpharetta	Atlanta, Georgia	March 24, 2006	April 7, 2015	$13,100,352	$10,159,067	$(198,770)	$—	$—	$2,941,285	$11,610,000	$6,680,000	$18,290,000	$2,396,078
Hampton Inn Philly Airport	Philadelphia, Pennsylvania	April 26, 2005	June 12, 2015	$11,870,755	$11,870,755	$—	$—	$—	$—	$13,489,501	$6,035,000	$19,524,501	$5,585,260
Embassy Suites Nashville	Nashville, Tennessee	December 15, 2005	June 16, 2015	$57,142,699	$18,042,699	$9,157,301	$—	$—	$39,100,000	$21,100,000	$14,175,000	$35,275,000	$13,758,727
Residence Inn Hanover Lebanon	Lebanon, New Hampshire	January 5, 2007	August 14, 2015	$19,123,446	$17,203,212	$176,554	$—	$—	$1,920,234	$18,825,000	$9,355,000	$28,180,000	$1,448,481
Springhill Suites Bothell	Bothell, Washington	August 29, 2007	October 23, 2015	$8,936,363	$8,936,363	$—	$—	$—	$—	$9,575,000	$6,080,000	$15,655,000	$989,675
TownPlace Suites Fort Worth	Fort Worth, Texas	May 18, 2007	December 18, 2015	$7,167,151	$7,167,151	$—	$—	$—	$—	$7,840,000	$4,575,000	$12,415,000	$2,399,081
Hampton Inn and Suites Grapevine	Grapevine, Texas	December 16, 2005	December 30, 2015	$13,595,169	$7,801,342	$704,831	$—	$—	$5,793,827	$9,200,000	$7,155,000	$16,355,000	$2,896,117

APPENDIX B FORM OF SUBSCRIPTION AGREEMENT SUBSCRIPTION AGREEMENT INSTRUCTIONS FOR THE PROSPECTUS DATED APRIL 21, 2016

Please refer to the following instructions in completing the attached Signature Page. Failure to follow these instructions may result in the rejection of your subscription.

Individuals desiring to purchases shares of common stock (the “Shares”) in Moody National REIT II, Inc., a Maryland corporation (the “Company”), must sign and deliver a copy of the attached subscription agreement signature page (“Signature Page”) along with the acknowledgement of receipt of the prospectus in Section 5 of this Subscription Agreement. If this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Company’s prospectus dated April 21, 2016 (the “Prospectus”). Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. Upon completion of this transaction, investors will receive a confirmation of purchase, subject to acceptance by the Company, within 30 days from the date the subscription is received. In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the final Prospectus.

1.	INVESTMENT: A minimum investment of $2,500 is required. A check for the full purchase price of the shares subscribed for should be made payable to “Moody National REIT II, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made in Section 1 of this Subscription Agreement. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Investment” box. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.
2.	FORM OF OWNERSHIP: Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
3.	CUSTODIAL OWNERSHIP ACCOUNTS: If applicable, please provide the information requested for Custodial Accounts in this Section. Please enter the exact name in which the Shares are to be held and the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.
4.	REGISTRATION INFORMATION AND ADDRESS: Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 11, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.
5.	INVESTOR ACKNOWLEDGMENT: Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf.
6.	SUITABILITY ACKNOWLEDGEMENT: Please complete this Section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition.
7.	DISTRIBUTION REINVESTMENT PLAN: By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 4 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
8.	FINANCIAL ADVISOR: This Section is to be completed by the Registered Investment Advisor (RIA), or the registered representative and the broker-dealer.
9.	PAYMENT INSTRUCTIONS: Please indicate the method of payment for your subscription in this Section.

10.	SUBSCRIBER SIGNATURES: The subscription agreement Signature Page must be signed by an authorized representative. The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer. Only original, completed copies of subscription agreements may be accepted. Photocopied or otherwise duplicated subscription agreements cannot be accepted by the Company.

MAILING INSTRUCTIONS

The completed subscription agreement, including the executed subscription agreement signature page and payment (if sent by mail), should be sent to:

Via Mail	Via Overnight Delivery

Moody National REIT II, Inc.	Moody National REIT II, Inc.
c/o DST Services, Inc.	c/o DST Services, Inc.
P.O. Box 219280	430 West 7th Street
Kansas City, MO 64121-9280	Kansas City, MO 64105-1407

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (888) 457-2358.

Moody National REIT II, Inc.
P.O. Box 219280
SUBSCRIPTION AGREEMENT	Kansas City, MO 64121-9280 Telephone: (888) 457-2358 Website: www.moodynationalreit.com

1. INVESTMENT – See payment instructions in Section 9 below.

Minimum investment is $2,500. Total Dollar Amount Invested:	Total Number of Shares Purchased:

State of Sale (if different from State of Residence):

☐ Initial Investment; or ☐ Additional Investment	☐ Check Enclosed; or ☐ Funds Wired
☐ NET OF COMMISSION PURCHASE. Check this box if you are purchasing Shares from a registered investment advisor (RIA), or if you are an investment participant in a wrap account or fee in lieu of commissions account approved by the broker-dealer, RIA, or a bank acting as a trustee or fiduciary, or similar entity.

2. FORM OF OWNERSHIP – Non-Custodial Accounts

☐	Individual	☐	Joint Tenants with Rights of Survivorship	☐	Tenants in Common

☐	Corporation - Authorized signature required. Copies of corporate resolutions designating executive officer as the person authorized to sign on behalf of corporation and authorizing the investment are required
☐	Partnership – Authorized signature required. A copy of the Partnership Agreement is required
Identify whether General or Limited Partnership:
☐	Estate – Personal representative signature required. A copy of the court appointment dated within 90 days is required
Name of Executor:
☐	Trust –Trustee signature required in Section 11 below. A copy of the title and signature pages of the trust are required.
Name of Trust:
Name of Trustee(s):
☐	Qualified Pension Plan or Profit Sharing Plan (Non-Custodian) – Trustee signature required in Section 11 below. A copy of the title and signature pages of the plan are required
Name of Trustee:
☐	Other Non-Custodial Ownership Account (Specify):

3. CUSTODIAL OWNERSHIP ACCOUNTS –  Custodian signature required in section 10

Moody National REIT Sponsor, LLC does not provide custodial services; therefore, if this is a custodial account, a custodian must be indicated below. For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds pursuant to the payment instructions in Section 9 below.

☐	Traditional IRA	☐	Roth IRA
☐	KEOGH Plan	☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit-Sharing Plan	☐	Uniform Gift to Minors Act
☐	Other (Specify):

Required for all custodial ownership accounts:

Name of Custodian:	Trustee:	Other Administrator:

Mailing Address:

City:	State:	Zip Code:

Custodian Telephone Number:

Custodian Tax Identification Number:

Custodian Account Number:

4. REGISTRATION INFORMATION AND ADDRESS – Please complete the following applicable information

Name of Investor/Trustee in which Shares are to be Registered (Please print clearly):

Name of Joint Investor/Joint Trustee in which Shares are to be Registered (if applicable):

Name of Trust in which Shares are to be Registered (if applicable):

Taxpayer Identification Number (Trust & Custodial Accounts must provide TIN and SSN):

Social Security Number(s) Investor/Trustee:	Joint Investor/Trustee:

Physical Address of Investor (may not be a P.O. Box):

City:	State:	Zip Code:

Mailing Address of Joint Investor: (if different from above. P.O. Box is acceptable):

City:	State:	Zip Code:

Daytime Telephone Number:	Evening Telephone Number:

E-Mail Address:

Citizenship Status of Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien
Citizenship Status of Joint Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien

Investor/Trustee Driver’s License No./State of Issue:	Date of Birth (MM/DD/YYYY):

Joint Investor/Joint Trustee Driver’s License No./State of Issue:	Date of Birth (MM/DD/YYYY):

5. INVESTOR ACKNOWLEDGEMENT

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

			Investor		Co-Investor
(a)	I (we) received a final Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described, five business days in advance of the date hereof.	Initials		Initials

(b)	I (we) accept the terms and conditions of the Company’s charter.	Initials		Initials

(c)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	Initials		Initials

(d)	I (we) acknowledge that the assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus.	Initials		Initials

(e)	I (we) acknowledge that there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.	Initials		Initials

6. SUITABILITY ACKNOWLEDGEMENT

Please separately initial ALL that apply:

		Investor		Co-Investor
I (we) have a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more.	Initials		Initials

I (we) have a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last year or that I (we) will have during the current tax year a minimum of $70,000 annual gross income.	Initials		Initials

STATE SPECIFIC SUITABILITY ACKNOWLEDGMENTS (as applicable)

If an Alabama investor, I (we) have a liquid net worth of at least 10 times my (our) investment in the Company and its affiliates.	Initials		Initials

If an Iowa investor, my (our) maximum in the Company and affiliated programs cannot exceed 10% if my (our) liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets, exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.	Initials		Initials

If a Kansas investor, my (our) aggregate investment in this offering and other similar investments does not exceed 10% of my (our) liquid net worth. “Liquid net worth” shall be defined as that portion of my (our) total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.	Initials		Initials
		Investor		Co-Investor
If a Kentucky investor, my (our) investment in this offering, in aggregate, does not exceed ten percent (10%) of my (our) liquid net worth (cash, cash equivalents and readily marketable securities) in the Company or the Company’s affiliates’ non-publicly traded real estate investment trusts.	Initials		Initials

If a Maine investor, my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.	Initials	Initials

If a Massachusetts investor, my (our) investment in the Company and in other illiquid direct participation programs does not exceed 10% of my (our) liquid net worth.	Initials	Initials

If a Nebraska investor, my (our) investment in this offering and the securities of other non-publicly traded REITs does not exceed 10% of my (our) net worth (excluding the value of my (our) home, home furnishings, and automobiles).	Initials	Initials

If a New Jersey investor, I (we) have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed ten percent (10%) of my (our) liquid net worth.	Initials	Initials

If a New Mexico investor, my (our) investment in the Company, shares of its affiliates and in other real estate investment trusts may not exceed ten percent (10%) of my (our) liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.	Initials	Initials

If a North Dakota investor, my (our) net worth is at least ten times my (our) investment in the Company.	Initials	Initials

If an Ohio investor, my (our) aggregate investment in the Company, its affiliates and other non-traded real estate investment programs cannot exceed 10% of my (our) liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.	Initials	Initials

If an Oregon investor, my (our) aggregate investment in the Company does not exceed 10% of my (our) liquid net worth.	Initials	Initials

If a Tennessee investor, my (our) investment in the Company must not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobile).	Initials	Initials

If a non-accredited Vermont investor, my (our) investment in the Company cannot exceed 10% of my (our) liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.	Initials	Initials

 7. DISTRIBUTION REINVESTMENT PLAN

Non-Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRIP). In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 4 above.

☐	I prefer that my distribution be paid by check to the address in Section 4 above.

☐	I prefer that my distribution be deposited directly into the account listed as follows:

Name of Financial Institution:

Street Address:

City:	State:	Zip Code:

Name(s) on Account:

Bank Routing Number:	Account Number:

☐	Checking/Savings Account (voided check is required)
☐	Brokerage Account Number (if applicable):

Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRIP). In the event that the DRIP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in Section 3 above.
☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account identified in Section 3 above.

8. FINANCIAL ADVISOR – To be completed by the RIA or Registered Representative and the Broker-Dealer

The Financial Advisor and in the case of a Broker-Dealer, an authorized principal of the Broker-Dealer must sign below to complete the order. The Financial Advisor and/or Broker-Dealer hereby warrant that each is duly licensed and may lawfully conduct business in the state designated as the subscriber’s legal residence or the state in which the sale was made, if different.

Name of Broker-Dealer or Registered Investment Advisory Firm:

Firm Home Office Street Address:

City:	State:	Zip Code:

Telephone Number:	Fax Number:

Name of Financial Advisor:

Financial Advisor Branch Code:	Financial Advisor Rep Number:

Financial Advisor Street Address:

City:	State:	Zip Code:

Telephone Number:	Fax Number:

Financial Advisor Authorized E-Mail Address:

Shares Sold NAV:	Purchase Volume Discount:

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Financial Advisor and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Signature of Financial Advisor*:	Date:

Signature of Broker-Dealer (Authorized Principal)*:	Date:

*SIGNATURE OF THE FINANCIAL ADVISOR IS REQUIRED FOR PROCESSING.

E-Mail:

9. PAYMENT INSTRUCTIONS

☐	By Mail – Checks should be made payable to Moody National REIT II, Inc. You should consult with your registered representative if you are unsure how to make your check payable. Forward the subscription agreement to the address set forth in the instructions to this Subscription Agreement.

☐	By Wire Transfer – If paying by wire transfer, please request that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account. Wire transfers should be made to the company. You should consult with your registered representative to confirm wiring instructions for your subscription.
Account Name: DST as Agent for Moody National REIT II, Inc.
Bank: UMB Bank, N.A.
Address: 1010 Grand Ave., Kansas City, MO 64106
ABA#: 1010-0069-5
DDA#: 987-173-7799

10. SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required). Each invest signing below, under penalties of perjury, certifies that:

1.	The number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 4 of this form is my correct Social Security Number/Taxpayer Identification Number (or I am waiting for a number to be issued to me);
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;
3.	I am a U.S. person (including a non-resident alien).

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Signature of Individual Owner:	Date:

Print or Type Name:

Signature of Joint Account Owner:	Date:

Print or Type Name:
Signature of Custodian Trustee, Officer, General Partner or other Authorized Person:	Date:

Print or Type Name:

Signature of Additional Person ( if required ):	Date:

Print or Type Name:

APPENDIX C
DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (the “Plan”) is adopted by Moody National REIT II, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1.          Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”) or any future offering of the Shares (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.          Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

3.          Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be made available by the Company, the Dealer Manager or the Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4.          Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Sponsor, or any other person selling shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5.          Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at $23.75 per Share; provided, however, that the Board of Directors may, in its sole discretion, from time to time, change this price based upon changes in the Company’s estimated value per share and other factors that the Board of Directors deems relevant. If the Company determines to change the price at which the Company offers shares, the Company does not anticipate that it will do so more frequently than quarterly. Participants may acquire Shares from the Company under the Plan until the earliest of (a) all the Plan Shares registered in the Initial Offering or any Future Offering are issued, (b) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (c) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

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6.          Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7.          Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

8.          Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

9.          Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

10.        Amendment, Suspension or Termination of Plan by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the Plan for any reason upon ten days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the Plan to restrict or remove the right of Participants to terminate participation in the Plan at any time without penalty.

11.        Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

 C-2

MOODY NATIONAL REIT II, INC.

UP TO $1,100,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 21, 2016

MOODY NATIONAL REIT II, INC.
SUPPLEMENT NO. 5 DATED JULY 21, 2016

TO THE PROSPECTUS DATED APRIL 21, 2016

This document supplements, and should be read in conjunction with, our prospectus dated April 21, 2016 relating to our offering of up to $1,100,000,000 in shares of our common stock. Terms used and not otherwise defined in this Supplement No. 5 shall have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 5 is to disclose:

•	the status of our public offering;
•	our real estate portfolio;
•	an update to the “Risk Factors” section of our prospectus;
•	selected financial data;
•	our performance—funds from operations and modified funds from operations;
•	our net tangible book value;
•	information regarding our indebtedness;
•	information regarding our distributions;
•	information regarding redemption of our shares;
•	compensation paid to our advisor and its affiliates;
•	information regarding management compensation;
•	an update on the method used for determination of an estimated value per share;
•	an update to “The Operating Partnership” section of our prospectus;
•	information on experts; and
•	incorporation of certain information by reference.

Status of Our Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on January 20, 2015. On July 2, 2015, we received subscriptions aggregating $2,000,000 and the subscription proceeds held in escrow were released to us pursuant to the terms of our public offering. As of July 11, 2016, we had received and accepted investors’ subscriptions for and issued 1,945,648 shares of our common stock in our public offering, including 12,146 shares issued pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of approximately $48,337,549. As of July 11, 2016, 38,051,498 shares remain to be sold in our public offering.

Our Real Estate Portfolio

As of June 30, 2016, our portfolio consisted of two hotel properties comprising a total of 346 guest rooms. The following table provides information regarding our properties as of June 30, 2016:

Property Name	Date Acquired	Location	Ownership Interest	Purchase Price(1)	Rooms	Mortgage Debt Outstanding(2)
Residence Inn Austin	October 15, 2015	Austin, Texas	100%	$27,500,000	112	$16,575,000
Springhill Suites Seattle	May 24, 2016	Seattle, Washington	100%	$74,100,000	234	$56,250,000

(1)	Excludes closing costs and includes gain on acquisition.
(2)	See “Information Regarding Our Indebtedness,” below.

Supplement - 1

Update to Our Risk Factors

The following should be read in conjunction with the “Risk Factors” section of our prospectus.

We have paid, and may continue to pay, distributions from the proceeds of our initial public offering. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Since our inception, our cash flow from operations has not been sufficient to fund all of our distributions. Of the $420,029 in total distributions we paid during the period from our inception through March 31, 2016, including shares issued pursuant to our distribution reinvestment plan, $374,484, or 89%, were funded from cash flow from operations and $45,545, or 11%, were funded from offering proceeds. Until we make substantial investments, we may continue to fund distributions from the net proceeds from this offering or sources other than cash flow from operations. We have not established a limit on the amount of offering proceeds or other sources other than cash flow from operations that we may use to fund distributions.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares may be reduced, including upon a listing of our common stock, the sale of our assets or any other liquidity event should such event occur. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, each of which is incorporated by reference herein. Our historical results are not necessarily indicative of results for any future period.

	As of March 31, 2016	As of December 31, 2015	As of December 31, 2014

BALANCE SHEET DATA:
Total assets	$40,137,936	$29,798,425	$198,624
Total liabilities	17,126,790	17,537,214	—
Special limited partnership interests	1,000	1,000	1,000
Total stockholders’ equity	23,010,146	12,260,211	197,624

	For the Three Months Ended March 31, 2016	For the Year Ended December 31, 2015	Period from July 25, 2014 (inception) through December 31, 2014
STATEMENT OF OPERATIONS DATA:
Total revenue	$1,350,352	$1,077,074	$—
Total expenses	977,420	1,426,966	2,376
Total other income (expense)	(199,979)	1,828,589	—
Income tax expense (benefit)	14,000	(6,000)	—
Net income (loss)	158,953	1,484,697	(2,376)

STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	393,477	(18,993)	(2,376)
Net cash used in investing activities	3,956,617	25,683,518	—
Net cash provided by financing activities	10,617,636	27,084,854	201,000

OTHER DATA:
Distributions declared	346,352	217,365	—

Supplement - 2

Our Performance—Funds from Operations and Modified Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as Funds from Operations, or FFO for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales and on acquisitions of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because, in our view, FFO is a meaningful supplemental performance measure in conjunction with net income.

Changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted a significant increase in the magnitude of non-cash and non-operating items included in FFO, as defined. As a result, in addition to FFO, we also calculate modified funds from operations, or MFFO, a non-GAAP supplemental financial performance measure that our management uses in evaluating our operating performance. Similar to FFO, MFFO excludes items such as depreciation and amortization. However, MFFO excludes non-cash and non-operating items included in FFO, such as amortization of certain in-place lease intangible assets and liabilities and the amortization of certain tenant incentives. Our calculation of MFFO will exclude these items, as well as the effects of straight-line rent revenue recognition, fair value adjustments to derivative instruments that do not qualify for hedge accounting treatment, non-cash impairment charges and certain other items, when applicable. Our calculation of MFFO will also include, when applicable, items such as master lease rental receipts, which are excluded from net income (loss) and FFO, but which we consider in the evaluation of the operating performance of our real estate investments.

We believe that MFFO reflects the overall impact on the performance of our real estate investments of occupancy rates, rental rates, property operating costs and development activities, as well as general and administrative expenses and interest costs, which is not immediately apparent from net income (loss). As such, we believe MFFO, in addition to net income (loss) as defined by GAAP, is a meaningful supplemental performance measure which is used by our management to evaluate our operating performance and determine our operating, financing and dividend policies.

Please see the limitations listed below associated with the use of MFFO as compared to net income (loss):

•	Our calculation of MFFO will exclude any gains (losses) related to changes in estimated values of derivative instruments related to any interest rate swaps which we hold. Although we expect to hold these instruments to maturity, if we were to settle these instruments prior to maturity, it would have an impact on our operations. We do not currently hold any such derivate instruments and thus our calculation of MFFO set forth in the table below does not reflect any such exclusion.
•	Our calculation of MFFO will exclude any impairment charges related to long-lived assets that have been written down to current market valuations. Although these losses will be included in the calculation of net income (loss), we will exclude them from MFFO because we believe doing so will more appropriately present the operating performance of our real estate investments on a comparative basis. We have not recognized any such impairment charges and thus our calculation of MFFO set forth in the table below does not reflect any such exclusion.
•	Our calculation of MFFO will exclude organizational and offering expenses and acquisition expenses payable to our advisor. Although these amounts reduce net income, we fund such costs with proceeds from our offering and acquisition-related indebtedness and do not consider these expenses in the evaluation of our operating performance and determining MFFO. Our calculation of MFFO set forth in the table below reflects such exclusions.

We believe MFFO is useful to investors in evaluating how our portfolio might perform after our offering and acquisition stage has been completed and, as a result, may provide an indication of the sustainability of our distributions in the future. However, as described in greater detail below, MFFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity. Many of the adjustments to MFFO are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities. MFFO is also more comparable in evaluating our performance over time and as compared to other real estate companies, which may not be as involved in acquisition activities or as affected by impairments and other non-operating charges.

MFFO has limitations as a performance measure in an offering such as ours, but it is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO. Investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and given the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Supplement - 3

The calculation of FFO and MFFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Consequently, our presentation of FFO and MFFO may not be comparable to other similarly titled measures presented by other REITs. In addition, FFO and MFFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. In particular, as we are currently in the acquisition phase of our life cycle, acquisition costs and other adjustments which are increases to MFFO are, and may continue to be, a significant use of cash. MFFO also excludes impairment charges, rental revenue adjustments and unrealized gains and losses related to certain other fair value adjustments. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements.

The table below summarizes our calculation of FFO and MFFO for the three months ended March 31, 2016 and the year ended December 31, 2015, and a reconciliation of such non-GAAP financial performance measures to our net income (loss).

	For the Three Months Ended March 31, 2016	For the Year Ended December 31, 2015
Net Income	$158,953	$1,484,697
Adjustments
Depreciation of real estate assets	179,551	135,540
Gain on acquisition of hotel property	—	(2,000,000)
Funds from Operations	338,504	(379,763)
Adjustments:
Property acquisition expense	—	496,165
Modified Funds from Operations	$338,504	$116,402

Our Net Tangible Book Value Per Share

As of December 31, 2015, our net tangible book value per share was $22.64, compared to our current offering price of $25.00 per share. Net tangible book value per share of our common stock is determined by dividing the net tangible book value based on the December 31, 2015 net book value of tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs and acquired in-place lease value, net of liabilities to be assumed) by the number of shares of our common stock outstanding as of December 31, 2015. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Additionally, investors who purchase shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.

Information Regarding Our Indebtedness

The following is a summary of mortgage notes payable secured by our real properties as of June 30, 2016:

Mortgage Loan	Payment Type	Maturity Date	Interest Rate	Mortgage Debt	Outstanding Principal Balance
Residence Inn Austin	Principal and interest(1)	November 1, 2025	4.580%	$16,575,000	$16,575,000
Springhill Suites Seattle	Principal and interest(2)	February 23, 2017	LIBOR + 4.75%(3)	$56,250,000	$56,250,000

(1)	A monthly payment of interest only is due and payable in calendar year 2016, after which a monthly payment of principal and interest is due and payable until the maturity date.
(2)	A monthly payment of interest only is due and payable for the term of the loan in addition to principal payments of $2,800,000 on each of July 1, 2016, August 1, 2016 and September 1, 2016, and an estimated principal payment of $3,390,000 on October 1, 2016.
(3)	To hedge against changes in the London Interbank Offered Rate, or LIBOR, we entered into a one-year interest rate cap agreement with a notional amount of $56,250,000.

Information Regarding Our Distributions

On July 2, 2015, our board authorized and declared the payment of cash distributions to our stockholders. The distribution (1) accrues daily to our stockholders of record as of the close of business on each day commencing on August 1, 2015, (2) is payable in cumulative amounts on or before the 15th day of each calendar month with respect to the prior month and (3) is calculated at a rate of $0.00479 per share of our common stock per day, a rate that, if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $25.00 per share of our common stock.

Supplement - 4

Distributions paid from the third quarter of 2015 to March 31, 2016 are presented in the following table:

Period	Cash Distribution	Distribution Paid Pursuant to DRP(1)	Total Amount of Distribution
Third Quarter 2015	$16,959	$5,838	$22,797
Fourth Quarter 2015	86,452	40,362	126,814
First Quarter 2016	185,952	84,466	270,418
Total	$289,363	$130,666	$420,029

(1)	Amount of distributions paid in shares of common stock pursuant to our distribution reinvestment plan.

For the three months ended March 31, 2016, we paid aggregate distributions of $270,418, including $185,952 of distributions paid in cash and $84,466 in shares of our common stock issued pursuant to our distribution reinvestment plan. For the three months ended March 31, 2016, we had net income of $158,953 and our net cash provided by operations was $393,477. From July 2, 2015 (the date our board of directors authorized and declared the payment of a distribution) through December 31, 2015, we paid aggregate distributions of $149,611, including $103,411 of distributions paid in cash and $46,200 in shares of our common stock issued pursuant to our distribution reinvestment plan. For the year ended December 31, 2015, we had net income of $1,484,697 and our net cash used in operations was $18,993. As of March 31, 2016, 89% of our distributions had been funded from cash flow from operating activities and 11% of distributions had been funded from offering proceeds. We intend to fund future distributions from cash generated by operations. However, we may fund distributions from proceeds from our public offering, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements to our advisor, in its sole discretion. The payment of distributions from sources other than cash flow from operations or FFO may be dilutive to our per share value because it may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Information Regarding Redemption of Our Shares

We did not receive any requests for redemption of our shares, and we did not redeem any of our shares, for the period from December 1, 2015 through June 30, 2016.

Compensation Paid to Our Advisor and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation Table.”

The following table summarizes the compensation, fees and reimbursements we paid to (or incurred with respect to) our advisor and its affiliates, including the dealer manager, during the three months ended March 31, 2016 and the year ended December 31, 2015.

Type of Fee or Reimbursement	Three months ended March 31, 2016	Year ended December 31, 2015
Offering Stage:
Selling commissions	$1,026,408	$939,752
Dealer manager fees	221,364	229,885
Organization and offering expense reimbursement(1)(2)	648,407	633,210
Operational Stage:
Acquisition fee	—	382,500
Reimbursement of acquisition expenses to advisor	—	—
Financing coordination fee	—	165,750
Asset management fee	68,751	42,500
Property management fees	61,478	42,723
Property manager incentive fee	—	—
Operating expense reimbursement	—	—
Disposition Stage:
Disposition fee	—	—

(1)	As of December 31, 2015, total offering costs were $1,885,768, comprised of $1,252,558 of offering costs incurred directly by us and $633,210 in offering costs incurred by and reimbursable to our advisor. As of December 31, 2015, we had $299,675 payable to our advisor for reimbursable offering costs.
(2)	As of March 31, 2016, total offering costs were $3,805,649, comprised of $2,524,032 of offering costs incurred directly by us and $1,281,617 in offering costs incurred by and reimbursable to our advisor. As of March 31, 2016, we had $308,407 payable to our advisor for reimbursable offering costs.

All amounts described in the foregoing table incurred as of March 31, 2016 and December 31, 2015 had been paid as of March 31, 2016 and December 31, 2015, with the exception of organization and offering expense reimbursement, for which some amounts were incurred with respect to our advisor but not paid, as described in footnotes 1 and 2 to the foregoing table.

Supplement - 5

An Update to Our Management Compensation Table

The section of our prospectus entitled “Management Compensation Table” is hereby deleted in its entirety and replaced with the following:

MANAGEMENT COMPENSATION TABLE

Although we have executive officers who manage our operations, we have no paid employees. Our advisor manages our day-to-day affairs and our portfolio of investments. The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates, including the dealer manager, in connection with our organization, this offering and our operations, assuming we sell the maximum of $1,000,000,000 in shares in the primary offering, we sell all shares in this offering at the highest possible sales commissions and dealer manager fees and there are no discounts in the price per share. No effect is given to any shares sold through our distribution reinvestment plan.

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering

	Organizational and Offering Stage

Sales Commission(2)—Dealer Manager	7.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). Our Dealer Manager Agreement allows a participating broker-dealer to elect to receive the reallowed selling commission at the time of sale, or it can elect to have the selling commission paid on a trailing basis as agreed between the dealer manager and the participating dealer. In no event, however, will the selling commission paid or reallowed exceed 7.0%.	$70,000,000

Dealer Manager Fee(2)—Dealer Manager	3.0% of the gross offering proceeds from the sale of shares in the primary offering, a portion of which may be reallowed to participating broker-dealers (excluding funds retained for the payment of wholesaling commissions, training and education costs and overhead expenses).	$30,000,000

Organizational and Offering Expense Reimbursement—Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the advisor and would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. We estimate that organization and offering expenses (excluding sales commissions and dealer manager fees) will represent approximately 2.0% of gross proceeds from our primary offering, or approximately $20,000,000, if we raise the maximum offering amount.	$20,000,000

 Supplement - 6

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering
Operational Stage

Acquisition Fees(3)—Advisor or its affiliates	1.5% of (1) the cost of all investments we acquire (including our pro rata share of any indebtedness assumed or incurred in respect of the investment and exclusive of acquisition and financing coordination fees), (2) our allocable cost of investments acquired in a joint venture (including our pro rata share of the purchase price and our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) or (3) the amount funded by us to acquire or originate a loan or other investment, including mortgage, mezzanine or bridge loans (including any third-party expenses related to such investment and exclusive of acquisition fees and financing coordination fees). Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.	$13,200,000 (assuming no leverage is used to purchase real estate assets). $52,800,000 (assuming a leverage ratio of 75%).

Financing Coordination Fees—Advisor	1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor, and 0.75% of the amount available or outstanding under any refinanced loan or line of credit. Financing coordination fees are only payable if our advisor provides services in connection with the origination, assumption or refinancing of debt that we use to acquire properties or other permitted investments. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with loan proceeds from any line of credit until such time as we have invested all net offering proceeds.	Actual amounts depend upon the amount of debt obtained and services provided, and, therefore, cannot be determined at this time.

Reimbursement of Acquisition Expenses(3)—Advisor	Reimbursement of actual expenses related to the evaluation, selection and acquisition of real estate investments, regardless of whether we actually acquire the related assets. In no event will the total of all acquisition fees (including financing coordination fees) and acquisition expenses payable exceed 6.0% of the contract purchase price of all real estate investments acquired.	Actual amounts depend upon the actual asset values, timing of acquisition and leverage and, therefore, cannot be determined at this time.

Asset Management Fees—Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	Actual amounts depend upon the aggregate cost of our investments, and, therefore, cannot be determined at this time.

Hotel Management Fees—Moody National Hospitality Management, LLC	A monthly hotel management fee equal to 4.0% of the monthly gross receipts from the properties managed by our property manager. Our property manager may pay some or all of these fees to third parties for management services. In the event that our TRS lessee contracts directly with a non-affiliated third-party property manager, our TRS lessee will pay our property manager a market-based oversight fee. Our TRS lessee will reimburse the costs and expenses incurred by our property manager on its behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Our TRS lessee will not, however, reimburse our property manager for general overhead costs or personnel costs other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Actual amounts depend upon the gross revenue of the properties, and, therefore, cannot be determined at this time.

 Supplement - 7

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering
Annual Incentive Fees(7)—Moody National Hospitality Management, LLC	We, indirectly through our TRS lessee, also pay an annual incentive fee to our property manager. Such annual incentive fee is equal to 15.0% of the amount by which the operating profit from the properties managed by our property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. Our property manager may pay some or all of this annual fee to third-party property managers for management services.

	For purposes of this fee, “total investment” means the sum of (1) the price paid to acquire a property, including closing costs, conversion costs, and transaction costs; (2) additional invested capital; and (3) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.	The actual amount will depend on gross revenues of properties and the total investment in properties, as well as the NASAA REIT Guidelines 15% limitation, and, therefore, cannot be determined at this time.

Operating Expenses(4)—Advisor	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of our advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor or its affiliates receives acquisition, disposition or asset management fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers.	Actual amounts depend upon expenses paid or incurred and the NASAA REIT Guidelines 2%/25% limitation, and therefore, cannot be determined at this time.

Liquidity Stage
Disposition Fees(5)—Advisor or its affiliates	If our advisor provides a substantial amount of services in connection with the sale of a property or other investment, as determined by our independent directors, we may pay our advisor a disposition fee equal to the lesser of (1)(a) where a brokerage commission is also payable to a third party, one-half of the aggregate brokerage commission paid, including brokerage commissions payable to third parties, or (b) where no brokerage commission is payable to any third party, the competitive real estate commission or (2) 3.0% of the contract sales price of each property or other investment sold, provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Actual amounts depend upon the sales price of investments, and therefore cannot be determined at this time.

 Supplement - 8

Compensation/ Reimbursement and Recipient(1)	Description and Method of Computation	Estimated Amount Maximum Offering
Special Limited Partnership Interests(6)(7)—Moody National LPOP II, LLC	The special limited partnership interest holder, was issued special limited partnership interests upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special limited partnership interests will be entitled to receive distributions equal to 15.0% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the special limited partnership interest holder will be entitled to a separate payment if it redeems its special limited partnership interests. The special limited partnership interests may be redeemed upon (1) the listing of our common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Moody LPOP II would have been entitled to receive, as described above, as if our operating partnership had disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is (1) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period or (2) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.	Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

(1)	Our advisor may elect, in its sole discretion, to have any of the fees payable to advisor paid in cash, in shares of our common stock, or a combination of both. For the purposes of the payment of such fees in shares of our common stock, prior to the termination of our offering stage, each such share will be valued at the then-current public offering price of shares of our common stock minus the maximum allowed selling commissions and dealer manager fee. At all other times, each share will be valued at a price equal to the most recently determined estimated value per share.
(2)	The sales commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. We may later elect to modify our commission structure, including adopting multiple share classes or trailing commissions, depending on changes in industry regulations and best practices. Any such modification, and subsequent offers and sales, will be subject to any applicable regulatory approvals.
(3)	Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, which amount is referred to in our charter as the “costs of investments.” Acquisition expenses include expenses related to the acquisition of real estate assets including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, nonrefundable option payments or property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to the selection and acquisition of properties whether or not acquired. Acquisition expenses are generally paid to third parties and/or in addition to the acquisition fees paid to our advisor. Under our charter, a majority of our board, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price. We have assumed acquisition expenses will constitute 0.5% of net proceeds.

 Supplement - 9

(4)	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us. However, beginning with the fourth quarter after the first quarter in which we made our first investment, we will not reimburse our advisor for the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of (1) 2.0% of our average invested assets, or (2) 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, in which case such determination, together with an explanation of the factors considered in making such determination, will be disclosed to our stockholders within 60 days after the end of the quarter in which such excess occurred. Any such determination and the reasons supporting such determination will also be recorded in the minutes of the meetings of our board. In the event that our independent directors do not determine that such excess expenses were justified, then our advisor will reimburse us at the end of the 12-month period during which the excess expenses were incurred for the amount by which those expenses exceeded the NASAA REIT Guidelines 2%/25% limitation. For purposes of these limits, (1) “average invested assets” means the average of the aggregate monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, (2) “net income” is our total revenues less our total expenses excluding depreciation, reserves for bad debts or other similar non-cash reserves, and (3) “total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to our operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).
(5)	Although we are most likely to pay disposition fees to our advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage. With respect to the disposition of investments in securities, the disposition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 3 above.
(6)	To the extent the distributions to the special limited partnership interest holder are not paid from net sales proceeds, such amounts will count against the limit on “total operating expenses” described above in note 4. Upon the termination of our advisory agreement for “cause,” we will redeem the special limited partnership interests in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in “Management Compensation,” the special limited partnership interest holder shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.
(7)	The total amount of incentive fees payable to our property manager and the distributions or redemption payments payable to the special limited partnership interest holder shall be “reasonable” (as determined pursuant to the NASAA REIT Guidelines) and shall be subject to the limitations and requirements set forth in our charter. To the extent necessary to comply with the 15% limitation set forth in the NASAA REIT Guidelines, we will reduce or withhold distributions or adjust the conversion ratio upon a redemption of the special limited partnership interests.

Update on the Method Used for Determination of an Estimated Value Per Share

On November 12, 2015, our board determined an estimated value per share of our common stock of $25.03 as of October 31, 2015. The method that our board relied on in determining such estimated value per share of our common stock is set forth in our Current Report on Form 8-K filed with the SEC on November 16, 2015, which is incorporated by reference herein.

Amended and Restated Limited Partnership Agreement

The following updates and supplements the discussion contained in “The Operating Partnership” section of our prospectus, beginning on page 76.

On May 20, 2016, we entered into the Amended and Restated Limited Partnership Agreement, or the Amended Operating Partnership Agreement, of Moody National Operating Partnership II, LP, or the operating partnership, with Moody OP Holdings II, LLC and Moody National LPOP II, LLC. The Amended Operating Partnership Agreement amends and restates the Limited Partnership Agreement of Moody National Operating Partnership II, LP, entered into on August 15, 2014, by and among us, Moody OP Holdings II, LLC and Moody National LPOP II, LLC. We entered into the Amended Operating Partnership Agreement in connection with our acquisition of the Springhill Suites Seattle. Under the Amended Operating Partnership Agreement, we remain the sole general partner of the operating partnership and have the exclusive power to manage and conduct the business of the operating partnership.

The Amended Operating Partnership Agreement provides, among other things, that the limited partners of the operating partnership will generally have the right to cause the operating partnership to redeem all or a portion of their limited partnership units for, in our sole discretion, cash, shares of our common stock, or a combination of both. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

 Supplement - 10

The Amended Operating Partnership Agreement further provides that, subject to the foregoing, limited partners may exercise their redemption rights only with respect to limited partnership units that they have held for at least one year. A limited partner may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for fewer than 1,000 limited partnership units, unless such limited partner holds fewer than 1,000 limited partnership units, in which case, if such limited partner chooses to exercise its redemption right, it must exercise its redemption right for all of its limited partnership units.

With certain exceptions, limited partners may not transfer their limited partnership units, in whole or in part, without our written consent as general partner of the operating partnership.

Experts

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 (including the schedule appearing therein) have been audited by Frazier & Deeter LLC, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Mueller Hospitality, LP contained in our Current Report on Form 8-K/A filed with the SEC on December 30, 2015 have been audited by Frazier & Deeter LLC, an independent registered public accounting firm, as stated in their report included therein. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at www.moodynationalreit.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-198305), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K filed with the SEC on March 30, 2016;
•	Quarterly Report on Form 10-Q filed with the SEC on May 16, 2016;
•	Current Report on Form 8-K filed with the SEC on May 31, 2016;
•	Current Report on Form 8-K filed with the SEC on May 26, 2016;
•	Current Report on Form 8-K filed with the SEC on February 26, 2016;
•	Current Report on Form 8-K filed with the SEC on February 3, 2016;
•	Current Report on Form 8-K filed with the SEC on January 22, 2016;
•	Current Report on Form 8-K filed with the SEC on November 16, 2015; and
•	Current Report on Form 8-K/A filed with the SEC on December 30, 2015.

We will provide to each person, including any beneficial owner of our shares of common stock, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Moody National REIT II, Inc.

6363 Woodway Drive, Suite 110

Houston, Texas 77057

Attention: Investor Relations

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

 Supplement - 11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Amount
SEC registration fee	$141,680
FINRA filing fee	165,500
Accounting fees and expenses	1,000,000
Legal fees and expenses	582,380
Sales and advertising expenses	6,000,000
Blue Sky fees and expenses	115,000
Printing expenses	5,000,000
Miscellaneous	6,995,440
Total	$20,000,000

Item 32. Sales to Special Parties.

Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, or our board, joint venture partners, consultants and other service providers, may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

In connection with sales of over $500,000 or more to a qualifying purchaser, a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

We will not pay any sales commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of sales commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the sales commissions payable in connection with such transaction.

Item 33. Recent Sales of Unregistered Securities.

On August 15, 2014, we issued 8,000 shares of common stock at $25.00 per share to Moody National REIT Sponsor, LLC, or our sponsor, in exchange for $200,000 in cash. We relied on Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, for the exemption from the registration requirements of the Securities Act. Our sponsor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

On August 15, 2014, Moody National Operating Partnership II, LP, our operating partnership, issued limited partnership interests to the limited partner for $1,000 and issued special limited partnership interests to the special limited partnership interest holder for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. We, the limited partner and the special limited partnership interest holder, by virtue of our affiliation with our operating partnership, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

Pursuant to our independent directors compensation plan, upon raising $2,000,000 in gross offering proceeds in our public offering, each of our two independent directors at the time, Douglas Y. Bech and Charles L. Horn, received an initial grant of 5,000 shares of our restricted common stock. The shares of restricted common stock vest in four equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to death or disability, or (2) a change in control of our company. Mr. Bech resigned from our board on February 22, 2016. Accordingly, Mr. Bech forfeited 2,500 unvested shares remaining from the foregoing grant. Also pursuant to our independent directors compensation plan, Clifford P. McDaniel received a grant of 5,000 shares of restricted stock in connection with his election to our board in the first quarter of 2016. Such shares of restricted common stock vest in four equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to death or diability, or (2) a change in control of our company.

Item 34. Indemnification of Directors and Officers.

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we have obtained directors and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;
•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;
•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Additionally, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitations set forth above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;
•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;
•	the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and
•	the party seeking indemnification provides us with a written agreement to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances. We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements:

The following financial statements are included in this registration statement by reference:

(1)	The consolidated financial statements and financial statement schedule of Moody National REIT II, Inc. included in Moody National REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016;
(2)	The consolidated unaudited financial statements of Moody National REIT II, Inc. included in Moody National REIT II, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016, filed with the SEC on May 16, 2016; and
(3)	The financial statements of Mueller Hospitality LP and the pro forma financial information of Moody National REIT II, Inc. contained in Moody National REIT II, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 30, 2015.

(b)	Exhibits:

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings

The registrant undertakes:

(1)     to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2)     that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)     each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4)     to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5)     that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6)     that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)     any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)    any other communication that is an offer in the offering made by the registrant to the purchaser;

(7)     to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8)     to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9)     to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

(10)   to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, for each significant property acquired and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11)   insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2016.

Moody National REIT II, Inc.

By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons in the following capacities and on July 21, 2016.

Signature	Title

/s/ Brett C. Moody	Chief Executive Officer, President and Chairman of the Board
Brett C. Moody	(Principal Executive Officer)

/s/ Robert W. Engel	Treasurer, Chief Financial Officer and Secretary
Robert W. Engel	(Principal Financial Officer and Principal Accounting Officer)

*	Independent Director
Clifford P. McDaniel

*	Independent Director
Charles L. Horn

* By: /s/ Brett C. Moody	Attorney-in-Fact
Brett C. Moody

EXHIBIT INDEX

Exhibit Number	Description
1.1	Amended and Restated Dealer Manager Agreement, dated January 15, 2016, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody Securities, LLC (incorporated by reference to Exhibit 1.1 to Post-Effective Amendment No. 2 to the Registration Statement (defined below) filed January 15, 2016 (“Post-Effective Amendment No. 2”))

1.2	Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)

3.1	Articles of Amendment and Restatement of Moody National REIT II, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registration Statement (defined below) filed January 12, 2015 (“Pre-Effective Amendment No. 3”))

3.2	Bylaws of Moody National REIT II, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-198305) filed on August 22, 2014 (the “Registration Statement”))

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)

4.2	Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)

5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 3)

8.1	Opinion of Alston & Bird LLP regarding certain federal income tax considerations relating to Moody National REIT II, Inc. (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 3)

10.1	Advisory Agreement, dated January 12, 2015, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC (incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 3)

10.2	Amendment No. 1 to the Advisory Agreement, dated January 19, 2016, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 22, 2016)

10.3	Amended and Restated Limited Partnership Agreement of Moody National Operating Partnership II, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 26, 2016)

10.4	Escrow Agreement, dated January 12, 2015, by and among Moody National REIT II, Inc., Moody Securities, LLC and UMB Bank, N.A. (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3)

10.5	Moody National REIT II, Inc. 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 3)

10.6	Moody National REIT II, Inc. Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 3)

10.7	Assignment Agreement, dated September 25, 2015, by and between Moody National REIT I, Inc. and Moody National REIT II, Inc. (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2015)

10.8	Agreement of Purchase and Sale, made as of May 11, 2015, by and between Mueller Hospitality, LP and Moody National REIT I, Inc. (incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 2)

10.9	Assignment and Assumption of Agreement of Purchase and Sale, dated as of October 15, 2015, by and between Moody National REIT II, Inc. Moody National Lancaster-Austin Holding, LLC and Moody National Lancaster-Austin MT, LLC (incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 2)

Exhibit Number	Description
10.10	Hotel Lease Agreement, effective October 15, 2015, between Moody National Lancaster-Austin Holding, LLC and Moody National Lancaster-Austin MT, LLC (incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 2)

10.11	Hotel Management Agreement, effective October 15, 2015, between Moody National Lancaster-Austin, LLC and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 2)

10.12	Relicensing Franchise Agreement, dated October 15, 2015, between Marriott International, Inc. and Moody National Lancaster-Austin MT, LLC (incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 2)

10.13	Loan Agreement, dated as of October 15, 2015 between Moody National Lancaster-Austin Holdings, LLC and Keybank National Association (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 2)

10.14	Guarantee Agreement, dated as of October 15, 2015 by and among Brett C. Moody, Moody National REIT II, Inc. and Keybank National Association (incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 2)

10.15	Environmental Indemnity Agreement, dated as of October 15, 2015, by and among Moody National Lancaster-Austin Holding, LLC, Brett C. Moody, Moody National REIT II, Inc. and Keybank National Association (incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 2)

10.16	Assignment Agreement, dated January 28, 2016, by and between Moody National REIT I, Inc. and Moody National REIT II, Inc. (incorporated by reference to Exhibit 10.16 to Post-Effective Amendment No. 3 to the Registration Statement filed April 21, 2016 (“Post-Effective Amendment No. 3”))

10.17	Agreement of Purchase and Sale, dated as of October 26, 2015, by and among Moody National SHS Seattle MT, LLC, certain Fee Owners, and Moody National Companies, LP (incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 3)

10.18	Assignment and Assumption of Agreement of Purchase and Sale, dated May 24, 2016 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed May 26, 2016)

10.19	Hotel Lease Agreement, effective May 24, 2016, between Moody National Yale-Seattle Holding, LLC and Moody National Yale-Seattle MT, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed May 26, 2016)

10.20	Hotel Management Agreement, effective May 24, 2016, between Moody National Yale-Seattle MT, LLC and Moody National Hospitality Management, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed May 26, 2016)

10.21	Promissory Note, dated May 24, 2016, by Moody National Yale-Seattle Holding, LLC in favor of KeyBank National Association (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed May 26, 2016)

10.22	Loan Agreement, dated as of May 24, 2016, between Moody National Yale-Seattle Holding, LLC and KeyBank National Association (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed May 26, 2016)

10.23	Guaranty of Recourse Obligations Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed May 26, 2016)

10.24	Guaranty of Payment Agreement, made as of May 24, 2016 by and among Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed May 26, 2016)

10.25	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 24, 2016, by and among Moody National Yale-Seattle Holdings, LLC, Old Republic Title, Ltd. And KeyBank National Association (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed May 26, 2016)

10.26	Environmental Indemnity Agreement, made as of May 24, 2016, by and among Moody National Yale-Seattle Holding, LLC, Brett C. Moody, Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed May 26, 2016)

Exhibit Number	Description
10.27	Relicensing Franchise Agreement, dated as of May 24, 2016, between Marriott International, Inc. and Moody National Yale-Seattle MT, LLC (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed May 26, 2016)

21*	Subsidiaries of the Company

23.1*	Consent of Frazier & Deeter, LLC

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Alston & Bird LLP (included in Exhibit 8.1)

24.1	Power of Attorney of Charles L. Horn (incorporated by reference to the signature page of the Registration Statement)

24.2	Power of Attorney of Clifford P. McDaniel (incorporated by reference to the signature page of Post-Effective Amendment No. 3)

*	Filed herewith